Annual Report as of September 30, 2001

Evergreen Fixed Income Funds

Table of Contents

Letter to Shareholders	1	Financial Highlights
Evergreen Adjustable Rate Fund		Evergreen Adjustable Rate Fund	27
(formerly, Evergreen Select Adjustable Rate Fund)		Evergreen Core Bond Fund	30
Fund at a Glance	2	Evergreen Fixed Income Fund	33
Portfolio Manager Interview	3	Evergreen Fixed Income Fund II	34
Evergreen Core Bond Fund		Evergreen Select High Yield Bond Fund	35
(formerly, Evergreen Select Core Bond Fund)		Evergreen Income Plus Fund	36
Fund at a Glance	5	Evergreen Intermediate Term Municipal Bond Fund	37
Portfolio Manager Interview	6	Evergreen Limited Duration Fund	38
Evergreen Fixed Income Fund		Schedules of Investments
(formerly, Evergreen Select Fixed Income Fund)		Evergreen Adjustable Rate Fund	39
Fund at a Glance	8	Evergreen Core Bond Fund	43
Portfolio Manager Interview	9	Evergreen Fixed Income Fund	49
Evergreen Fixed Income Fund II		Evergreen Fixed Income Fund II	54
(formerly, Evergreen Select Fixed Income Fund II)		Evergreen Select High Yield Bond Fund	58
Fund at a Glance	11	Evergreen Income Plus Fund	63
Portfolio Manager Interview	12	Evergreen Intermediate Term Municipal Bond Fund	68
Evergreen Select High Yield Bond Fund		Evergreen Limited Duration Fund	74
Fund at a Glance	14	Combined Notes to Schedules of Investments	79
Portfolio Manager Interview	15	Statements of Assets and Liabilities	80
Evergreen Income Plus Fund		Statements of Operations	82
(formerly, Evergreen Select Income Plus Fund)		Statements of Changes in Net Assets	84
Fund at a Glance	18	Combined Notes to Financial Statements	89
Portfolio Manager Interview	19	Independent Auditors’ Report	100
Evergreen Intermediate Term Municipal Bond Fund		Additional Information	101
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Fund at a Glance	21
Portfolio Manager Interview	22
Evergreen Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)
Fund at a Glance	24
Portfolio Manager Interview	25

Evergreen Funds

Evergreen Funds is one of the nation’s fastest growing investment companies with more than $90 billion in assets under management.

With over 80 mutual funds to choose among and acclaimed service and operations capabilities, investors enjoy a broad range of quality investment products and services designed to meet their needs.

The Evergreen Funds employ intensive, research-driven investment strategies executed by over 90 research analysts and portfolio managers. The fund company remains dedicated to meeting the needs of investors and their advisors in a global economy. Look to Evergreen Funds to provide a distinctive level of service and excellence in investment management.

This annual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen Distributor, Inc.
Evergreen FundsSM is a service mark of Evergreen Investment Services, Inc.

Letter to Shareholders

November 2001

William M. Ennis President and CEO	Dennis H. Ferro Chief Investment Officer

Dear Evergreen Shareholders,

We are pleased to provide the Evergreen Fixed Income Funds annual report, which covers the twelve-month period ended September 30, 2001.

The twelve-month period ended September 30 was one of the most challenging for investors recent memory. As the economy continued to slide, corporate profits declined with it, the prospect for a large fiscal surplus began to diminish. With the Federal Reserve seeing little inflation in reported producer consumer statistics, it continued its aggressive policy of monetary easing through several interest rate cuts. While the slide in corporate profits and the slowing economy brought equity prices lower, the bond market was providing positive returns as a result of the Fed’s action. The consumer used lower rates to maintain a reasonably robust housing and auto market, despite an increasing rate in corporate layoffs.

While these trends continued as we moved through the third quarter, the terrible events of September 11 accelerated these trends through the end of the month. We were personally deeply disturbed by the destruction of the World Trade Center and lost both colleagues and friends in this tragedy.

Looking past these trends and events, we believe we are in the trough of a normal business cycle and the monetary and fiscal policy steps being taken will permit the economy to recover. Accordingly, we remain convinced that the stage is being set for a period of meaningful economic growth. With low inflation, a return to fiscal surplus and better corporate profits, this should benefit the entire spectrum of fixed income securities. The key will be the patience required by investors as we wait for the economy to return to more normal levels of growth.

The Importance of Diversification

An environment like the past twelve months offers many reasons for building a diversified portfolio rather than trying to predict the market’s movements. Diversification provides exposure to many different opportunities while reducing the risk of any single investment or strategy.

We invite you to visit our enhanced website, www.EvergreenInvestments.com, for more information about Evergreen Funds. Please be sure to check out our online shareholder newsletter, Evergreen Events. Thank you for your continued investment in Evergreen Funds.

Sincerely,

William M. Ennis
President & CEO
Evergreen Investment Company, Inc.

Dennis H. Ferro
Chief Investment Officer
Evergreen Investment Management Company

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Fund at a Glance as of September 30,  2001

“In this environment, we intend to
continue applying our conservative
management strategy of investing
in seasoned adjustable rate
mortgages that provide attractive
relative value.”

Portfolio
Management

Lisa Brown-Premo Tenure: April 2001	Bob Rowe Tenure: April 2001

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 10/1/1991 Class Inception Date	Class A 6/30/2000	Class B 6/30/2000	Class C 6/30/2000	Class I 10/1/1991	Class IS 5/23/1994

Average Annual Returns*

1 year with sales charge	4.93%	2.65%	5.65%	n/a	n/a

1 year w/o sales charge	8.46%	7.65%	7.65%	8.73%	8.46%

5 years	5.78%	5.98%	6.30%	6.56%	6.30%

Since Portfolio Inception	5.49%	5.75%	5.75%	5.88%	5.71%

Maximum Sales Charge	3.25%	5.00%	2.00%	n/a	n/a
	Front End	CDSC	CDSC

30-day SEC Yield	4.52%	3.85%	3.86%	4.84%	4.60%

12-month income dividends per share	$0.62	$0.55	$0.55	$0.64	$0.62

* Adjusted for maximum applicable sales charge unless noted.

Comparison of a $10,000 investment in Evergreen Adjustable Rate Fund, Class A shares2, versus a similar investment in the 6-Month Treasury Bill (6 Mo. T-Bill) and the Consumer Price Index (CPI).

The 6-Mo. T-Bill does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

1Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, B, C and IS prior to their inception is based on the performance of Class I shares, the original class offered. These historical returns for Classes A, B, C and IS have not been adjusted to reflect the effect of each class’ 12b-1 fees. The fund incurs 12b-1 expenses of 0.19% for Class A. This rate is based on 0.25% on assets prior to 1/1/1997 and 0.10% assessed on new assets from 1/1/1997. Classes B and C each incur 12b-1 expenses of 1.00%. Class IS incurs a 0.25% 12b-1 expense. Class I does not pay 12b-1 fees. If these fees had been reflected, returns would have been lower. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1,000,000 investment. Class I and IS shares do not incur sales charges.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Portfolio Manager Interview

How did the fund perform over the past twelve months?

The fund’s Class A shares returned 8.46% for the twelve-month period ended September 30, 2001. This compared favorably to the 4.40% return for the 6-Month T-Bill for the same period. Fund returns are before deduction of any applicable sales charges. We attribute the fund’s stronger performance to three main factors: our rigorous security selection process, the fund’s relatively long average reset period and the fund’s longer duration relative to that of its index, the 6-Month U.S. Treasury Bill. Duration measures a fund’s sensitivity to changes in interest rates. A longer duration increases price sensitivity to interest rate changes and conversely, a shorter duration enhances price stability.

Portfolio
Characteristics

(as of 9/30/2001)

Total Net Assets	$945,169,585

Average Credit Quality	AAA

Average Duration	0.8 years

Effective Maturity	3.0 years

What was the environment like for adjustable rate mortgage-backed securities?

The environment was favorable because of a dramatic decline in interest rates. The Federal Reserve Board lowered rates to revive the economy’s weak growth, causing the federal funds rate to fall 3.50%. Federal funds are excess reserves that banks lend to each other; the federal funds rate is a benchmark for all other short-term interest rates. The sharp drop in rates created a more steeply sloped yield curve. This is significant to investors because the slope of the yield curve indicates the degree to which longer-term yields are higher than their shorter-term counterparts. When the yield curve gets steeper, securities with shorter maturities have outperformed longer-term bonds, a situation that is very positive for adjustable rate mortgage-backed securities.

Supply/demand characteristics also supported prices. As short-term rates fell, many borrowers chose to finance their mortgages with the low, attractive rates available in ARMS (Adjustable Rate Mortgage Securities), causing the supply of ARMS to increase. ARMS issuance tends to lag behind the direction of short-term market rates. With a clear trend toward lower rates, investors actively sought to invest in ARMS before rates fell further. As a result, the demand for ARMS strengthened, outpacing the supply and buoying prices.

What strategies did you use to manage the fund?

We focused on security selection, analyzing 26 different characteristics for each pool of mortgages selected for the fund. Some of the primary factors we considered were seasoning — or, the length of time a mortgage has been in existence; the size of individual mortgage balances within the pool; the weighted average coupon of the loans within the pool, as well as the distribution of each coupon;

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Portfolio Manager Interview

geography and prepayment history. Prepayments occur when a mortgage is paid off prior to maturity. When this happens, the mortgage is removed from the pool and no longer contributes to the pool’s income. Typically, prepayments rise when interest rates fall, because homeowners refinance their mortgages at lower rates. Together, these factors reflect the history of the income generated by each pool, and give us an indication of how we can expect the pools to contribute to the fund’s income stream. We also emphasized security structure, such as rate reset dates, index of which the pools reset, and the caps and floors of the securities’ coupons. Specifically, with the past year’s declining interest rate environment, we emphasized bonds whose reset dates lagged indexes, so that the U.S. Treasury Bill’s rate was based off the older, higher rate. We also sought bonds whose coupons could change no more than 1.00% per year, or that had a stated minimal rate to which the coupon could fall. Finally, we selected bonds with longer-term reset periods to maintain a higher stream of income for a longer period of time. As of September 30, 2001, the fund’s average reset period was eleven months, one month shorter than the maximum reset period allowed by the fund’s prospectus. We also managed the fund with a longer duration than the U.S. Treasury Bill. This made the fund more sensitive to interest rate changes, which increased price appreciation when interest rates fell.

What is your outlook for ARMS over the next six-months?

We think the Fed is close to the end of its easing cycle, and that short-term rates could begin to stabilize. However, we do not expect interest rates to rise in the foreseeable future. In this environment, we intend to continue applying our conservative management strategy of investing in seasoned adjustable rate mortgages that provide attractive relative value. With this careful and disciplined selection process, we believe the fund is well-positioned to produce solid returns in a variety of interest rate environments.

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Fund at a Glance as of September 30,  2001

“We believe bond prices will
continue to fluctuate in the coming
months, creating opportunities for
fixed income investors.”

Portfolio
Management

Tattersall Team
Tenure: June 1999

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 12/13/1990 Class Inception Date	Class A 5/11/2001	Class B 5/11/2001	Class C 5/11/2001	Class I 12/13/1990	Class IS 10/2/1997

Average Annual Returns*

1 year with sales charge	7.98%	8.00%	11.00%	N/A	N/A

1 year w/o sales charge	13.33%	13.00%	13.00%	13.44%	13.16%

5 years	7.13%	7.83%	8.12%	8.21%	8.02%

10 years	7.14%	7.63%	7.63%	7.67%	7.57%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A	N/A
	Front End	CDSC	CDSC

30-day SEC Yield	4.48%	3.91%	3.91%	4.96%	4.71%

12-month income dividends per share	$0.22	$0.19	$0.19	$0.63	$0.60

* Adjusted for maximum applicable sales charge, unless noted.

Comparison of a $10,000 investment in Evergreen Core Bond Fund, Class A shares2, versus a similar investment in the Lehman Brothers Aggregate Bond Index (LBABI) and the Consumer Price Index (CPI).

The LBABI is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

1Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I shares, the original class offered. Historical performance shown for Class I shares is based on the performance of the Class I shares of the fund’s predecessor fund, Tattersall Bond Fund. These historical returns for Class A, B and C have not been adjusted to reflect the effect of each class’ 12b-1 fees. Historical performance shown for Class IS shares is based on (1) the performance of the Class IS shares of the fund’s predecessor fund, Tattersall Bond Fund, since 10/2/1997 and (2) the Class I shares of Tattersall Bond Fund from 12/13/1990 to 10/2/1997 which have not been adjusted to reflect the 12b-1 fee paid by Class IS shares. These fees are 0.25% for Classes A and IS, 1.00% for Classes B and C. Class I does not pay 12b-1 fees. If these fees had been reflected, returns for Classes A, B, C and IS would have been lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1,000,000 investment. Class I and IS shares do not incur sales charges.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Portfolio Manager Interview

How did the fund perform over the past twelve months?

The fund’s Class A shares returned 13.33% for the twelve-month period ended September 30, 2001. Fund returns are before deduction of any applicable sales charges. The fund’s return surpassed the 12.95% return produced by the Lehman Brothers Aggregate Bond Index for the same period. We attribute the fund’s positive performance to its emphasis on careful credit analysis and security selection, as well as its shifting of sector allocations, which took advantage of the bond market’s fluctuations.

Portfolio
Characteristics

(as of 9/30/2001)

Total Net Assets	$1,715,976,639

Average Credit Quality	AA

Effective Maturity	7.4 years

Average Duration	4.6 years

What was the fund’s environment like for fixed income securities during the period?

The twelve-month period ended September 30, 2001 was favorable for the bond market. A slowing economy and aggressive easing moves by the Federal Reserve Board caused bond prices to rise and yields to fall. In January 2001, the Federal Reserve responded to economic weakness with the first of several interest rate cuts to help stimulate growth. The stock market continued to experience weakness and volatility throughout the period, increasing investor demand for the relative safety and stability of high quality fixed income securities.

The highest quality bonds, such as U. S. Treasury and agency securities, experienced the greatest price appreciation during the period. As is often the case, high quality bonds were the most highly sought during these times of economic uncertainty and stock market fluctuation. Like U. S. Treasury and agency bonds, mortgage-backed bonds performed well during the period. However, their price increases lagged those of U. S. Treasury bonds, as concerns over mortgage prepayments tended to limit the rise of mortgage-backed bond prices as interest rates fell. Prepayments occur when homeowners pay off their mortgages prior to the stated maturity. Often this occurs when interest rates drop, because more homeowners refinance their mortgages at lower interest rates. As these mortgages are paid off, they are removed from the investment portfolio, and their income no longer contributes to total return.

The environment for corporate bonds was strong during the period, although higher quality bonds performed better than those issued by companies with weaker finances. At the beginning of the period, the yield advantage required by investors between high and low quality corporate bonds — known as the “spread” — was significantly smaller than it was at the end of the period. The situation reversed as signs of economic weakness increased as the year progressed.

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Portfolio Manager Interview

What strategies did you use in managing the fund?

Our strategies focused on careful sector allocation and security selection. We researched the bond market to find attractively priced sectors and individual securities. After evaluating the risks, we determined whether the fund was being adequately compensated for the risk being taken.

During most of the period, the fund was overweighted in mortgage-backed securities and corporate bonds, and underweighted in U. S. Treasury and agency bonds. The yield advantage provided by mortgage-backed securities and corporate bonds was a significant contributor to the fund’s performance. Further, the price fluctuation in these sectors created additional opportunity for outperformance, by investing in bonds when they were out of favor, so prices were lower. We then sold them once their prices appreciated to levels we believed maximized their price potential.

Industry selection was important for corporate bonds during the period. We closely followed industry trends and rebalanced the fund to take advantage of opportunities in various industries within the corporate bond market. For example, as the telecommunications industry experienced problems, investors demanded an increasingly higher yield advantage. The fund benefited from investing in the highest quality companies in this sector, avoiding lower quality bonds and the credit problems that often accompanied them. Because the stronger companies still provided a relatively high yield and did not experience the difficulties of lower quality companies in the industry, we believed the high quality bonds offered better relative value.

We maintained the fund’s duration. Expressed in years, duration measures a fund’s sensitivity to changes in interest rates. Lengthening duration increases sensitivity to interest rate changes and conversely, shortening duration enhances price stability. The bond market’s price fluctuations made it difficult to anticipate interest rate movements; therefore a neutral duration stance was optimal.

What is your outlook over the next six months?

Our outlook for the fixed income market remains positive. We believe bond prices will continue to fluctuate in the coming months, creating opportunities for fixed income investors. Yield premiums for corporate bonds have increased due to a higher level of economic uncertainty; however, we expect that higher quality bonds will outperform their lower-rated counterparts until investor confidence is restored. We anticipate that mortgage-backed securities will perform well in the coming period as the market absorbs the large supply of bonds that came to market in recent months and issuance levels return to normal. We will closely monitor all sectors of the bond market and seek opportunities to purchase bonds offering attractive yields and low risk. We anticipate that the high quality portion of the bond market will continue to provide stable income and strong performance in the coming months.

EVERGREEN
Fixed Income Fund
(formerly, Evergreen Select Fixed Income Fund)
Fund at a Glance as of September 30,  2001

“We believe the best opportunities
are in corporate and mortgage
bonds, which are at spread levels
that reflect extremely distressing
market conditions.”

Portfolio
Management

Tattersall Team
Tenure: May 2001

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 3/31/1977 Class Inception Date	Class I 11/24/1997	Class IS 3/9/1998

Average Annual Returns

1 year	12.49%	12.21%

5 years	7.29%	7.01%

10 years	6.77%	6.49%

30-day SEC Yield	4.89%	4.64%

12-month income dividends per share	$0.36	$0.34

Comparison of a $1,000,000 investment in Evergreen Fixed Income Fund, Class I shares2, versus a similar investment in the Lehman Brothers Intermediate Government/Credit Index (LBIGCI) and the Consumer Price Index (CPI).

The LBIGCI is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

1Source: 2001 Morningstar, Inc.

2Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class IS shares from 11/24/1997 to its inception is based on the performance of Class I shares and has not been adjusted to reflect the effect of the 0.25% 12b-1 fee applicable to Class IS shares. Class I shares do not pay 12b-1 fees. If these fees had been reflected, returns would have been lower. Prior to 11/24/1997, the returns are based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses. The CTF was not registered under the 1940 Act and was not subject to certain investment restrictions. If the CTF had been registered, its performance might have been adversely affected. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1,000,000 investment. Class I and IS shares do not incur sales charges.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Fixed Income Fund
(formerly, Evergreen Select Fixed Income Fund)
Portfolio Manager Interview

How did the fund perform over the past twelve months?

Evergreen Fixed Income Fund’s Class I shares returned 12.49% over the twelve-month period ended September 30, 2001. In comparison, its benchmark, the Lehman Brothers Intermediate Government/Credit Index returned 12.90%. The slight lag is attributable to the fact that the index does not incur expenses, whereas the mutual fund does. In the fall of 2000, corporate bonds proved to be the worst performing asset class. The fact that the fund was underweight in corporate bonds aided its performance. As we entered 2001, the Federal Reserve Board started easing monetary policy, and we significantly increased corporate bonds as a percentage of the fund’s assets. Through September 30, 2001, corporate bonds were the best-performing asset class within the large fixed-income sectors, and that added appreciably to portfolio performance.

Portfolio
Characteristics

(as of 9/30/2001)

Total Net Assets	$527,392,302

Average Credit Quality	AA

Effective Maturity	5.0 years

Average Duration	3.7 years

What was the environment for the fund during this period?

The general environment for fixed income securities was strong, especially at the short end of the maturity spectrum, which is where this fund invests its assets — in bonds with maturities between two and five years. That range performed best during the twelve-month period. For example, the two-year Treasury note yielded close to 6% in September 2000. A year later, that yield had fallen to 2.85%. That dramatic decline in short-term rates provided significant capital growth potential.

What was your strategy for managing the fund?

We made a number of significant asset selection changes that benefited the fund’s performance. At the end of 2000, investors were fearful the U.S. economy was heading into recession. Corporate bonds were poor performers, with a number of high-profile defaults, and a number of bonds that came near default, plunging by 30% or 40% in price. The fund avoided these difficulties by both being underweighted in corporate bonds and concentrating on high-quality names. Meanwhile, with the proceeds from the corporate bonds we sold, we took a relatively large stake in U.S. government agency debt. This segment was the best performing sector of the bond market in the fourth calendar quarter.

The situation reversed as 2001 began. The Fed began easing interest rates and the risk of recession began to fade. We purchased a large stake in corporate bonds, and they performed well for the next nine months. Following the terrorist attacks of September 11, corporate bonds retreated. Again, we saw opportunity, and bought more investment-grade bonds.

EVERGREEN
Fixed Income Fund
(formerly, Evergreen Select Fixed Income Fund)
Portfolio Manager Interview

As interest rates declined, prepayments on mortgage-backed securities (from refinancing activity on mortgages), accelerated appreciably, and that dramatically increased the supply of mortgages. It also increased the fear of further refinancing activity, and that caused mortgage-backed securities to underperform. We believe that underperformance represents an opportunity, and we have invested almost 36% of assets in mortgage-backed securities.

Mortgage-backed securities come in many forms, and we have invested significantly in so-called DUST (designated underwriting and servicing) bonds. These are Fannie Mae/Freddie Mac guaranteed, backed by commercial mortgages, and are highly call-protected. The benefit: these bonds continue to appreciate as interest rates fall, whereas many other mortgage-backed securities have limited potential because of prepayments.

What is your investment outlook?

We believe the best opportunities are in corporate and mortgage bonds, which are at spread levels that reflect extremely distressing market conditions. In fact, we are taking a very aggressive stake in mortgage bonds, with a 36% stake compared to a zero weighting for our benchmark index.

We do expect an economic slowdown. But inflation is already decelerating, and the events of September 11 put added pressure on the economy, which in turn should further pressure inflation. Lower inflation should support bonds going forward.

Volatility is likely to continue in the bond market for some time, but volatility creates opportunities for bond investors. We expect high-quality sectors of the market to continue to perform well in light of ongoing uncertainties in the financial markets. Economic weakness could extend through a good portion of 2002. We want to avoid companies with weak financials that might have trouble three-to-nine months in the future. Instead, we will concentrate on high credit quality instruments, with at least very strong “A” credit ratings. We want to invest in firms that can successfully weather an extended credit cycle.

EVERGREEN
Fixed Income Fund II
(formerly, Evergreen Select Fixed Income Fund II)
Fund at a Glance as of September 30,  2001

“We are going into an economic
slowdown, but inflation should
come down appreciably, which could
provide support for bonds.”

Portfolio
Management

Tattersall Team
Tenure: May 2001

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 12/6/1994 Class Inception Date	Class I 12/6/1994	Class IS 10/18/1999

Average Annual Returns

1 year	12.63%	12.45%

5 years	7.49%	7.40%

Since Portfolio Inception	8.15%	8.08%

30-day SEC Yield	5.65%	5.36%

12-month income dividends per share	$0.84	$0.83

Comparison of a $1,000,000 investment in Evergreen Fixed Income Fund II, Class I shares2, versus a similar investment in the Lehman Brothers Aggregate Bond Index (LBABI) and the Consumer Price Index (CPI).

The LBABI is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

1Source: 2001 Morningstar, Inc.

2Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class IS shares prior to its inception is based on the performance of Class I shares, the original class offered. The historical returns for Class IS shares have not been adjusted to reflect the effect of the class’ 0.25% 12b-1 fee. Class I shares do not pay 12b-1 fees. If these fees had been reflected, returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1,000,000 investment. Class I and IS shares do not incur sales charges.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risk associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Fixed Income Fund II
(formerly, Evergreen Select Fixed Income Fund II)
Portfolio Manager Interview

How did the fund perform over the past twelve months?

Evergreen Fixed Income Fund II Class I shares had a total return of 12.63% for the twelve-month period ended September 30, 2001. The Lehman Brothers Aggregate Bond Index returned 12.95% for the same period.

Portfolio
Characteristics

(as of 9/30/2001)

Total Net Assets	$45,060,746

Average Credit Quality	AA

Effective Maturity	7.0 years

Average Duration	4.6 years

To what do you attribute the fund’s performance?

The fund slightly underperformed the Lehman Brothers Aggregate Bond Index primarily due to its small position in high yield bonds during the first three months of the period (October through December). Although our high yield holdings were at the higher end of the quality spectrum, that sector performed poorly during the three months, and overall, it kept results slightly lower for the year.

The performance was largely due to sector selection during the period. We were significantly overweight in corporate bonds when they performed well, and underweight when they pulled back.

What strategies did you employ?

This fund can invest in bonds throughout the full range of maturities. The fund’s position along that maturity spectrum positively contributed to performance. Early in the period, the fund had a barbell positioning. Specifically, it was overweighted at the long- and short-ends of the maturity spectrum. And it was underweighted at the mid-range. In December, we reduced the fund’s holdings at the long end, and used those proceeds plus money from the fund’s cash position to invest in the mid-range — five-year securities.

Our sector selection benefited performance. In the October to December period, when investors were fearful that a U.S. economic recession was imminent, corporate bonds performed poorly. There were a number of significant defaults, and many near defaults, where bonds lost 30%-40% of their value. During that time, the fund was underweighted in the corporate sector. Instead, we invested in U.S. Treasury and agency debt. Our 10% stake in agency debt worked well, as that was the best performing fixed-income sector during the period. As 2001 began, the Federal Reserve Board initiated an easier monetary policy, lowering interest rates. By that point, corporate bonds had become cheap, and we invested heavily. This

EVERGREEN
Fixed Income Fund II
(formerly, Evergreen Select Fixed Income Fund II)
Portfolio Manager Interview

segment of the fixed-income market performed extraordinary well, and we began to lighten our position prior to September 11. Although corporate bonds subsequently gave back some gains, they remained one of the better performing asset classes.

How does this reflect your outlook?

Following the events of September 11, corporate bond spreads widened, meaning the bonds became cheaper in price as their yields increased relative to Treasury yields. We again began buying corporate bonds, concentrating on high-quality issues, while moving out of government and agency debt. We believe that corporate bond spreads are beyond their point at the last recession, and while past performance is no guarantee for future results, it is our opinion that the market has already priced in the worst-case scenario — a long recession. We believe there’s opportunity in high-quality instruments, because as soon as the economy turns the corner, these bonds will appreciate.

The fund also has a significant weighting in the mortgage sector. As interest rates fell over the past nine months, prepayments on mortgage-backed securities, reflecting refinancing activity on mortgages, accelerated appreciably. That dramatically increased the supply of mortgages and the fear of further refinancing activity, which caused mortgage-backed securities to underperform. The group is selling at spread levels that reflect extremely depressed market conditions, and that represents an opportunity. Within the mortgage sector, we believe the fund’s stake in “DUST” (designated underwriting and servicing) bonds has worked well and should continue to do so. These securities are backed by commercial mortgages, typically apartment complexes. They are guaranteed by Fannie Mae or Freddie Mac and have a high level of call protection. That means these bonds continue to appreciate when rates fall, while prepayments act as a cap on the appreciation of other mortgage-backed securities.

What is your outlook for the fixed-income market?

We have a positive outlook for fixed-income securities. We are going into an economic slowdown, but inflation should come down appreciably, which could provide support for bonds. We believe that the bond market will continue to experience volatility, but that volatility creates opportunities. We will continue to watch all sectors of the bond market for the most attractive opportunities.

EVERGREEN
Select High Yield Bond Fund
Fund at a Glance as of September 30,  2001

“In this environment, we intend to
continue implementing a
conservative credit strategy,
particularly in light of a possible
recession and rising default rate.”

Portfolio
Management

Richard Cryan
Tenure: November 1999

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 11/30/1999 Class Inception Date	Class I 11/30/1999	Class IS 11/30/1999

Average Annual Returns

1 year	1.51%	1.25%

Since Portfolio Inception	2.36%	2.10%

30-day SEC Yield	8.66%	8.36%

12-month income dividends per share	$0.85	$0.83

Comparison of a $1,000,000 investment in Evergreen Select High Yield Bond Fund, Class I shares2, versus a similar investment in the Merrill Lynch High Yield Bond Index (MLHYBI) and the Consumer Price Index (CPI).

The MLHYBI is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

1Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Class IS shares have a 0.25% 12b-1 expense. Class I shares do not pay 12b-1 fees. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1,000,000 investment. Class I and IS shares do not incur sales charges.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risk associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Select High Yield Bond Fund
Portfolio Manager Interview

How did the fund perform over the past twelve months?

The fund’s Class I shares returned 1.51% for the twelve-month period ended September 30, 2001, surpassing the -3.33% return produced by the Merrill Lynch High Yield Bond Index. The fund’s stronger performance is particularly notable in light of the fact that unlike a mutual fund, the index incurs no expenses, which reduce returns. An index incurs no expenses, giving it an advantage in generating a higher return.

We attribute the fund’s stronger performance to the successful implementation of our investment strategy, a combination of two concepts: investing only in those companies that demonstrate the ability to generate substantial cash flow and avoiding those companies and industries that need to borrow in the capital markets. The greatest factor contributing to the fund’s stronger performance was its underweighting in the telecommunications sector. Telecommunications, which accounts for approximately 14% of the high yield securities market, experienced a 40% price decline during the period, according to the Merrill Lynch High Yield Bond Index.

Portfolio
Characteristics

(as of 9/30/2001)

Total Net Assets	$152,634,314

Average Credit Quality	BB-

Effective Maturity	7.3 years

Average Duration	4.8 years

What caused the prices of telecommunications bonds to experience such sharp declines?

The securities’ prices were overvalued relative to the financial strength of the underlying companies and when the economy began to show signs of weakness, investors grew increasingly concerned the corporations would not be able to thrive in a slower economic environment. Several factors contributed to these concerns. Many telecommunications companies were in the early stages of development and were experiencing negative operating cash flows. Further, many of them had a significant need for additional capital and, with the decline in stock prices, had both diminished access to capital and few prospects for a sale or merger. As a result, several companies became insolvent.

What else affected high yield bonds?

Credit conditions were difficult because of the economy’s slowdown. Rating agency downgrades exceeded upgrades by a 2:1 margin, and the default rate rose all year. In spite of these conditions, however, the yield premiums provided by high yield bonds over U.S. Treasuries with comparable maturities declined in the first six months of 2001. The decline in yield premiums

EVERGREEN
Select High Yield Bond Fund
Portfolio Manager Interview

reflected the superior performance of high yield bonds relative to U.S. Treasuries. The stronger performance continued throughout 2001 until September—a notable accomplishment considering the economy’s weak growth and declining stock prices.

The September 11th tragedy had a significant impact on high yield bonds. The Merrill Lynch High Yield Bond Index fell 6.42% in September, after having risen 7.50%, calendar year-to-date through August 2001. With economic growth already weak, the belief that consumers would retrench and the economy would fall into a recession came to dominate market sentiment. High yield bond prices are sensitive to the economy’s level of activity. As a result, bond prices fell and yields appreciated on the prospect of fewer credit upgrades in an environment of slower economic growth. The sectors most affected by the attack included aerospace, gaming and telecommunications.

What strategies did you use in managing the fund?

We emphasized credit research. The fund’s six credit analysts — dedicated exclusively to high yield securities — monitor and review the fund’s holdings on an ongoing basis. This process enabled the fund to sidestep companies whose businesses appeared to have weaknesses before those weaknesses were reflected in the market price of the corresponding bonds. One example was Federal-Mogul Corp., a supplier of auto components. The fund’s analysts identified an asbestos liability. As a result, we sold the security well in advance of Federal-Mogul filing for bankruptcy.

Our intense focus on credit research also helped us identify sectors that we believed would perform well despite the expected slowdown in the economy. These included gaming and energy. In the gaming industry, we focused on companies with a local customer-base. We particularly liked diversified riverboat companies because of their abundance of free cash flow, and capital spending plans that tended to result in both credit improvement and stable bond prices. In the energy sector, we emphasized exploration and production companies, focusing on natural gas producers. These companies benefited substantially from higher energy prices, prompted in part by the California energy crisis. In contrast, the fund underweighted telecommunications, particularly wireless communications and utilities.

What is your outlook for high yield bonds?

We think the high yield bond market is extremely attractive. The yield advantages provided by high yield bonds over U.S. Treasuries are approaching the peak levels they reached in the early 1990’s. Ironically, at that time, investors were facing the potential of a war in the Middle East, as well as the prospects of a recession. Additional factors existed in the early 1990’s, however, that created a bleaker investment horizon. These factors had the potential to be extremely disruptive to the high yield bond market. They included the bankruptcy of Drexel Burnham Lambert, the chief market-maker for high yield bonds and the prospect of heavy supply flooding the market. The Federal government had demanded that savings and loan companies sell all their high yield bond holdings within a short timeframe. Savings and loans accounted for approximately 7% of the high yield bond market. Further, regulators had encouraged insurance companies to sell their high yield bond holdings.

EVERGREEN
Select High Yield Bond Fund
Portfolio Manager Interview

In our opinion, market conditions in the early part of the new millenium appear brighter than a decade ago. We believe several positive factors make current yield advantages extraordinarily attractive, perhaps even approaching once-in-a decade levels of opportunity. We expect liquidity to improve as the Federal Reserve Board continues to revive economic growth. Further, the yield curve is steeply sloped — meaning that longer-term yields are significantly higher than shorter-term yields. Historically, a positively sloped yield curve has been a good indicator of high yield bonds producing returns that are superior to other fixed-income sectors.

The Merrill Lynch Garman Model supports this outlook. The Model measures the degree of relative value provided by high yield bonds. At various times, it issues buy or sell signals, depending on whether the market is oversold or overbought. Recently, the Model signaled a buying opportunity on par with one issued in 1998.

Investors that acted on the 1998 buy signal reaped substantial returns, as in the following year, high yield bonds outperformed their U.S. Treasury counterparts by 10.00%.

In this environment, we intend to continue implementing a conservative credit strategy, particularly in light of a possible recession and rising default rate. We also will seek to minimize risk by keeping the fund extremely diversified. The fund invests in over 100 different bonds and limits its exposure to any one issuer. Further, the largest holdings comprise a maximum of 1% of net assets; and individual industry weightings constitute a combination of no more than 20% of net assets and 2 1/2 times an index weighting. With historically attractive yield advantages, favorable market factors and conservative credit management, we are optimistic about the prospects for high yield bonds in the months ahead, and look forward to identifying opportunities to generate attractive returns.

EVERGREEN
Income Plus Fund
(formerly, Evergreen Select Income Plus Fund)
Fund at a Glance as of September 30,  2001

“We believe that the ongoing
volatility and uncertainties in the
financial markets should favor the
performance of higher-quality
bonds over lower-quality bonds.”

Portfolio
Management

Tattersall Team
Tenure: May 2001

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 8/31/1988 Class Inception Date	Class I 11/24/1997	Class IS 3/2/1998

Average Annual Returns

1 year	12.18%	11.91%

5 years	7.13%	6.88%

10 years	6.92%	6.66%

30-day SEC Yield	5.24%	4.99%

12-month income dividends per share	0.34	0.33

Comparison of a $1,000,000 investment in Evergreen Income Plus Fund, Class I shares2, versus a similar investment in the Lehman Brothers Aggregate Bond Index (LBABI) and the Consumer Price Index (CPI).

The LBABI is an unmanaged market index and does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

1Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class IS shares from 11/24/1997 to its inception is based on the performance of Class I shares and has not been adjusted to reflect the effect of the 0.25% 12b-1 fee applicable to Class IS shares. Class I shares do not pay 12b-1 fees. If these fees had been reflected, returns would have been lower. Prior to 11/24/1997, the returns are based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses. The CTF was not registered under the 1940 Act and was not subject to certain investment restrictions. If the CTF had been registered, its performance might have been adversely affected. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1,000,000 investment. Class I and IS shares do not incur sales charges.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risk associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Income Plus Fund
(formerly, Evergreen Select Income Plus Fund)

Portfolio Manager Interview

How did the fund perform over the past twelve months?

Evergreen Income Plus Fund’s Class I shares recorded a total return of 12.18% for the twelve-month period ended September 30, 2001. That compared to a return of 12.95% for the Lehman Brothers Aggregate Bond Index. At the beginning of the twelve-month period, the fund had a fairly aggressive stake in high-yield, lower-quality bonds. The fund, however, was being restructured, and during the first three months, these holdings were being sold. While the high-yield stake was largely eliminated before the junk bond market declined significantly in December, its holdings still had a negative impact on performance for the first six months.

Portfolio
Characteristics

(as of 9/30/2001)

Total Net Assets	$1,473,241,207

Average Credit Quality	AAA

Effective Maturity	7.2 years

Average Duration	4.6 years

What did this restructuring entail?

As the period began, the fund had very few Treasuries, and a significant stake in lower-quality, BBB-rated bonds. During the first three months of the period, we concentrated on selling that position. At that point, investors were nervous that the U.S. economy was approaching a recession. We invested in U.S. Treasury and agency debt, and underweighted the corporate sector. Our stake in agency securities particularly benefited performance, as that sector was the best performing during the September to December period.

In January, the Federal Reserve Board began to lower interest rates, which eased investors’ recession fears. We began buying corporate bonds with an emphasis on high quality credits. In addition, we added mortgage-backed securities to the portfolio.

These changes worked to the fund’s benefit. However, these allocation shifts were made more gradually than in some of Evergreen’s other funds, owing to the unwinding of the high-yield positions. Therefore, the fund was not able to capture the full move that other funds’ portfolios did.

EVERGREEN
Income Plus Fund
(formerly, Evergreen Select Income Plus Fund)
Portfolio Manager Interview

How does this reflect your outlook?

We are making a big commitment to mortgage-backed securities and corporate obligations. Following the events of September 11th, investors’ perceptions shifted back to expecting the U.S. economy to tip into recession. That caused corporate bond spreads to widen once again, creating attractive buying opportunities.

Mortgage-backed securities meanwhile, have also underperformed. As the markets rallied during much of 2001 and interest rates fell, prepayments on mortgage-backed securities, which reflected mortgage refinancing activity, accelerated sharply. That significantly boosted the supply of mortgages, while also increasing the fear of additional refinancing activity, which is why mortgage-backed debt underperformed. That underperformance represents opportunity. We also have dedicated about 10% of assets to so-called DUST (designated underwriting and servicing) bonds. These mortgage-backed securities are Fannie Mae or Freddie Mac insured and guaranteed. They are typically backed by commercial mortgages and have a very high level of call protection. Thus, they have superior appreciation potential to callable bonds, where prepayments can put a cap on performance.

Both mortgage-backed securities and corporate bonds are priced at levels that reflect extremely depressed market conditions. If those conditions do not come to fruition, those spreads could shrink very dramatically, creating an opportunity for positive performance.

What is your outlook?

An economic slowdown is expected, and weakness could continue through a good portion of 2002. However, inflation had already begun to decelerate. The terrorist attacks of September 11th have placed additional pressure on the economy, which should further restrain inflation. A lower inflation environment should be beneficial for bonds going forward. Short-term interest rates could come down slightly, while there is room for long-term rates to decline another 50 basis points or so (a basis point is one-one hundredth of a percentage point).

Volatility is likely to continue in the bond market, but from volatility comes opportunity. We believe that the ongoing volatility and uncertainties in the financial markets should favor the performance of higher-quality bonds over lower-quality bonds. We will continue to favor bonds issued by companies with high credit ratings, as we want to invest in firms that can successfully weather an extended credit cycle.

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Fund at a Glance as of September 30,  2001

“In this environment, we think the
fund’s long-term emphasis on
income and price stability should
help keep it an attractive
investment alternative.”

Portfolio
Management

Richard K. Marrone
Tenure: November 1997

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 01/31/1984 Class Inception Date	Class I 11/24/1997	Class IS 3/2/1998

Average Annual Returns

1 year	8.05%	7.78%

5 years	4.90%	4.65%

10 years	5.36%	5.10%

30-day SEC Yield	5.15%	4.90%

Tax-Equivalent Yield*	8.39%	7.98%

12-month income dividends per share	$3.12	$2.97

* Assumes a maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

Comparison of a $1,000,000 investment in Evergreen Intermediate Term Municipal Bond Fund, Class I shares2, versus a similar investment in the Lehman Brothers Municipal Bond 7-Year Index (LBMB7YI) and the Consumer Price Index (CPI).

The LBMB7YI is an unmanaged market index and does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

1Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class IS shares from 11/24/1997 to its inception is based on the performance of Class I shares and has not been adjusted to reflect the effect of the 0.25% 12b-1 fee applicable to Class IS shares. Class I shares do not pay 12b-1 fees. If these fees had been reflected, returns would have been lower. Prior to 11/24/1997, the returns for Class I and IS are based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses. The CTF was not registered under the 1940 Act and was not subject to certain investment restrictions. If the CTF had been registered, its performance might have been adversely affected. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1,000,000 investment. Class I and IS shares do not incur sales charges.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Portfolio Manager Interview

How did the fund perform over the past twelve months?

The fund’s Class I shares returned 8.05% for the twelve-month period ended September 30, 2001, trailing the Lehman Brothers Municipal Bond 7-Year Index of 9.74%. We attribute the lag to a difference in the fund’s objectives compared to those of the index, as well as price declines incurred by the fund’s investment in the airport and airlines sectors in the wake of the September 11, 2001 tragedy. Those sectors appear to have stabilized and begun to improve, as of the close of the fiscal period.

The fund seeks to maximize income and reinforce price stability, whereas the index reflects total return. Bonds selected for income and price stability tend to underperform bonds chosen for their total return potential in a declining interest rate environment, such as the one we experienced over the past year. Conversely, in a steady or rising interest rate environment, bonds with a greater income orientation typically outperform bonds chosen to generate higher total returns. Further, unlike a mutual fund, the index does not incur expenses, which lower returns.

Portfolio
Characteristics

(as of 9/30/2001)

Total Net Assets	$585,782,429

Average Credit Quality	AA

Effective Maturity	7.2 years

Average Duration	5.1 years

What was the investment environment like over the past twelve months?

The environment was favorable, although as one may expect, the prices of airport revenue bonds and securities backed by the airlines fell considerably after September 11th. Securities backed by the airlines incurred sharper price declines than airport revenue bonds, while insured airport and airlines bonds experienced minimal price movement. The period was characterized by the Federal Reserve Board lowering interest rates to reinvigorate the economy. As a result, bonds with maturities five years and shorter outperformed bonds in other maturity ranges. Federal Reserve Board actions, whether they are made to raise or lower interest rates, have a direct effect only on short-term interest rates. While longer-term rates typically are influenced by Fed actions, yields in longer-term maturities are determined in the open market and are influenced by a variety of factors. Intermediate term bond prices did not rise to the degree of their shorter-term counterparts, but they did show solid improvement, outperforming bonds with longer-term maturities.

Supply/demand factors also were favorable. Demand for municipal bonds was substantial because cash flows into the municipal bond market were heavy and supply was limited. Tax-exempt investors received significant principal and interest payments that needed to be reinvested, and many equity investors fled the stock market’s volatility to reinvest in the perceived safety and stability of bonds.

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)

Portfolio Manager Interview

What strategies did you use in managing the fund?

We fine-tuned positions, focusing on the fund’s longer-term strategies of maximizing income and reinforcing price stability. With interest rates so low, it has been difficult to find bonds whose yields improve the fund’s distribution yield. Although we selectively invested in new holdings, our strategy primarily took advantage of the market’s strength to sell securities that either no longer met our credit parameters — such as bonds related to hotel taxes and the tourism industry — or were approaching what we believed was their maximum price potential. The fund’s new positions carried higher coupons and intermediate term maturities. Another way we emphasized yield was to engage in tax swaps. In selected situations, we sold securities to offset gains, and then reestablished the positions at higher yields.

What is your outlook over the next six months?

The factors influencing the market appear to be mixed, which could create some choppiness, near term. We think bonds with shorter maturities will still outperform their longer-term counterparts as the Federal Reserve Board continues to stimulate economic growth by lowering interest rates. On the flip side, we also expect supply to increase dramatically — particularly in New York — as rebuilding efforts get underway; and this heavier supply could put downward pressure on prices. In this environment, we think the fund’s long-term emphasis on income and price stability should help keep it an attractive investment alternative. Many positions were established when yields were higher, helping preserve the fund’s yield as interest rates fall. In our opinion, the fund is a particularly attractive alternative compared to individual bonds, which reflect lower, current market rates. Heading forward, we will continue to emphasize income and price stability, seeking opportunities to improve and sustain the fund’s yield.

EVERGREEN
Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)
Fund at a Glance as of September 30,  2001

“In our view, the stock market and
the long-term bond market may
continue to experience volatility,
and we view limited duration bonds
as a “safe haven” for investors
concerned about the remaining
uncertainty in the financial markets.”

Portfolio
Management

David Fowley Tenure: November 1997	Sam Paddison Tenure: November 1998
Andrew Zimmerman Tenure: November 1998

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 04/30/1994 Class Inception Date	Class I 11/24/1997	Class IS 7/28/1998

Average Annual Returns

1 year	10.51%	10.24%

5 years	6.73%	6.50%

Since Portfolio Inception	6.44%	6.20%

30-day SEC Yield	4.61%	4.36%

12-month income dividends per share	$0.67	$0.64

Comparison of a $1,000,000 investment in Evergreen Limited Duration Fund, Class I shares2, versus a similar investment in the Lehman Brothers 1-3 Year Government/Credit Index (LB1-3GCI) and the Consumer Price Index (CPI).

The LB1-3GCI is an unmanaged market index and does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

1Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class IS shares from 11/24/1997 to its inception is based on the performance of Class I shares and has not been adjusted to reflect the effect of the 0.25% 12b-1 fee applicable to Class IS shares. Class I shares do not pay 12b-1 fees. If these fees had been reflected, returns would have been lower. Prior to 11/24/1997, the returns are based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses. The CTF was not registered under the 1940 Act and was not subject to certain investment restrictions. If the CTF had been registered, its performance might have been adversely affected. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1,000,000 investment. Class I and IS shares do not incur sales charges.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)
Portfolio Manager Interview

How did fund perform over the past twelve months?

The fund’s Class I shares returned 10.51% for the twelve-month period ended September 30, 2001. The Lehman Brothers 1-3 Year Government/Credit Index returned 10.75% for the same period. We attribute the fund’s strong relative performance to thorough credit analysis and careful duration management. Duration management involves adjusting the fund’s level of sensitivity to interest rate changes. Lengthening duration increases sensitivity to interest rate changes and conversely, shortening duration enhances price stability.

Portfolio
Characteristics

(as of 9/30/2001)

Total Net Assets	$360,636,981

Average Credit Quality	A+

Effective Maturity	2.2 years

Average Duration	1.7 years

What was the fund’s investment environment like?

The environment was positive. Substantial cash flows created heavy demand, as investors moved money out of the volatile and uncertain stock market and directed proceeds to the relatively stable limited duration segment of the bond market. The increased demand for short-term bonds, combined with the Federal Reserve’s aggressive interest rate cuts, caused a dramatic rise in short-term bond prices and a corresponding drop in yields.

Yield premiums for lower quality bonds widened significantly in response to the slowing economy. Investors were cautious, demanding a higher interest rate to invest in the bonds of corporations whose credit quality had deteriorated. The prices of bonds issued by well-known, high-quality companies rose, pushing yields lower almost to the same degree as the highest quality U. S. Treasury securities. In contrast, bonds issued by lower-quality companies lagged, with investors demanding increasingly higher-yield premiums relative to high quality, well-known corporate bonds. Another sign of the divergence of the high and low quality corporate bond markets was that new high quality bond issuance continued to be very heavy, versus a declining supply of new lower-quality bonds. Lower-quality bonds had limited access to capital markets, due to the reluctance of lenders to extend credit to them as the economy slowed.

EVERGREEN
Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)

Portfolio Manager Interview

What strategies did you use to manage the fund?

Rigorous credit analysis and careful duration management were important factors in the fund’s strong performance. As prices rose and yields fell throughout the period, the fund’s relatively long duration enhanced its performance. For the majority of the period, the fund’s duration was 100% to 105% of its benchmark’s duration, the Lehman Brothers 1-3 Year Government/Credit Index. In addition, we emphasized sectors that provided higher yields. As the economy began to show weakness, we started to sell any remaining high yield bonds, limiting the fund’s corporate bond exposure to high quality, stable companies. To further protect the fund from the effects of declining corporate profits, we typically ensured diversification of our corporate bond sector by limiting our holdings of any one company to no more than 1% of net assets.

The fund benefited from its significant exposure to corporate bonds because of the incremental yield corporate bonds provide relative to U. S. Treasury bonds. In addition, thorough credit analysis and a focus on the highest quality bonds enabled the fund to avoid any credit problems.

What is your outlook over the next six months?

Our outlook for short-term fixed income securities is cautious. We expect performance to be lackluster as the economy teeters on the brink of recession. We believe interest rates have the potential to rise by mid-2002, particularly if the economy begins to strengthen. Under that scenario we would position the portfolio with a neutral or shorter duration, relative to our benchmark, to protect the fund’s assets from a drop in bond prices caused by the rise in interest rates.

In our view, the stock market and the long-term bond market may continue to experience volatility, and we view limited duration bonds as a “safe haven” for investors concerned about the remaining uncertainty in the financial markets. While a repeat of the steep price appreciation we experienced this past year is unlikely, in our opinion, the short-term bond market could continue to provide good income and stable performance.

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,

	2001 #	2000 (a)

CLASS A
Net asset value, beginning of period	$9.52	$9.54

Income from investment operations
Net investment income	0.54	0.16
Net realized and unrealized gains and losses on securities	0.24	(0.02)

Total from investment operations	0.78	0.14

Distributions to shareholders from
Net investment income	(0.62)	(0.16)

Net asset value, end of period	$9.68	$9.52

Total return*	8.46%	1.43%
Ratios and supplemental data
Net assets, end of period (thousands)	$190,055	$26,552
Ratios to average net assets
Expenses‡	0.69%	0.71%†
Net investment income	5.70%	6.54%†
Portfolio turnover rate	13%	74%

	Year Ended September 30,

	2001 #	2000 (a)

CLASS B
Net asset value, beginning of period	$9.52	$9.54

Income from investment operations
Net investment income	0.44	0.14
Net realized and unrealized gains and losses on securities	0.27	(0.02)

Total from investment operations	0.71	0.12

Distributions to shareholders from
Net investment income	(0.55)	(0.14)

Net asset value, end of period	$9.68	$9.52

Total return*	7.65%	1.23%
Ratios and supplemental data
Net assets, end of period (thousands)	$173,276	$5,067
Ratios to average net assets
Expenses‡	1.49%	1.50%†
Net investment income	4.61%	5.73%†
Portfolio turnover rate	13%	74%

(a)	For the period from June 30, 2000 (commencement of class operations) to September 30, 2000.
*	Excluding applicable sales charge.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
#	Net investment income is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,

	2001 #	2000 (a)

CLASS C
Net asset value, beginning of period	$9.52	$9.54

Income from investment operations
Net investment income	0.41	0.14
Net realized and unrealized gains and losses on securities	0.30	(0.02)

Total from investment operations	0.71	0.12

Distributions to shareholders from
Net investment income	(0.55)	(0.14)

Net asset value, end of period	$9.68	$9.52

Total return*	7.65%	1.23%
Ratios and supplemental data
Net assets, end of period (thousands)	$348,002	$3,699
Ratios to average net assets
Expenses‡	1.48%	1.50%†
Net investment income	4.40%	5.73%†
Portfolio turnover rate	13%	74%

	Year Ended September 30,				Year Ended February 28,

	2001 #	2000	1999	1998 (b)	1998	1997 (c)

CLASS I
Net asset value, beginning of period	$9.52	$9.56	$9.68	$9.75	$9.71	$9.68

Income from investment operations
Net investment income	0.59	0.61	0.59	0.35	0.64	0.28
Net realized and unrealized gains and losses on securities	0.21	(0.05)	(0.12)	(0.07)	0.04	0	††

Total from investment operations	0.80	0.56	0.47	0.28	0.68	0.28

Distributions to shareholders from
Net investment income	(0.64)	(0.60)	(0.59)	(0.35)	(0.64)	(0.25)

Net asset value, end of period	$9.68	$9.52	$9.56	$9.68	$9.75	$9.71

Total return	8.73%	6.05%	4.98%	2.88%	7.15%	2.97%
Ratios and supplemental data
Net assets, end of period (thousands)	$140,979	$32,787	$36,033	$23,174	$25,981	$70,264
Ratios to average net assets
Expenses‡	0.50%	0.43%	0.30%	0.33%†	0.30%	0.30	%†
Net investment income	6.17%	6.43%	6.11%	6.12%†	6.63%	6.79	%†
Portfolio turnover rate	13%	74%	14%	46%	107%	44%

(a)	For the period from June 30, 2000 (commencement of class operations) to September 30, 2000.
(b)	For the seven months ended September 30, 1998. The Fund changed its fiscal year end from February 28 to September 30, effective September 30, 1998.
(c)	For the five months ended February 28, 1997. The Fund changed its fiscal year end from September 30 to February 28, effective February 28, 1997.
#	Net investment income is based on average shares outstanding during the period.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
††	Amount represents less than $0.01 per share.
*	Excluding applicable sales charge.

See Combined Notes to Financial Statements.

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,				Year Ended February 28,

	2001 #	2000	1999	1998 (a)	1998	1997 (b)

CLASS IS
Net asset value, beginning of period	$9.52	$9.56	$9.68	$9.76	$9.72	$9.68

Income from investment operations
Net investment income	0.55	0.58	0.55	0.33	0.59	0.28
Net realized and unrealized gains or losses
on securities	0.23	(0.04)	(0.11)	(0.08)	0.06	0	††

Total from investment operations	0.78	0.54	0.44	0.25	0.65	0.28

Distributions to shareholders from
Net investment income	(0.62)	(0.58)	(0.56)	(0.33)	(0.61)	(0.24)

Net asset value, end of period	$9.68	$9.52	$9.56	$9.68	$9.76	$9.72

Total return	8.46%	5.79%	4.73%	2.63%	6.89%	2.97%
Ratios and supplemental data
Net assets, end of period (thousands)	$92,858	$20,384	$20,199	$9,645	$10,320	$3,564
Ratios to average net assets
Expenses‡	0.75%	0.70%	0.55%	0.57%†	0.55%	0.55	%†
Net investment income	5.72%	6.18%	5.86%	5.82%†	6.15%	6.39	%†
Portfolio turnover rate	13%	74%	14%	46%	107%	44%

(a)	For the seven months ended September 30, 1998. The Fund changed its fiscal year end from February 28 to September 30, effective September 30, 1998.
(b)	For the five months ended February 28, 1997. The Fund changed its fiscal year end from September 30 to February 28, effective February 28, 1997.
#	Net investment income is based on average shares outstanding during the period.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
††	Amount represents less than $0.01 per share.
†	Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Financial Highlights

(For a share outstanding throughout each period)

Year Ended September 30, 2001 (a) #

CLASS A
Net asset value, beginning of period	$10.40

Income from investment operations
Net investment income	0.17
Net realized and unrealized gains on securities	0.43

Total from investment operations	0.60

Distributions to shareholders from
Net investment income	(0.22)

Net asset value, end of period	$10.78

Total return*	5.86%
Ratios and supplemental data
Net assets, end of period (thousands)	$98,424
Ratios to average net assets
Expenses‡	0.68%†
Net investment income	4.93%†
Portfolio turnover rate	238%

Year Ended September 30, 2001 (a) #

CLASS B
Net asset value, beginning of period	$10.40

Income from investment operations
Net investment income	0.12
Net realized and unrealized gains on securities	0.45

Total from investment operations	0.57

Distributions to shareholders from
Net investment income	(0.19)

Net asset value, end of period	$10.78

Total return*	5.56%
Ratios and supplemental data
Net assets, end of period (thousands)	$40,078
Ratios to average net assets
Expenses‡	1.44%†
Net investment income	4.11%†
Portfolio turnover rate	238%

(a)	For the period from May 11, 2001 (commencement of class operations) to September 30, 2001.
#	Net investment income is based on average shares outstanding during the period.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
*	Excluding applicable sales charge.

See Combined Notes to Financial Statements.

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Financial Highlights

(For a share outstanding throughout each period)

Year Ended September 30, 2001 (a) #

CLASS C
Net asset value, beginning of period	$10.40

Income from investment operations
Net investment income	0.13
Net realized and unrealized gains on securities	0.44

Total from investment operations	0.57

Distributions to shareholders from
Net investment income	(0.19)

Net asset value, end of period	$10.78

Total return*	5.56%
Ratios and supplemental data
Net assets, end of period (thousands)	$24,695
Ratios to average net assets
Expenses‡	1.43%†
Net investment income	4.04%†
Portfolio turnover rate	238%

	Year Ended September 30,				Year Ended March 31,

	2001	2000	1999 (b) (c)	1999 (c)	1998 (c)	1997 (c)

CLASS I
Net asset value, beginning of period	$10.09	$10.08	$10.39	$10.53	$9.98	$10.11

Income from investment operations
Net investment income	0.62	0.64	0.30	0.59	0.56	0.66
Net realized and unrealized gains or losses on
securities	0.70	0	(0.30)	0.09	0.61	(0.12)

Total from investment operations	1.32	0.64	0.00	0.68	1.17	0.54

Distributions to shareholders from
Net investment income	(0.63)	(0.63)	(0.30)	(0.61)	(0.62)	(0.67)
Net realized gains	0	0	(0.01)	(0.21)	0	0

Total distributions to shareholders	(0.63)	(0.63)	(0.31)	(0.82)	(0.62)	(0.67)

Net asset value, end of period	$10.78	$10.09	$10.08	$10.39	$10.53	$9.98

Total return	13.44%	6.60%	0.00%	0.07%	12.06%	5.52%
Ratios and supplemental data
Net assets, end of period (thousands)	$1,532,324	$1,283,130	$1,042,781	$109,028	$96,252	$76,499
Ratios to average net assets
Expenses‡	0.43%	0.42%	0.40%†	0.50%	0.50%	0.50%
Net investment income	5.96%	6.45%	5.70%†	5.73%	6.06%	6.48%
Portfolio turnover rate	238%	195%	225%	221%	235%	207%

(a)	For the period from May 11, 2001 (commencement of class operations) to September 30, 2001.
(b)	For the six month period ended September 30, 1999. The Fund changed its fiscal year end from March 31 to September 30, effective September 30, 1999.
(c)	On June 4, 1999, Evergreen Core Bond Fund acquired the net assets of the Tattersall Bond Fund. The Tattersall Fund was the accounting and performance survivor in this transaction. The above financial highlights for the periods prior to June 4, 1999 are those of the Tattersall Bond Fund, which have been restated to give effect to this transaction.
#	Net investment income is based on average shares outstanding during the period.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
*	Excluding applicable sales charge.

See Combined Notes to Financial Statements.

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,			Year Ended March 31,

	2001	2000	1999 (a) (b)	1999 (b)	1998 (b) (c)

CLASS IS
Net asset value, beginning of period	$10.09	$10.08	$10.40	$10.54	$10.40

Income from investment operations
Net investment income	0.61	0.61	0.28	0.59	0.36
Net realized and unrealized gains or losses on securities	0.68	0	(0.31)	0.07	0.08

Total from investment operations	1.29	0.61	(0.03)	0.66	0.44

Distributions to shareholders from
Net investment income	(0.60)	(0.60)	(0.28)	(0.59)	(0.30)
Net realized gains	0	0	(0.01)	(0.21)	0

Total distributions to shareholders	(0.60)	(0.60)	(0.29)	(0.80)	(0.30)

Net asset value, end of period	$10.78	$10.09	$10.08	$10.40	$10.54

Total return	13.16%	6.33%	(0.17%)	(0.01%)	8.55%
Ratios and supplemental data
Net assets, end of period (thousands)	$20,456	$22,213	$5,744	$2,721	$3,069
Ratios to average net assets
Expenses‡	0.68%	0.68%	0.61%†	0.65%	0.65%†
Net investment income	5.72%	6.24%	5.49%†	5.59%	5.96%†
Portfolio turnover rate	238%	195%	225%	221%	235%

(a)	For the six month period ended September 30, 1999. The Fund changed its fiscal year end from March 31 to September 30, effective September 30, 1999.
(b)	On June 4, 1999, Evergreen Core Bond Fund acquired the net assets of the Tattersall Bond Fund. The Tattersall Fund was the accounting and performance survivor in this transaction. The above financial highlights for the periods prior to June 4, 1999 are those of the Tattersall Bond Fund, which have been restated to give effect to this transaction.
(c)	For the period from October 2, 1997 (commencement of class operations) to March 31, 1998.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Fixed Income Fund
(formerly, Evergreen Select Fixed Income Fund)
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,

	2001	2000	1999	1998 (a)

CLASS I
Net asset value, beginning of period	$5.83	$5.82	$6.12	$5.96

Income from investment operations
Net investment income	0.36	0.37	0.35	0.31
Net realized and unrealized gains or losses on securities	0.35	0.01	(0.30)	0.16

Total from investment operations	0.71	0.38	0.05	0.47

Distributions to shareholders from
Net investment income	(0.36)	(0.37)	(0.35)	(0.31)

Net asset value, end of period	$6.18	$5.83	$5.82	$6.12

Total return	12.49%	6.82%	0.84%	8.06%
Ratios and supplemental data
Net assets, end of period (thousands)	$513,230	$554,432	$590,927	$668,907
Ratios to average net assets
Expenses‡	0.56%	0.52%	0.49%	0.52%†
Net investment income	5.96%	6.52%	5.86%	5.99%†
Portfolio turnover rate	187%	37%	63%	46%

	Year Ended September 30,

	2001	2000	1999	1998 (b)

CLASS IS
Net asset value, beginning of period	$5.83	$5.82	$6.12	$5.97

Income from investment operations
Net investment income	0.34	0.36	0.33	0.20
Net realized and unrealized gains or losses on securities	0.35	0.01	(0.30)	0.15

Total from investment operations	0.69	0.37	0.03	0.35

Distributions to shareholders from
Net investment income	(0.34)	(0.36)	(0.33)	(0.20)

Net asset value, end of period	$6.18	$5.83	$5.82	$6.12

Total return	12.21%	6.55%	0.59%	5.94%
Ratios and supplemental data
Net assets, end of period (thousands)	$14,163	$12,709	$11,590	$9,808
Ratios to average net assets
Expenses‡	0.81%	0.78%	0.74%	0.77%†
Net investment income	5.70%	6.26%	5.65%	5.65%†
Portfolio turnover rate	187%	37%	63%	46%

(a)	For the period from November 24, 1997 (commencement of class operations) to September 30, 1998.
(b)	For the period from March 9, 1998 (commencement of class operations) to September 30, 1998.
†	Annualized.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Fixed Income Fund II
(formerly, Evergreen Select Fixed Income Fund II)
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,		Year Ended October 31,

	2001	2000 (b)	1999	1998	1997	1996

CLASS I (a)
Net asset value, beginning of period	$12.18	$12.38	$13.15	$13.11	$12.89	$13.71

Income from investment operations
Net investment income	0.80	0.80	0.78	0.79	0.83	0.77
Net realized and unrealized gains or losses on securities, interest rate swaps and futures contracts	0.70	(0.08)	(0.66)	0.13	0.21	(0.16)

Total from investment operations	1.50	0.72	0.12	0.92	1.04	0.61

Distributions to shareholders from
Net investment income	(0.84)	(0.92)	(0.77)	(0.82)	(0.82)	(0.77)
Net realized gains	0	0	(0.12)	(0.06)	0	(0.66)

Total distributions to shareholders	(0.84)	(0.92)	(0.89)	(0.88)	(0.82)	(1.43)

Net asset value, end of period	$12.84	$12.18	$12.38	$13.15	$13.11	$12.89

Total return	12.63%	6.08%	0.97%	7.21%	8.39%	4.87%
Ratios and supplemental data
Net assets, end of period (thousands)	$45,060	$60,729	$77,470	$83,372	$61,738	$49,962
Ratios to average net assets
Expenses‡	0.14%	0.11%†	0.10%	0.10%	0.15%	0.17%
Net investment income	6.40%	6.86%†	6.16%	6.08%	6.52%	6.22%
Portfolio turnover rate	192%	113%	209%	137%	194%	226%

	Year Ended September 30,		Period Ended October 31, 1999 (c)

	2001	2000 (b)

CLASS IS
Net asset value, beginning of period	$12.17	$12.38	$12.25

Income from investment operations
Net investment income	0.77	0.74	0.03
Net realized and unrealized gains or losses on securities, interest rate swaps and futures contracts	0.71	(0.06)	0.10

Total from investment operations	1.48	0.68	0.13

Distributions to shareholders from
Net investment income	(0.83)	(0.89)	0

Net asset value, end of period	$12.82	$12.17	$12.38

Total return	12.45%	5.76%	1.06%
Ratios and supplemental data
Net assets, end of period (thousands)	$1	$1	$1
Ratios to average net assets
Expenses‡	0.36%	0.39%†	0.39	%†
Net investment income	6.17%	7.18%†	6.86	%†
Portfolio turnover rate	192%	113%	209%

(a)	Effective October 18, 1999, shareholders of Mentor Fixed Income Portfolio became owners of that number of full and fractional shares of Class I of Evergreen Fixed Income Fund II.
(b)	For the eleven months ended September 30, 2000. The Fund changed its fiscal year end from October 31 to September 30, effective September 30, 2000.
(c)	For the period from October 18, 1999 (commencement of class operations) to October 31, 1999.
†	Annualized.
‡	Ratio of expenses to average net assets excludes expense reductions.

See Combined Notes to Financial Statements.

EVERGREEN
Select High Yield Bond Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,

	2001#	2000 (a)

CLASS I
Net asset value, beginning of period	$9.57	$10.00

Income from investment operations
Net investment income	0.79	0.71
Net realized and unrealized losses on securities	(0.64)	(0.44)

Total from investment operations	0.15	0.27

Distributions to shareholders from
Net investment income	(0.85)	(0.70)

Net asset value, end of period	$8.87	$9.57

Total return	1.51%	2.82%
Ratios and supplemental data
Net assets, end of period (thousands)	$152,633	$75,204
Ratios to average net assets
Expenses‡	0.63%	0.61%†
Net investment income	8.52%	8.98%†
Portfolio turnover rate	79%	48%

	Year Ended September 30,

	2001#	2000 (a)

CLASS IS
Net asset value, beginning of period	$9.57	$10.00

Income from investment operations
Net investment income	0.78	0.71
Net realized and unrealized losses on securities	(0.65)	(0.47)

Total from investment operations	0.13	0.24

Distributions to shareholders from
Net investment income	(0.83)	(0.67)

Net asset value, end of period	$8.87	$9.57

Total return	1.25%	2.59%
Ratios and supplemental data
Net assets, end of period (thousands)	$1	$1
Ratios to average net assets
Expenses‡	0.81%	0.56%†
Net investment income	8.40%	8.89%†
Portfolio turnover rate	79%	48%

(a)	For the period from November 30, 1999 (commencement of class operations) to September 30, 2000.
†	Annualized.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
#	Net investment income per share is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
Income Plus Fund
(formerly, Evergreen Select Income Plus Fund)
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,

	2001	2000	1999	1998 (a)

CLASS I
Net asset value, beginning of period	$5.36	$5.41	$5.92	$5.72

Income from investment operations
Net investment income	0.33	0.35	0.33	0.30
Net realized and unrealized gains or losses on securities	0.30	(0.05)	(0.46)	0.20

Total from investment operations	0.63	0.30	(0.13)	0.50

Distributions to shareholders from
Net investment income	(0.34)	(0.35)	(0.33)	(0.30)
Net realized gains	0	0	(0.05)	0

Total distributions to shareholders	(0.34)	(0.35)	(0.38)	(0.30)

Net asset value, end of period	$5.65	$5.36	$5.41	$5.92

Total return	12.18%	5.82%	(2.13%)	8.99%
Ratios and supplemental data
Net assets, end of period (thousands)	$1,449,337	$1,568,819	$1,794,209	$1,367,240
Ratios to average net assets
Expenses‡	0.52%	0.51%	0.48%	0.51%†
Net investment income	6.10%	6.68%	5.95%	6.09%†
Portfolio turnover rate	177%	40%	70%	37%

	Year Ended September 30,

	2001	2000	1999	1998 (b)

CLASS IS
Net asset value, beginning of period	$5.36	$5.41	$5.92	$5.71

Income from investment operations
Net investment income	0.32	0.34	0.32	0.19
Net realized and unrealized gains or losses on securities	0.30	(0.05)	(0.46)	0.21

Total from investment operations	0.62	0.29	(0.14)	0.40

Distributions to shareholders from
Net investment income	(0.33)	(0.34)	(0.32)	(0.19)
Net realized gains	0	0	(0.05)	0

Total distributions to shareholders	(0.33)	(0.34)	(0.37)	(0.19)

Net asset value, end of period	$5.65	$5.36	$5.41	$5.92

Total return	11.91%	5.57%	(2.36%)	7.21%
Ratios and supplemental data
Net assets, end of period (thousands)	$23,904	$16,285	$10,871	$7,528
Ratios to average net assets
Expenses‡	0.77%	0.77%	0.73%	0.75%†
Net investment income	5.81%	6.47%	5.74%	5.80%†
Portfolio turnover rate	177%	40%	70%	37%

(a)	For the period from November 24, 1997 (commencement of class operations) to September 30, 1998.
(b)	For the period from March 2, 1998 (commencement of class operations) to September 30, 1998.
†	Annualized.
‡	Ratio of expenses to average net assets excludes expense reduction but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,

	2001	2000	1999	1998 (a)

CLASS I
Net asset value, beginning of period	$60.44	$61.33	$67.11	$64.84

Income from investment operations
Net investment income	3.12	2.99	2.97	2.57
Net realized and unrealized gains or losses on securities	1.64	(0.89)	(4.89)	2.27

Total from investment operations	4.76	2.10	(1.92)	4.84

Distributions to shareholders from
Net investment income	(3.12)	(2.99)	(2.97)	(2.57)
Net realized gains	0	0	(0.89)	0

Total distributions to shareholders	(3.12)	(2.99)	(3.86)	(2.57)

Net asset value, end of period	$62.08	$60.44	$61.33	$67.11

Total return	8.05%	3.58%	(3.00%)	7.61%
Ratios and supplemental data
Net assets, end of period (thousands)	$576,388	$611,279	$704,474	$746,874
Ratios to average net assets
Expenses‡	0.62%	0.63%	0.57%	0.62%†
Net investment income	5.07%	4.98%	4.59%	4.59%†
Portfolio turnover rate	37%	66%	97%	47%

	Year Ended September 30,

	2001	2000	1999	1998 (b)

CLASS IS
Net asset value, beginning of period	$60.44	$61.33	$67.11	$65.91

Income from investment operations
Net investment income	2.97	2.84	2.81	1.66
Net realized and unrealized gains or losses on securities	1.64	(0.89)	(4.89)	1.20

Total from investment operations	4.61	1.95	(2.08)	2.86

Distributions to shareholders from
Net investment income	(2.97)	(2.84)	(2.81)	(1.66)
Net realized gains	0	0	(0.89)	0

Total distributions to shareholders	(2.97)	(2.84)	(3.70)	(1.66)

Net asset value, end of period	$62.08	$60.44	$61.33	$67.11

Total return	7.78%	3.32%	(3.24%)	4.41%
Ratios and supplemental data
Net assets, end of period (thousands)	$9,394	$7,760	$5,863	$4,736
Ratios to average net assets
Expenses‡	0.88%	0.88%	0.83%	0.89%†
Net investment income	4.83%	4.77%	4.41%	4.35%†
Portfolio turnover rate	37%	66%	97%	47%

(a)	For the period from November 24, 1997 (commencement of class operations) to September 30, 1998.
(b)	For the period form March 2, 1998 (commencement of class operations) to September 30, 1998.
†	Annualized.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended September 30,

	2001#	2000	1999	1998 (a) #

CLASS I
Net asset value, beginning of period	$10.18	$10.21	$10.52	$10.42

Income from investment operations
Net investment income	0.62	0.67	0.60	0.53
Net realized and unrealized gains or losses on securities	0.42	(0.04)	(0.29)	0.10

Total from investment operations	1.04	0.63	0.31	0.63

Distributions to shareholders from
Net investment income	(0.67)	(0.66)	(0.60)	(0.53)
Net realized gains	0	0	(0.02)	0

Total distributions to shareholders	(0.67)	(0.66)	(0.62)	(0.53)

Net asset value, end of period	$10.55	$10.18	$10.21	$10.52

Total return	10.51%	6.42%	3.07%	6.21%
Ratios and supplemental data
Net assets, end of period (thousands)	$331,219	$282,827	$312,157	$70,810
Ratios to average net assets
Expenses‡	0.27%	0.30%	0.31%	0.30%†
Net investment income	6.06%	6.61%	5.88%	5.97%†
Portfolio turnover rate	116%	62%	147%	78%

	Year Ended September 30,

	2001#	2000	1999	1998 (b) #

CLASS IS
Net asset value, beginning of period	$10.18	$10.21	$10.52	$10.41

Income from investment operations
Net investment income	0.59	0.64	0.58	0.11
Net realized and unrealized gains or losses on securities	0.42	(0.03)	(0.29)	0.11

Total from investment operations	1.01	0.61	0.29	0.22

Distributions to shareholders from
Net investment income	(0.64)	(0.64)	(0.58)	(0.11)
Net realized gains	0	0	(0.02)	0

Total distributions to shareholders	(0.64)	(0.64)	(0.60)	(0.11)

Net asset value, end of period	$10.55	$10.18	$10.21	$10.52

Total return	10.24%	6.15%	2.81%	2.12%
Ratios and supplemental data
Net assets, end of period (thousands)	$29,418	$9,148	$1,629	$614
Ratios to average net assets
Expenses‡	0.52%	0.54%	0.56%	0.55%†
Net investment income	5.76%	6.45%	5.67%	5.84%†
Portfolio turnover rate	116%	62%	147%	78%

(a)	For the period from November 24, 1997 (commencement of class operations) to September 30, 1998.
(b)	For the period from July 28, 1998 (commencement of class operations) to September 30, 1998.
†	Annualized.
#	Net investment income is based on average shares outstanding during the period.
‡	Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Schedule of Investments

September 30, 2001

	Credit Rating^	Principal Amount	Value

COLLATERALIZED MORTGAGE OBLIGATIONS–16.5%
FHLMC:
4.40%, 04/15/2024	AAA	$4,429,849	$4,407,272
6.00%, 12/15/2011	AAA	42,062,174	42,797,602
6.50%, 04/15/2014	AAA	18,200,388	18,533,281
FNMA:
4.50%, 04/25/2022	AAA	2,714,156	2,732,752
5.22%, 10/25/2017	AAA	13,040,862	13,143,479
5.27%, 03/25/2009	AAA	9,632,609	9,958,351
5.47%, 01/25/2022	AAA	9,400,000	9,470,306
6.00%, 06/25/2027	AAA	30,167,816	30,969,816
7.50%, 07/25/2022	AAA	8,456,333	9,105,710
9.00%, 12/25/2019	AAA	993,744	1,061,037
GNMA, 6.50%, 05/16/2026	AAA	13,673,669	13,643,368

Total Collateralized Mortgage Obligations			155,822,974

MORTGAGE-BACKED SECURITIES–71.9%
FHLMC:
5.27%, 01/15/2023	AAA	1,416,085	1,426,270
5.94%, 08/01/2031	AAA	5,358,690	5,419,020
6.16%, 06/01/2031	AAA	19,797,939	20,307,884
6.35%, 04/01/2031	AAA	2,853,101	2,926,590
6.36%, 07/01/2029	AAA	565,682	500,276
6.50%, 08/15/2031	AAA	11,520,000	11,660,314
6.61%, 03/01/2027	AAA	14,380,340	14,827,481
6.67%, 06/01/2017	AAA	172,887	175,831
6.72%, 02/01/2027	AAA	5,956,327	6,155,405
6.75%, 01/01/2017	AAA	34,403	34,996
6.76%, 04/01/2020	AAA	328,608	340,047
6.80%, 06/01/2024	AAA	111,966	114,665
6.84%, 05/01/2022	AAA	488,615	496,326
6.85%, 07/01/2019	AAA	225,414	229,746
7.00%, 03/01/2021-07/01/2030	AAA	1,653,204	1,689,153
7.07%, 08/01/2023	AAA	217,088	224,024
7.21%, 09/01/2028	AAA	3,461,641	3,641,971
7.23%, 04/01/2022	AAA	2,416,148	2,470,230
7.24%, 10/01/2018-02/01/2031	AAA	17,597,863	18,157,527
7.25%, 11/01/2008	AAA	5,679	5,742
7.29%, 05/01/2019	AAA	27,938	28,845
7.31%, 09/01/2017	AAA	883,878	901,548
7.33%, 02/01/2028	AAA	429,212	441,430
7.36%, 10/01/2016	AAA	181,223	184,325
7.39%, 07/01/2031	AAA	20,000,000	20,625,000
7.41%, 03/01/2022-11/01/2029	AAA	2,557,309	2,607,063
7.49%, 03/01/2023	AAA	69,175	71,991

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MORTGAGE-BACKED SECURITIES–continued
FHLMC–continued:
7.53%, 07/01/2023	AAA	$1,168,106	$1,222,986
7.61%, 06/01/2024	AAA	312,519	327,293
7.63%, 03/01/2018	AAA	293,496	299,879
7.67%, 02/01/2021	AAA	618,120	635,012
7.69%, 04/01/2023	AAA	986,046	1,030,902
7.70%, 06/01/2016	AAA	2,433,290	2,451,835
7.74%, 01/01/2022	AAA	1,750,086	1,790,337
7.79%, 10/01/2023	AAA	1,584,412	1,662,272
7.80%, 11/01/2021	AAA	1,138,544	1,167,279
7.87%, 11/01/2023	AAA	1,854,195	1,944,504
7.88%, 03/01/2019-10/01/2023	AAA	2,332,864	2,430,664
7.90%, 05/01/2020	AAA	36,485	38,204
8.00%, 08/01/2024	AAA	135,529	144,789
8.24%, 05/01/2026	AAA	2,096,035	2,201,218
8.35%, 10/01/2021	AAA	562,338	576,462
8.50%, 11/01/2021-03/01/2023	AAA	1,149,396	1,237,058
9.75%, 03/01/2016	AAA	294,417	316,188
10.50%, 04/01/2004-10/01/2005	AAA	72,815	75,403
FNMA:
5.47%, 07/01/2029	AAA	1,385,893	1,422,818
5.52%, 06/01/2020	AAA	1,960,865	2,015,601
5.75%, 08/01/2015-02/01/2019	AAA	8,101,851	8,252,694
5.77%, 01/01/2018	AAA	3,707,051	3,812,134
5.81%, 04/01/2018	AAA	2,458,571	2,520,118
5.85%, 03/01/2015	AAA	423,954	427,677
5.88%, 01/01/2019	AAA	1,735,652	1,784,164
5.89%, 02/01/2031	AAA	1,425,153	1,444,054
5.91%, 02/01/2031	AAA	9,131,030	9,252,134
6.00%, 03/01/2018	AAA	230,507	234,098
6.22%, 06/01/2034	AAA	6,424,483	6,573,579
6.30%, 06/01/2030-12/01/2040	AAA	81,916,399	83,818,163
6.37%, 03/01/2006	AAA	3,799,941	3,926,629
6.43%, 11/01/2039	AAA	6,279,541	6,510,034
6.45%, 09/01/2031	AAA	25,317,152	26,045,020
6.46%, 07/01/2021-08/01/2031	AAA	64,268,845	66,021,810
6.49%, 04/01/2031	AAA	11,471,579	11,751,199
6.50%, 06/01/2018	AAA	151,192	156,468
6.51%, 01/01/2016	AAA	641,494	656,414
6.52%, 03/01/2027	AAA	2,927,239	2,995,369
6.53%, 03/01/2027	AAA	522,091	529,624
6.55%, 05/01/2027	AAA	7,594,611	7,895,435
6.57%, 12/01/2026-10/01/2030	AAA	4,623,227	4,746,145
6.58%, 07/01/2020	AAA	264,039	270,572
6.64%, 07/01/2027	AAA	346,554	352,260

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MORTGAGE-BACKED SECURITIES–continued
FNMA–continued:
6.69%, 04/01/2028	AAA	$5,408,865	$5,575,567
6.70%, 01/01/2023	AAA	660,356	676,418
6.71%, 09/01/2018-11/01/2018	AAA	1,643,584	1,685,026
6.77%, 10/01/2016	AAA	325,975	334,114
6.78%, 07/01/2027	AAA	1,118,578	1,162,484
6.80%, 10/01/2017	AAA	298,649	303,552
6.90%, 02/01/2017-05/01/2022	AAA	2,070,935	2,113,944
6.91%, 03/01/2019	AAA	103,545	105,461
6.93%, 07/01/2023-06/01/2027	AAA	10,422,892	10,748,716
6.95%, 05/01/2036	AAA	806,140	828,707
6.96%, 09/01/2030	AAA	9,543,953	9,781,647
6.98%, 10/01/2028	AAA	18,146,723	18,793,200
6.99%, 11/01/2017-04/01/2038	AAA	3,584,800	3,669,729
7.00%, 08/01/2017	AAA	185,817	191,792
7.02%, 12/01/2017	AAA	590,357	600,809
7.03%, 09/01/2021	AAA	7,375,303	7,519,813
7.11%, 04/01/2028	AAA	4,680,165	4,812,063
7.12%, 07/01/2015-12/01/2030	AAA	19,070,074	19,729,517
7.13%, 09/01/2018-01/01/2031	AAA	2,689,334	2,752,062
7.15%, 03/01/2030	AAA	5,722,893	5,904,035
7.17%, 12/01/2022	AAA	230,050	233,630
7.18%, 08/01/2028	AAA	18,237,757	18,784,890
7.19%, 01/01/2027	AAA	7,561,291	7,835,388
7.20%, 04/01/2025-06/01/2026	AAA	1,459,902	1,498,466
7.22%, 01/01/2017	AAA	4,392,593	4,537,510
7.27%, 01/01/2022	AAA	560,217	572,223
7.32%, 09/01/2026	AAA	2,059,395	2,105,922
7.33%, 07/01/2025	AAA	479,739	491,136
7.36%, 08/01/2025-02/01/2032	AAA	3,635,393	3,730,599
7.37%, 10/01/2031	AAA	4,928,320	5,066,929
7.44%, 12/01/2019-07/01/2030	AAA	16,635,475	17,148,765
7.47%, 08/01/2027	AAA	6,122,199	6,294,931
7.48%, 08/01/2030	AAA	10,493,145	10,827,614
7.49%, 11/01/2024	AAA	8,161,764	8,327,774
7.50%, 07/25/2028	AAA	1,641,272	1,712,282
7.51%, 12/01/2021-08/01/2030	AAA	14,287,768	14,733,217
7.52%, 07/01/2030@	AAA	9,964,696	10,266,751
7.53%, 01/01/2030	AAA	5,411,398	5,583,886
7.54%, 12/01/2023	AAA	1,688,710	1,768,730
7.60%, 07/01/2019	AAA	118,592	121,118
7.65%, 08/01/2027	AAA	5,811,863	5,960,603
7.66%, 12/01/2029	AAA	2,531,074	2,618,080
7.69%, 02/01/2027	AAA	398,065	409,586

EVERGREEN
Adjustable Rate Fund
(formerly, Evergreen Select Adjustable Rate Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MORTGAGE-BACKED SECURITIES–continued
FNMA–continued:
7.71%, 06/01/2026	AAA	$1,549,311	$1,606,374
7.74%, 02/01/2026	AAA	917,648	950,904
7.77%, 07/01/2028	AAA	11,267,920	11,669,339
7.80%, 06/01/2024	AAA	301,735	310,203
7.86%, 12/01/2024-05/01/2027	AAA	4,089,603	4,243,951
7.89%, 01/01/2025	AAA	1,404,980	1,459,423
8.01%, 04/01/2024	AAA	458,906	470,563
8.08%, 01/01/2022	AAA	211,600	217,165
8.12%, 06/01/2019-12/01/2024	AAA	584,630	606,281
8.44%, 07/01/2024	AAA	708,549	732,960
8.50%, 04/01/2026-06/01/2030	AAA	3,035,737	3,243,947
9.00%, 05/01/2021-02/01/2025	AAA	1,825,015	1,995,789
9.50%, 04/01/2005-05/01/2007	AAA	249,745	258,511
10.50%, 11/01/2019	AAA	750,167	828,062
10.75%, 10/01/2012	AAA	255,857	282,606
11.00%, 01/01/2016-01/01/2018	AAA	405,194	456,783
12.50%, 07/01/2015	AAA	531,408	616,484
GNMA:
6.00%, 01/20/2030	AAA	2,429,817	2,475,116
6.375%, 02/20/2016-05/20/2026	AAA	10,645,459	10,898,099
7.50%, 02/20/2023-11/20/2023	AAA	527,531	552,315
7.625%, 12/20/2017-10/20/2027	AAA	5,049,466	5,220,249
7.75%, 08/20/2015-07/20/2024	AAA	3,368,630	3,473,709
9.00%, 05/15/2016-08/15/2021	AAA	3,841,305	4,207,869
9.50%, 08/15/2018-12/15/2021	AAA	3,373,114	3,752,040
10.25%, 11/15/2029@	AAA	2,532,268	2,551,260

Total Mortgage-Backed Securities			679,628,886

U.S. TREASURY OBLIGATIONS–1.4%
U.S. Treasury Notes:
4.625%, 05/15/2006	AAA	10,000,000	10,356,260
4.75%, 01/15/2010	AAA	2,638,275	2,848,514

Total U.S. Treasury Obligations			13,204,774

		Shares	Value

SHORT-TERM INVESTMENTS–11.5%
MUTUAL FUND SHARES–11.5%
Evergreen Institutional Money Market Fund ø		109,048,010	109,048,010

Total Investments–(cost $949,994,095)–101.3%			957,704,644
Other Assets and Liabilities–(1.3%)			(12,535,059)

Net Assets–100.0%			$945,169,585

See Combined Notes to Schedules of Investments.

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Schedule of Investments

September 30, 2001

	Credit Rating^	Principal Amount	Value

ASSET-BACKED SECURITIES–1.1%
Comed Transitional Funding Trust, Ser. 1998-1, Class A7, 5.74%,
12/25/2010	AAA	$9,750,000	$10,104,964
Federal Express Corp. Pass Through Certs., Ser. 981A, 6.72%,
01/15/2022	AAA	9,027,296	8,660,652

Total Asset-Backed Securities			18,765,616

COLLATERALIZED MORTGAGE OBLIGATIONS–9.5%
Commerce 2000, Ser. C1, Class A2, 7.42%, 04/15/2010	AAA	11,650,000	12,852,371
Comml. Mtge. Asset Trust, Ser. 1999-C1, Class A3, 6.64%,
09/17/2010	AAA	9,170,000	9,768,686
Credit Suisse First Boston Mtge., 7.325%, 07/15/2008	AAA	6,783,188	7,379,056
FHLMC:
Ser. 1961, Class H, 6.50%, 05/15/2012	AAA	8,490,000	8,853,652
Ser. 2115, Class PE, 6.00%, 01/15/2014	AAA	20,791,000	21,167,629
Ser. 2123, Class PE, 6.00%, 12/15/2027	AAA	6,680,000	6,744,028
FNMA:
Ser. 1994-72, Class J, 6.00%, 06/25/2023	AAA	6,070,000	6,187,079
Ser. 1996-21, Class PJ, 6.00%, 12/25/2010	AAA	7,427,600	7,652,099
Ser. 1999-6, Class PB, 6.00%, 03/25/2019	AAA	7,385,000	7,428,908
Ser. 2111, Class TC, 6.00%, 10/15/2010	AAA	7,415,000	7,694,509
Ser. 2143 Class CB, 6.00%, 12/15/2024	AAA	6,850,000	7,004,159
Ser. G92-23, Class Z, 7.50%, 05/25/2021	AAA	1,566,995	1,691,984
Ser. G92-44, Class Z, 8.00%, 07/25/2022	AAA	986,550	1,038,412
GMAC Comml. Mtge. Securities, Inc., Ser. 1998-C2, Class A1,
6.15%, 11/15/2007	AAA	9,497,798	9,911,848
Lehman Brothers Comml. Conduit Mtge. Trust, Ser. 1999-C2,
Class A1, 7.11%, 07/15/2008	Aaa	18,449,217	19,852,101
Morgan Stanley Capital I, Inc.:
Ser. 1998-XL1, Class A3, 6.48%, 06/03/2030	AAA	12,490,000	13,202,166
Ser. 1998-XL2, 6.17%, 10/03/2008	AAA	14,620,000	15,156,310

Total Collateralized Mortgage Obligations			163,584,997

CORPORATE BONDS–29.2%
CONSUMER DISCRETIONARY–4.7%
Auto Components–0.9%
Delphi Automotive Systems Corp., 6.125%, 05/01/2004	BBB	14,100,000	14,483,379

Automobiles–2.4%
Ford Motor Co.:
5.80%, 01/12/2009	A	18,230,000	17,116,931
6.375%, 02/01/2029	A	15,230,000	12,520,689
General Motors Corp., 7.20%, 01/15/2011	A	11,750,000	11,965,613

			41,603,233

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
CONSUMER DISCRETIONARY–continued
Multi-line Retail–1.4%
May Department Stores Co., 8.75%, 05/15/2029	A+	$7,690,000	$8,950,491
Sears Roebuck Acceptance Corp., 7.00%, 02/01/2011	A-	8,300,000	8,165,424
Wal-Mart Stores, Inc., 6.875%, 08/10/2009	AA	7,000,000	7,591,227

			24,707,142

CONSUMER STAPLES–2.3%
Beverages–1.7%
Coca Cola Enterprises, Inc.:
6.125%, 08/15/2011	A	9,000,000	9,140,526
6.75%, 01/15/2038	A	5,715,000	5,543,076
8.50%, 02/01/2022	A	4,200,000	4,907,280
Pepsi Bottling Group, Inc., 7.00%, 03/01/2029	A-	9,890,000	10,240,571

			29,831,453

Food & Drug Retailing–0.6%
Safeway, Inc., 6.50%, 11/15/2008	BBB	9,000,000	9,371,493

FINANCIALS–13.3%
Banks–3.3%
Bank of New York, Inc., 6.50%, 12/01/2003	A	2,610,000	2,748,852
Firststar Bank:
6.25%, 12/01/2002	A	2,450,000	2,536,590
7.125%, 12/01/2009	A	5,925,000	6,340,343
National City Corp.:
6.875%, 05/15/2019	A-	7,795,000	7,539,729
7.20%, 05/15/2005	A-	900,000	970,647
Norwest Financial, Inc., 5.375%, 09/30/2003	Aa2	950,000	977,256
PNC Funding Corp.:
6.125%, 09/01/2003	BBB+	5,475,000	5,724,501
6.125%, 02/15/2009	BBB+	10,225,000	10,342,680
SunTrust Banks, Inc.:
6.125%, 02/15/2004	A	340,000	355,860
6.375%, 04/01/2011	A+	6,500,000	6,648,505
Washington Mutual, Inc., 7.50%, 08/15/2006	BBB+	10,700,000	11,810,339

			55,995,302

Diversified Financials–6.4%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	11,250,000	11,508,874
Associates Corp.:
5.75%, 10/15/2003	AA-	15,180,000	15,772,058
Caterpillar Financial Services, 6.09%, 03/01/2004	A+	14,000,000	14,645,162
GMAC:
5.85%, 01/14/2009	A	4,515,000	4,302,519
6.38%, 01/30/2004	A	6,000,000	6,223,506
6.875%, 09/15/2011	A	6,500,000	6,385,223

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
FINANCIALS–continued
Diversified Financials–continued
Household Finance Corp.:
5.875%, 09/25/2004	A	$225,000	$234,045
6.50%, 11/15/2008	A	11,050,000	11,398,926
7.20%, 07/15/2006	A	5,275,000	5,699,421
International Lease Finance Corp.:
5.35%, 05/03/2004	AA-	13,800,000	14,310,227
5.95%, 06/06/2005	AA-	6,150,000	6,437,027
Merrill Lynch & Co., 6.15%, 01/26/2006	AA-	4,625,000	4,818,741
Morgan Stanley Group, Inc., 6.10%, 04/15/2006	AA-	6,700,000	6,933,274
Sears Roebuck Acceptance Corp., 6.99%, 09/30/2002	A-	750,000	778,752

			109,447,755

Insurance–1.1%
American General Finance Corp.:
5.875%, 07/14/2006	A+	8,000,000	8,297,576
6.86%, 11/22/2002	A+	700,000	729,810
7.45%, 01/15/2005	A+	8,700,000	9,504,437

			18,531,823

Real Estate–2.5%
AvalonBay Communities, Inc., 6.625%, 01/15/2005 REIT	BBB+	6,485,000	6,800,158
Duke Realty LP, 7.05%, 03/01/2006 REIT	Baa1	3,470,000	3,678,741
EOP Operating LP, 6.80%, 01/15/2009	BBB+	10,185,000	10,419,785
ERP Operating LP:
6.55%, 11/15/2001 REIT	BBB+	1,325,000	1,329,779
6.63%, 04/13/2005 REIT	BBB+	20,450,000	21,251,722

			43,480,185

INDUSTRIALS–1.5%
Air Freight & Couriers–0.3%
United Parcel Services, Inc., 8.375%, 04/01/2020	AAA	4,470,000	5,346,933

Road & Rail–1.2%
Burlington Northern Santa Fe Corp.:
6.75%, 03/15/2029	BBB+	8,470,000	8,040,181
7.125%, 12/15/2010	BBB+	6,800,000	7,205,090
8.625%, 11/01/2004	BBB+	5,130,000	5,626,738

			20,872,009

MATERIALS–2.2%
Chemicals–0.7%
Dow Chemical Co., 6.125%, 02/01/2011	A	12,700,000	12,829,337

Metals & Mining–1.0%
Alcoa, Inc., 6.50%, 06/01/2011	A+	16,500,000	17,254,875

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
MATERIALS–continued
Paper & Forest Products–0.5%
International Paper Co., 6.50%, 11/15/2007	BBB	$325,000	$331,891
Weyerhaeuser Co., 6.00%, 08/01/2006	A-	7,500,000	7,665,668

			7,997,559

TELECOMMUNICATION SERVICES–4.4%
Diversified Telecommunication Services–4.4%
AT&T Corp., 6.50%, 03/15/2029	A	7,740,000	6,773,615
Bellsouth Telecommunications, Inc., 6.375%, 06/01/2028	A+	5,445,000	4,929,821
MCI Communications Corp., 6.50%, 04/15/2010	BBB+	4,800,000	4,620,653
Navistar International Corp., 9.375%, 06/01/2006	BBB-	12,000,000	11,640,000
New Jersey Bell Telephone Co., 7.85%, 11/15/2029	A+	8,000,000	8,637,688
Pacific Bell, 6.625%, 11/01/2009	AA-	600,000	623,703
Sprint Capital Corp.:
5.875%, 05/01/2004	BBB+	10,175,000	10,414,845
6.125%, 11/15/2008	BBB+	10,000,000	9,744,560
6.875%, 11/15/2028	BBB+	8,725,000	7,876,031
WorldCom, Inc., 6.95%, 08/15/2028	BBB+	10,825,000	9,478,868

			74,739,784

UTILITIES–0.8%
Gas Utilities–0.8%
Consolidated Natural Gas Co., 6.85%, 04/15/2011	BBB+	6,135,000	6,345,369
Enron Corp., 7.375%, 05/15/2019	BBB-	7,840,000	7,677,563

			14,022,932

Total Corporate Bonds			500,515,194

MORTGAGE-BACKED SECURITIES–38.5%
FHLMC:
6.00%, 05/01/2031-08/01/2031	AAA	26,238,793	26,210,336
7.00%, 02/01/2015	AAA	1,447,232	1,514,258
7.50%, 04/01/2023-08/01/2031	AAA	22,909,587	23,845,253
6.00%, TBA #	AAA	113,360,000	113,146,883
FNMA:
5.78%, 01/01/2013	AAA	6,900,000	7,150,470
5.81%, 01/01/2009 @	AAA	10,193,131	10,438,785
6.00%, 05/01/2016-05/01/2029 ##	AAA	64,395,626	64,869,404
6.08%, 04/01/2005	AAA	4,682,683	4,903,731
6.125%, 05/01/2009	AAA	4,387,638	4,578,924
6.13%, 04/01/2009	AAA	38,512	40,226
6.14%, 04/01/2009	AAA	3,544,434	3,701,871
6.15%, 12/01/2008	AAA	5,096,173	5,277,540
6.18%, 12/01/2008	AAA	4,008,032	4,157,835
6.29%, 05/01/2011 @	AAA	9,970,902	10,331,849
6.31%, 03/01/2008	AAA	1,301,934	1,374,746

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MORTGAGE-BACKED SECURITIES–continued
FNMA–continued:
6.32%, 01/01/2006-04/01/2009	AAA	$13,333,167	$14,023,549
6.37%, 04/01/2009	AAA	180,876	189,211
6.61%, 02/01/2007	AAA	6,452,851	6,893,507
6.70%, 11/01/2007	AAA	528,324	567,408
6.77%, 08/01/2004	AAA	172,599	182,396
6.81%, 12/01/2006	AAA	52,343	56,290
6.96%, 12/01/2010	AAA	54,651	59,479
7.02%, 12/01/2010	AAA	79,535	86,769
7.13%, 11/01/2006	AAA	4,278,820	4,656,819
7.17%, 05/01/2007	AAA	12,718,361	13,877,217
7.24%, 11/01/2006	AAA	4,521,638	4,941,402
7.28%, 10/01/2003	AAA	139,186	146,024
7.36%, 11/01/2006 @	AAA	5,130,000	5,602,986
7.375%, 08/01/2006	AAA	59,256	64,946
7.50%, 08/01/2015-06/01/2031 ##	AAA	103,217,825	107,775,479
7.54%, 11/01/2006	AAA	6,822,249	7,470,856
7.74%, 06/01/2007	AAA	5,185,871	5,796,377
7.79%, 06/01/2010	AAA	9,520,129	10,860,804
8.00%, 11/01/2030	AAA	8,707,453	9,194,667
8.50%, 01/01/2012	AAA	15,463	16,517
8.66%, 01/01/2005	AAA	566,154	628,044
5.50%, TBA #	AAA	63,975,000	64,094,633
6.00%, TBA #	AAA	61,480,000	62,000,050
7.50%, TBA #	AAA	27,620,000	28,801,594
GNMA:
7.00%, 09/15/2012	AAA	86,788	91,256
7.75%, 07/15/2020-08/15/2021	AAA	6,538,979	6,910,128
8.00%, 07/15/2016-10/15/2030	AAA	22,595,131	23,749,554

Total Mortgage-Backed Securities			660,280,073

U.S. TREASURY OBLIGATIONS–9.9%
U.S. Treasury Bonds, 6.25%, 08/15/2023 ##	AAA	97,515,000	107,007,500
U.S. Treasury Notes:
3.375%, 01/15/2007	AAA	17,033,880	17,528,936
5.875%, 11/15/2004	AAA	12,720,000	13,644,197
6.00%, 08/15/2009	AAA	7,075,000	7,782,783
7.00%, 07/15/2006	AAA	22,062,000	24,998,143

Total U.S. Treasury Obligations			170,961,559

EVERGREEN
Core Bond Fund
(formerly, Evergreen Select Core Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Shares	Value

MUTUAL FUND SHARES–2.5%
Aberdeen Asia Pacific Income Fund	410,200	$1,628,494
Aberdeen Commonwealth Income Fund	136,700	1,223,465
Blackrock Investment Quality Term Trust	144,900	1,327,284
Blackrock North American Government Income Trust	957,100	9,800,704
Blackrock Strategic Term Trust	449,000	4,350,810
Hyperion 2002 Term Trust	907,100	8,653,734
Hyperion 2005 Investment Grade Opportunity Term Trust	145,600	1,389,024
John Hancock Income Securities Trust	126,700	1,849,820
MFS Government Markets Income Trust	1,070,200	7,084,724
TCW / DW Term Trust 2003	512,400	5,405,820

Total Mutual Fund Shares		42,713,879

SHORT-TERM INVESTMENTS–24.2%
MUTUAL FUND SHARES–24.2%
Evergreen Institutional Money Market Fund ø	415,150,184	415,150,184

Total Investments–(cost $1,915,004,910)–114.9%		1,971,971,502
Other Assets and Liabilities–(14.9%)		(255,994,863)

Net Assets–100.0%		$1,715,976,639

See Combined Notes to Schedules of Investments.

EVERGREEN
Fixed Income Fund
(formerly, Evergreen Select Fixed Income Fund)
Schedule of Investments

September 30, 2001

	Credit Rating^	Principal Amount	Value

ASSET-BACKED SECURITIES–3.6%
Capco America Securitization Corp., 5.86%, 12/15/2007	AAA	$5,892,263	$6,114,355
Case Equipment Loan Trust, Ser. 1998-A, Class A4, 5.86%,
02/15/2005	AAA	54,837	54,958
Continental Airlines, Inc. Pass Through Trust, Ser. 2000-2,
Class A2, 7.49%, 10/02/2010	AA	2,400,000	2,358,977
Distribution Financial Services Trust, Ser. 1999-3, Class A4,
6.65%, 11/03/2015	AAA	5,000,000	5,174,259
Empire Funding Home Loan Owner Trust, Ser. 1998-1, Class A4,
6.26%, 12/25/2012	AAA	1,948,426	2,013,740
Metlife Capital Equipment Loan Trust, Ser. 1997-A, Class A,
6.85%, 05/20/2008	AAA	1,063,925	1,103,639
Prudential Securities Secured Financing Corp., Ser. 1994-4,
Class A1, 8.12%, 02/15/2025	AAA	1,600,608	1,708,097
The Money Store Home Equity Trust, Ser. 1992-B, Class A,
6.90%, 07/15/2007	AAA	305,916	305,714

Total Asset-Backed Securities			18,833,739

COLLATERALIZED MORTGAGE OBLIGATIONS–7.4%
Commerce 2000, Ser. C1, Class A2, 7.42%, 04/15/2010	AAA	4,895,000	5,400,202
Commerce 2000 C-1, 7.21%, 09/15/2008	AAA	6,820,186	7,376,685
FHLMC:
Ser. 1519, Class F, 6.75%, 03/15/2007	AAA	506,944	511,742
Ser. 1634, Class PH, 6.00%, 11/15/2022	AAA	4,600,000	4,755,963
Ser. 1675, Class J, 6.50%, 06/15/2023	AAA	6,250,000	6,485,156
Ser. 1935, Class FL, 4.58%, 02/15/2027	AAA	418,285	421,940
FNMA, Ser. 1998-W8, Class A4, 6.02%, 09/25/2028	AAA	5,750,000	5,891,939
Lehman Brothers Comml. Conduit Mtge. Trust, Ser. 1999-C1,
Class A1, 6.41%, 08/15/2007	AAA	4,959,423	5,227,425
Morgan Stanley Capital I, Inc., Ser. 1998-XL2, 6.17%,
10/03/2008	AAA	2,700,000	2,799,045

Total Collateralized Mortgage Obligations			38,870,097

CORPORATE BONDS–45.1%
CONSUMER DISCRETIONARY–6.4%
Automobiles–1.0%
General Motors Corp., 7.20%, 01/15/2011	A	5,000,000	5,083,560

Media–0.8%
AOL Time Warner, Inc.:
6.125%, 04/15/2006	BBB+	2,500,000	2,583,472
8.11%, 08/15/2006	BBB+	1,690,000	1,883,091

			4,466,563

EVERGREEN
Fixed Income Fund
(formerly, Evergreen Select Fixed Income Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
CONSUMER DISCRETIONARY–continued
Multi-line Retail–4.0%
May Department Stores Co., 7.15%, 08/15/2004	A+	$3,630,000	$3,903,669
Sears Roebuck Acceptance Corp., 7.00%, 02/01/2011	A-	4,100,000	4,033,523
Target Corp., 7.50%, 02/15/2005	A+	8,200,000	8,982,756
Wal-Mart Stores, Inc., 6.875%, 08/10/2009	AA	4,000,000	4,337,844

			21,257,792

Textiles & Apparel–0.6%
Nike, Inc., 5.50%, 08/15/2006	A	3,000,000	3,045,057

CONSUMER STAPLES–2.5%
Beverages–2.0%
Coca Cola Co., 5.75%, 04/30/2009	A	6,500,000	6,555,829
Pepsi Bottling Group, Inc., 5.625%, 02/17/2009 144A	A	3,975,000	4,013,140

			10,568,969

Food & Drug Retailing–0.5%
Safeway, Inc., 7.00%, 09/15/2002	BBB	2,425,000	2,487,938

ENERGY–2.0%
Energy Equipment & Services–1.4%
Nisource, Inc., 7.625%, 11/15/2005	BBB	6,850,000	7,464,322

Oil & Gas–0.6%
Amerada Hess Corp., 5.90%, 08/15/2006	BBB	3,275,000	3,340,709

FINANCIALS–23.4%
Banks–5.9%
Bank of America Corp., 9.125%, 10/15/2001	A	1,020,000	1,022,109
Bell Atlantic Finance Services, Inc., 7.60%, 03/15/2007	A+	5,000,000	5,504,665
PNC Funding Corp.:
5.75%, 08/01/2006	A-	2,000,000	2,051,476
6.125%, 02/15/2009	BBB+	3,400,000	3,439,131
SunTrust Banks, Inc., 6.375%, 04/01/2011	A+	4,000,000	4,091,388
Washington Mutual, Inc., 6.875%, 06/15/2011	BBB+	4,250,000	4,466,924
Wells Fargo & Co., 6.625%, 07/15/2004	A+	10,000,000	10,701,130

			31,276,823

Diversified Financials–14.4%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	5,250,000	5,370,808
American Express Co., 5.50%, 09/12/2006	A1	4,000,000	4,020,228
Boeing Capital Corp., 6.10%, 03/01/2011	AA-	5,000,000	4,899,310
Caterpillar Financial Services, 5.33%, 08/30/2004	A+	5,000,000	5,144,575
Duke Capital Corp., 7.25%, 10/01/2004	A	3,900,000	4,191,248
Ford Motor Credit Co., 7.375%, 10/28/2009	A	5,000,000	5,108,495
General Electric Capital Corp., 6.80%, 11/01/2005	AAA	4,000,000	4,322,276

EVERGREEN
Fixed Income Fund
(formerly, Evergreen Select Fixed Income Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
FINANCIALS–continued
Diversified Financials–continued
GMAC:
6.75%, 12/10/2002	A	$5,000,000	$5,182,295
6.875%, 09/15/2011	A	2,200,000	2,161,152
Golden West Financial Corp., 5.50%, 08/08/2006	A	2,500,000	2,514,373
Household Finance Corp., 6.40%, 06/17/2008	A	4,000,000	4,106,944
International Lease Finance Corp.:
5.35%, 05/03/2004	AA-	3,000,000	3,110,037
5.95%, 06/06/2005	AA-	5,000,000	5,233,355
John Deere Capital Corp., 5.52%, 04/30/2004	A	5,000,000	5,172,260
Legg Mason, Inc., 6.75%, 07/02/2008	BBB	3,600,000	3,754,508
LG&E Capital Corp., 5.75%, 11/01/2001 144A	BBB	5,000,000	5,006,340
Merrill Lynch & Co., Inc., 6.00%, 02/12/2003	AA-	2,350,000	2,435,911
Morgan Stanley Group, Inc., 6.10%, 04/15/2006	AA-	4,000,000	4,139,268

			75,873,383

Insurance–2.3%
American General Finance Corp., 6.10%, 05/22/2006	A+	6,500,000	6,789,101
Metropolitan Life Insurance Co., 7.00%, 11/01/2005 144A	A+	5,000,000	5,318,310

			12,107,411

Real Estate–0.8%
EOP Operating LP, 7.00%, 07/15/2011	BBB+	3,800,000	3,893,742

HEALTH CARE–0.4%
Pharmaceuticals–0.4%
American Home Products Corp., 6.25%, 03/15/2006	A	2,000,000	2,088,236

INDUSTRIALS–3.7%
Aerospace & Defense–1.1%
McDonnell Douglas Corp., 6.875%, 11/01/2006	AA-	5,555,000	5,888,250

Chemicals–0.8%
Dow Chemical Co., 6.125%, 02/01/2011	A	4,100,000	4,141,755

Machinery–0.6%
Ingersoll Rand Co., 6.25%, 05/15/2006	A-	3,000,000	3,103,419

Road & Rail–1.2%
Union Pacific Corp., 9.625%, 12/15/2002	BBB-	6,000,000	6,409,056

INFORMATION TECHNOLOGY–2.6%
Communications Equipment–1.2%
SBC Communications, Inc., 6.25%, 03/15/2011	AA-	6,000,000	6,148,332

Computers & Peripherals–0.6%
International Business Machines, Inc., 5.25%, 12/01/2003	A+	3,000,000	3,100,527

EVERGREEN
Fixed Income Fund
(formerly, Evergreen Select Fixed Income Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
INFORMATION TECHNOLOGY–continued
IT Consulting & Services–0.8%
Verizon Global Funding Corp., 6.75%, 12/01/2005	A+	$4,000,000	$4,263,756

MATERIALS–0.8%
Metals & Mining–0.8%
Alcoa, Inc., 5.875%, 06/01/2006	A+	4,000,000	4,157,620

TELECOMMUNICATION SERVICES–3.3%
Diversified Telecommunication Services–2.5%
Navistar International Corp., 9.375%, 06/01/2006	BBB-	4,000,000	3,880,000
Sprint Capital Corp., 7.625%, 01/30/2011	BBB+	6,000,000	6,357,270
Worldcom, Inc., 6.50%, 05/15/2004	BBB+	3,000,000	3,106,797

			13,344,067

Wireless Telecommunications Services–0.8%
Vodafone Airtouch Plc, 7.625%, 02/15/2005	A	4,000,000	4,327,340

Total Corporate Bonds			237,838,627

MORTGAGE-BACKED SECURITIES–30.0%
FHLMC:
6.50%, 07/01/2004	AAA	560,544	578,181
7.50%, 10/01/2030-01/01/2031	AAA	8,511,658	8,860,352
6.00%, TBA #	AAA	10,350,000	10,330,542
7.50%, TBA #	AAA	4,355,000	4,530,506
FNMA:
6.00%, 11/01/2008-05/01/2029 ##	AAA	44,485,953	45,137,580
6.15%, 04/01/2011	AAA	2,788,611	2,884,504
6.19%, 06/01/2017	AAA	52,741	53,290
6.26%, 04/01/2011 @	AAA	3,985,144	4,174,836
6.625%, 09/15/2009	AAA	3,400,000	3,751,172
6.82%, 12/01/2007	AAA	6,435,082	6,942,505
6.91%, 07/01/2009	AAA	5,946,054	6,460,474
7.17%, 05/01/2007	AAA	4,704,554	5,133,218
7.21%, 06/01/2006	AAA	5,125,313	5,582,593
7.44%, 12/01/2006	AAA	3,355,905	3,662,072
7.50%, 09/01/2015-02/01/2031	AAA	17,635,007	18,436,652
11.00%, 02/01/2025	AAA	2,683,761	3,037,198
5.50%, TBA #	AAA	2,835,000	2,840,301
7.50%, TBA #	AAA	20,710,000	21,531,773
GNMA:
8.05%, 06/15/2019-10/15/2020	AAA	4,038,055	4,311,118

Total Mortgage-Backed Securities			158,238,867

EVERGREEN
Fixed Income Fund
(formerly, Evergreen Select Fixed Income Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating ^	Principal Amount	Value

U.S. TREASURY OBLIGATIONS–10.9%
U.S. Treasury Notes:
3.375%, 01/15/2007	AAA	$8,292,810	$8,533,824
5.875%, 11/15/2004	AAA	23,875,000	25,609,686
6.00%, 08/15/2009	AAA	13,790,000	15,169,551
7.00%, 07/15/2006	AAA	7,370,000	8,350,844

Total U.S. Treasury Obligations			57,663,905

YANKEE OBLIGATIONS-GOVERNMENT–2.4%
Canada:
4.625%, 10/03/2006	AA-	2,500,000	2,503,870
5.50%, 10/01/2008	AA	10,000,000	10,307,510

Total Yankee Obligations-Government			12,811,380

		Shares	Value

SHORT-TERM INVESTMENTS–6.3%
MUTUAL FUND SHARES–6.3%
Evergreen Institutional Money Market Fund ø		33,371,237	33,371,237

Total Investments–(cost $541,609,350)–105.7%			557,627,852
Other Assets and Liabilities–(5.7%)			(30,235,550)

Net Assets–100.0%			$527,392,302

See Combined Notes to Schedules of Investments.

EVERGREEN
Fixed Income Fund II
(formerly, Evergreen Select Fixed Income Fund II)
Schedule of Investments

September 30, 2001

	Credit	Principal Amount	Value
	Rating^

ASSET-BACKED SECURITIES–2.3%
Advanta Home Equity Loan Trust, Ser. 1993-2, Class A2, 6.15%,
10/25/2009	AAA	$273,507	$273,285
GE Capital Mtge. Funding Corp., Ser. 1999-HE3, Class A3,
7.11%, 07/25/2014	Aaa	600,000	615,440
Union Acceptance Corp., Ser. 1998-D, Class A3, 5.75%,
06/09/2003	AAA	129,034	129,349

Total Asset-Backed Securities			1,018,074

COLLATERALIZED MORTGAGE OBLIGATIONS–12.3%
Commerce 2000, Ser. C1, Class A2, 7.42%, 04/15/2010	AAA	500,000	551,604
FHLMC:
Ser. 2132, Class PD, 6.00%, 11/15/2027	AAA	600,000	605,001
Ser. 2362, Class PC, 6.50%, 04/15/2017 @	AAA	500,000	522,800
FNMA:
Ser. 1999-60, Class CG, 6.00%, 10/18/2028	AAA	900,000	904,657
Ser. 1999-8, Class QD, 6.00%, 03/25/2014	AAA	500,000	512,218
GMAC Comml. Mtge. Securities, Inc., Ser. 1998-C2, Class A1,
6.15%, 11/15/2007	AAA	870,359	908,302
Lehman Brothers Comml. Conduit Mtge. Trust, Ser. 1999-C2,
Class A1, 7.11%, 07/15/2008	Aaa	941,767	1,013,379
Paine Webber Mtge. Acceptance Corp., Ser. 1999-C1, Class A2,
6.82%, 04/15/2009	AAA	500,000	535,703

Total Collateralized Mortgage Obligations			5,553,664

CORPORATE BONDS–31.4%
CONSUMER DISCRETIONARY–5.0%
Automobiles–2.0%
Ford Motor Co., 6.375%, 02/01/2029	A	500,000	411,054
General Motors Corp., 7.20%, 01/15/2011	A	500,000	508,356

			919,410

Media–0.7%
Comcast Cable Communications Corp., 6.20%, 11/15/2008	BBB	300,000	299,205

Multi-line Retail–2.3%
Sears Roebuck Acceptance Corp., 7.00%, 02/01/2011	A-	500,000	491,893
Wal-Mart Stores, Inc., 6.875%, 08/10/2009	AA	500,000	542,230

			1,034,123

CONSUMER STAPLES–3.9%
Beverages–2.7%
Coca Cola Enterprises, Inc., 6.95%, 11/15/2026	A	500,000	501,407
Pepsi Bottling Group, Inc., 7.00%, 03/01/2029	A-	700,000	724,813

			1,226,220

EVERGREEN
Fixed Income Fund II
(formerly, Evergreen Select Fixed Income Fund II)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
CONSUMER STAPLES–continued
Food & Drug Retailing–1.2%
Safeway, Inc., 6.50%, 11/15/2008	BBB	$500,000	$520,639

FINANCIALS–16.2%
Banks–0.9%
Washington Mutual, Inc., 6.875%, 06/15/2011	BBB+	400,000	420,416

Diversified Financials–10.3%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	300,000	306,903
Boeing Capital Corp., 6.10%, 03/01/2011	AA-	500,000	489,931
Ford Motor Credit Co., 7.375%, 10/28/2009	A	500,000	510,850
Household Finance Corp., 6.75%, 05/15/2011	A	500,000	514,474
International Lease Finance Corp.:
5.35%, 05/03/2004	AA-	500,000	518,339
5.95%, 06/06/2005	AA-	250,000	261,668
John Deere Capital Corp., 5.52%, 04/30/2004	A	500,000	517,226
Merrill Lynch & Co., 6.15%, 01/26/2006	AA-	500,000	520,945
Norwest Financial, Inc., 7.60%, 05/03/2005	A+	400,000	438,006
PNC Funding Corp., 7.50%, 11/01/2009	BBB+	500,000	543,707

			4,622,049

Insurance–1.1%
American General Finance Corp., 5.875%, 07/14/2006	A+	500,000	518,599

Real Estate–3.9%
Duke Realty LP, 7.05%, 03/01/2006 REIT	Baa1	500,000	530,078
EOP Operating LP, 6.80%, 01/15/2009	BBB+	1,200,000	1,227,662

			1,757,740

HEALTH CARE–1.2%
Pharmaceuticals–1.2%
American Home Products Corp., 6.25%, 03/15/2006	A	500,000	522,059

INDUSTRIALS–0.7%
Machinery–0.7%
Ingersoll Rand Co., 6.25%, 05/15/2006	A-	325,000	336,204

INFORMATION TECHNOLOGY–2.3%
Communications Equipment–2.3%
SBC Communications, Inc.:
5.75%, 05/02/2006	AA-	500,000	519,184
6.25%, 03/15/2011	AA-	500,000	512,361

			1,031,545

MATERIALS–1.0%
Metals & Mining–1.0%
Alcoa, Inc., 6.50%, 06/01/2011	A+	450,000	470,587

EVERGREEN
Fixed Income Fund II
(formerly, Evergreen Select Fixed Income Fund II)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
TELECOMMUNICATION SERVICES–1.1%
Diversified Telecommunication Services–1.1%
Sprint Capital Corp., 6.875%, 11/15/2028	BBB+	$300,000	$270,809
WorldCom, Inc., 6.95%, 08/15/2028	BBB+	250,000	218,911

			489,720

Total Corporate Bonds			14,168,516

MORTGAGE-BACKED SECURITIES–39.2%
FHLMC:
6.00%, 06/01/2031 ##	AAA	2,528,570	2,525,828
6.00%, TBA #	AAA	1,910,000	1,906,409
7.50%, TBA #	AAA	470,000	488,800
FNMA:
6.00%, 05/01/2016-05/01/2029	AAA	1,822,071	1,836,665
6.36%, 03/01/2011	AAA	298,780	309,054
6.41%, 06/01/2011 @	AAA	598,690	628,821
6.42%, 03/01/2011	AAA	497,860	517,168
7.10%, 06/01/2004	AAA	671,530	712,559
7.13%, 12/01/2010	AAA	447,377	484,799
7.29%, 01/01/2011	AAA	696,298	761,268
7.50%, 09/01/2015-08/01/2031	AAA	4,912,555	5,118,524
7.53%, 05/01/2007	AAA	405,594	449,474
5.50%, TBA #	AAA	735,000	736,375
6.00%, TBA #	AAA	825,000	838,662
7.50%, TBA #	AAA	315,000	327,499

Total Mortgage-Backed Securities			17,641,905

U.S. TREASURY OBLIGATIONS–8.2%
U.S. Treasury Bonds, 6.25%, 08/15/2023 ##	AAA	1,825,000	2,002,653
U.S. Treasury Notes:
5.875%, 11/15/2004	AAA	265,000	284,254
7.00%, 07/15/2006	AAA	1,230,000	1,393,696

Total U.S. Treasury Obligations			3,680,603

YANKEE OBLIGATIONS-CORPORATE–1.2%
CONSUMER DISCRETIONARY–1.2%
Wireless Telecommunications Services–1.2%
Vodafone Group Plc, 7.75%, 02/15/2010	A	500,000	547,995

EVERGREEN
Fixed Income Fund II
(formerly, Evergreen Select Fixed Income Fund II)
Schedule of Investments (continued)

September 30, 2001

	Shares	Value

SHORT-TERM INVESTMENTS–11.7%
MUTUAL FUND SHARES–11.7%
Evergreen Institutional Money Market Fund ø	5,287,199	$5,287,199

Total Investments–(cost $46,804,545)–106.3%		47,897,956
Other Assets and Liabilities–(6.3%)		(2,837,210)

Net Assets–100.0%		$45,060,746

See Combined Notes to Schedules of Investments.

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–78.8%
CONSUMER DISCRETIONARY–32.8%
Auto Components–3.8%
Collins & Aikman Products Co., 11.50%, 04/15/2006	B	$1,650,000	$1,476,750
Delco Remy International, Inc., 11.00%, 05/01/2009	B	1,650,000	1,641,750
Dura Operating Corp., 9.00%, 05/01/2009	B	1,500,000	1,252,500
Lear Corp., Ser. B, 8.11%, 05/15/2009	BB+	1,500,000	1,471,101

			5,842,101

Hotels, Restaurants & Leisure–13.8%
Anchor Gaming, 9.875%, 10/15/2008	B	1,500,000	1,537,500
Argosy Gaming Co., 10.75%, 06/01/2009	B+	1,650,000	1,765,500
Aztar Corp., 8.875%, 05/15/2007	B+	1,650,000	1,600,500
Coast Hotels & Casinos, Inc., 9.50%, 04/01/2009	B	1,500,000	1,447,500
Hollywood Casino Corp.:
11.25%, 05/01/2007	B	1,500,000	1,522,500
13.00%, 08/01/2006	B-	1,500,000	1,290,000
Horseshoe Gaming Holdings, Ser. B, 8.625%, 05/15/2009	B+	1,500,000	1,477,500
International Game Technology, 8.375%, 05/15/2009	BB+	750,000	759,375
Isle of Capri Casinos, Inc., 8.75%, 04/15/2009	B	1,650,000	1,476,750
Mandalay Resort Group, Ser. B, 10.25%, 08/01/2007	BB-	1,650,000	1,526,250
MGM Mirage, Inc., 8.50%, 09/15/2010	BBB-	845,000	816,398
Mohegan Tribal Gaming Authority, 8.75%, 01/01/2009	BB-	1,500,000	1,522,500
Prime Hospitality Corp., Ser. B, 9.75%, 04/01/2007	B+	1,500,000	1,492,500
Station Casinos, Inc., 9.875%, 07/01/2010	B+	1,500,000	1,365,000
Tricon Global Restaurants, Inc., 8.875%, 04/15/2011	BB	1,500,000	1,537,500

			21,137,273

Household Durables–5.6%
Del Webb Corp., 9.375%, 05/01/2009	BB+	1,500,000	1,507,500
K. Hovnanian Enterprises, Inc., 10.50%, 10/01/2007	BB-	1,640,000	1,664,600
Lennar Corp., 7.625%, 03/01/2009	BB+	1,500,000	1,417,500
MDC Holdings, Inc., 8.375%, 02/01/2008	BB	1,210,000	1,155,550
Meritage Corp., 9.75%, 06/01/2011	B	1,500,000	1,395,000
Sealy Mattress Co.:
9.875%, 12/15/2007 144A	B-	500,000	467,500
Ser. B, 9.875%, 12/15/2007	B-	1,000,000	935,000

			8,542,650

Media–7.7%
American Media Operations, Inc., 10.25%, 05/01/2009	B-	1,000,000	985,000
Chancellor Media Corp., 8.00%, 11/01/2008	BBB-	1,500,000	1,563,750
Charter Communications Holdings, LLC, 8.625%, 04/01/2009	B+	1,650,000	1,480,875
CSC Holdings, Inc., 9.875%, 02/15/2013	BB-	1,000,000	1,080,000
Echostar DBS Corp., 9.375%, 02/01/2009	B+	1,650,000	1,621,125
Emmis Communications Corp., Ser. B, 8.125%, 03/15/2009	B-	1,500,000	1,350,000
Hollinger International Publishing, Inc., 9.25%, 02/01/2006	B+	1,000,000	936,250

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
CONSUMER DISCRETIONARY–continued
Media–continued
LIN Televison Corp., 8.375%, 03/01/2008	B-	$1,500,000	$1,342,500
Young Broadcasting, Inc., 10.00%, 03/01/2011 144A	B	1,650,000	1,320,000

			11,679,500

Specialty Retail–1.9%
Michaels Stores, Inc., 9.25%, 07/01/2009 144A	BB	1,500,000	1,507,500
Steinway Musical Instruments, Inc., 8.75%, 04/15/2011 144A	BB-	1,500,000	1,380,000

			2,887,500

CONSUMER STAPLES–6.4%
Beverages–0.7%
Constellation Brands, Inc., 8.625%, 08/01/2006	BB	1,000,000	1,011,250

Food & Drug Retailing–4.2%
AFC Enterprises, Inc., 10.25%, 05/15/2007	B+	1,000,000	1,045,000
Jack In The Box, Inc., 8.375%, 04/15/2008	BB-	1,500,000	1,492,500
Marsh Supermarket, Inc., Ser. B, 8.875%, 08/01/2007	B+	1,000,000	965,000
Pantry, Inc., 10.25%, 10/15/2007	B	1,500,000	1,462,500
Winn Dixie Stores, Inc., 8.875%, 04/01/2008	BB+	1,500,000	1,440,000

			6,405,000

Food Products–1.0%
Michael Foods, Inc., Ser. B, 11.75%, 04/01/2011	B-	1,500,000	1,567,500

Personal Products–0.5%
Armkel, LLC, 9.50%, 08/15/2009 144A	B-	750,000	763,125

ENERGY–8.0%
Energy Equipment & Services–3.2%
Dresser, Inc., 9.375%, 04/15/2011 144A	B	1,500,000	1,500,000
Grant Prideco, Inc., 9.625%, 12/01/2007	BB	820,000	770,800
Lone Star Technologies, Inc., 9.00%, 06/01/2011 144A	B+	1,500,000	1,177,500
Parker Drilling Co., Ser. D, 9.75%, 11/15/2006	B+	1,650,000	1,518,000

			4,966,300

Oil & Gas–4.8%
Chesapeake Energy Corp., 8.125%, 04/01/2011	B+	1,650,000	1,559,250
HS Resources, Inc., 9.25%, 11/15/2006	B+	1,250,000	1,309,375
Nuevo Energy Co., Ser. B, 9.50%, 06/01/2008	B+	1,650,000	1,559,250
Pioneer Natural Resources Co., 9.625%, 04/01/2010	BB+	1,100,000	1,187,442
XTO Energy, Inc., Ser. B, 9.25%, 04/01/2007	B+	1,650,000	1,707,750

			7,323,067

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
FINANCIALS–1.8%
Real Estate–1.8%
Choctaw Resort Development Enterprise, 9.25%,
04/01/2009 144A	BB-	$1,500,000	$1,492,500
Meristar Hospitality Corp., 9.00%, 01/15/2008 REIT 144A	BB-	1,500,000	1,222,500

			2,715,000

HEALTH CARE–7.4%
Health Care Providers & Services–6.7%
Bergen Brunswig Corp., 7.375%, 01/15/2003	BB-	1,025,000	1,043,582
Davita, Inc., 9.25%, 04/15/2011	B-	1,500,000	1,552,500
Express Scripts, Inc., 9.625%, 06/15/2009	BB+	1,650,000	1,806,750
Magellan Health Services, Inc., 9.375%, 11/15/2007 144A	B+	1,500,000	1,537,500
Manor Care, Inc., 8.00%, 03/01/2008	BBB	1,500,000	1,550,625
Omnicare, Inc., 8.125%, 03/15/2011 144A	BB+	950,000	985,625
Triad Hospitals, Inc, Ser. B, 8.75%, 05/01/2009	B-	1,650,000	1,699,500

			10,176,082

Pharmaceuticals–0.7%
King Pharmaceuticals, Inc., 10.75%, 02/15/2009	B+	1,000,000	1,102,500

INDUSTRIALS–7.0%
Aerospace & Defense–1.6%
BE Aerospace, Inc., 9.50%, 11/01/2008	B	1,650,000	1,163,250
Sequa Corp.:
8.875%, 04/01/2008	BB	500,000	417,500
9.00%, 08/01/2009	BB	1,000,000	860,000

			2,440,750

Commercial Services & Supplies–2.8%
Allied Waste North America, Inc., Ser. B, 10.00%, 08/01/2009	B+	1,650,000	1,658,250
Iron Mountain, Inc., 8.625%, 04/01/2013	B	1,500,000	1,522,500
Quebecor World, Inc., 7.75%, 02/15/2009	BBB	1,000,000	1,015,607

			4,196,357

Industrial Conglomerates–1.0%
United States Steel, LLC, 10.75%, 08/01/2008 144A	BB	1,650,000	1,542,750

Machinery–1.6%
AGCO Corp., 9.50%, 05/01/2008 144A	BB	1,650,000	1,617,000
Eagle-Picher Industries, Inc., 9.375%, 03/01/2008	B-	700,000	385,000
Terex Corp., 10.375%, 04/01/2011	B	475,000	458,375

			2,460,375

INFORMATION TECHNOLOGY–1.0%
IT Consulting & Services–0.6%
Sesi, LLC, 8.875%, 05/15/2011	BB-	1,000,000	920,000

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
INFORMATION TECHNOLOGY–continued
Semiconductor Equipment & Products–0.4%
Fairchild Semiconductor Corp., 10.125%, 03/15/2007	B	$635,000	$600,075

MATERIALS–10.7%
Chemicals–4.8%
Airgas, Inc., 9.125%, 10/01/2011 144A	BB-	550,000	558,250
Equistar Chemicals, LP, 8.75%, 02/15/2009	BBB-	1,500,000	1,326,087
Lyondell Chemical Co., Ser. A, 9.625%, 05/01/2007	BB	1,650,000	1,522,125
Millennium America, Inc., 9.25%, 06/15/2008	BBB-	1,500,000	1,417,500
Noveon, Inc., Ser. B, 11.00%, 02/28/2011	B	1,500,000	1,477,500
Scotts Co., 8.625%, 01/15/2009	B+	1,000,000	995,000

			7,296,462

Containers & Packaging–3.1%
Four M Corp., Ser. B, 12.00%, 06/01/2006	B	1,650,000	1,460,250
Packaging Corp. of America, Ser. B, 9.625%, 04/01/2009	BB-	1,650,000	1,749,000
Stone Container Corp., 9.75%, 02/01/2011	B	1,500,000	1,522,500

			4,731,750

Metals & Mining–2.5%
Alaska Steel Corp., 7.875%, 02/15/2009	BB	1,650,000	1,551,000
Century Aluminum Co., 11.75%, 04/15/2008 144A	BB-	1,500,000	1,477,500
Peabody Energy Corp., Ser. B, 9.625%, 05/15/2008	B+	806,000	840,255

			3,868,755

Paper & Forest Products–0.3%
Louisiana Pacific Corp., 10.875%, 11/15/2008	BB-	500,000	462,500

TELECOMMUNICATION SERVICES–0.8%
Wireless Telecommunications Services–0.8%
Powertel, Inc., 11.125%, 06/01/2007	A-	600,000	645,000
Price Communications Wireless, Inc., Ser. B, 9.125%,
12/15/2006	B+	550,000	563,750

			1,208,750

UTILITIES–2.9%
Electric Utilities–1.7%
AES Corp., 8.50%, 11/01/2007	B+	1,225,000	998,375
Calpine Corp., 7.75%, 04/15/2009	BB+	1,650,000	1,555,282

			2,553,657

Gas Utilities–1.2%
El Paso Energy Partners LP, 8.50%, 06/01/2011 144A	BB-	500,000	505,000
Western Gas Resources, Inc., 10.00%, 06/15/2009	BB-	1,350,000	1,383,750

			1,888,750

Total Corporate Bonds			120,289,779

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

YANKEE OBLIGATIONS-CORPORATE–5.7%
CONSUMER DISCRETIONARY–1.1%
Hotels, Restaurants & Leisure–0.6%
Intrawest Corp., 10.50%, 02/01/2010	B+	$1,000,000	$915,000

Media–0.5%
Rogers Cablesystems, Ltd., 11.00%, 12/01/2015	BB-	700,000	745,500

FINANCIALS–0.4%
Diversified Financials–0.4%
Tembec Finance Corp., 9.875%, 09/30/2005	BB+	550,000	566,500

MATERIALS–2.9%
Paper & Forest Products–2.9%
Doman Industries, Ltd., 12.00%, 07/01/2004	B+	950,000	859,750
Domtar, Inc., 8.75%, 08/01/2006	BBB-	670,000	736,077
Norampac, Inc., 9.50%, 02/01/2008	BB	1,650,000	1,687,125
Tembec Industries, Inc., 8.625%, 06/30/2009	BB+	1,100,000	1,116,500

			4,399,452

TELECOMMUNICATION SERVICES–1.3%
Diversified Telecommunication Services–0.7%
Star Choice Communications, 13.00%, 12/15/2005	B+	1,000,000	1,035,000

Wireless Telecommunications Services–0.6%
Rogers Cantel, Inc., 9.75%, 06/01/2016	BB+	1,000,000	970,000

Total Yankee Obligations-Corporate			8,631,452

		Shares	Value

PREFERRED STOCKS–0.7%
HEALTH CARE–0.7%
Health Care Providers & Services–0.7%
Fresenius Medical Care Capital Trust, 9.00%, 12/01/2006		10,000	1,022,500

SHORT-TERM INVESTMENTS–11.0%
MUTUAL FUND SHARES–11.0%
Evergreen Institutional Money Market Fund ø		16,876,400	16,876,400

Total Investments–(cost $151,596,866)–96.2%			146,820,131
Other Assets and Liabilities–3.8%			5,814,183

Net Assets–100.0%			$152,634,314

See Combined Notes to Schedules of Investments.

EVERGREEN
Income Plus Fund
(formerly, Evergreen Select Income Plus Fund)
Schedule of Investments

September 30, 2001

	Credit Rating^	Principal Amount	Value

ASSET-BACKED SECURITIES–3.5%
Citibank Credit Card Master Trust I, Ser. 1999-2, Class A, 5.88%,
03/10/2011	AAA	$15,440,000	$16,004,610
Comed Transitional Funding Trust, Ser. 1998-1, Class A7, 5.74%,
12/25/2010	AAA	14,000,000	14,509,692
Corestates Home Equity Trust, Ser. 1993-2, Class A, 5.10%,
03/15/2009	AAA	119,460	119,861
Empire Funding Home Loan Owner Trust, Ser. 1998-1, Class A4,
6.64%, 12/25/2012	AAA	1,771,297	1,830,672
Saxon Asset Securities Trust, Ser. 1993-3, Class AF4, 7.55%,
10/25/2026	AAA	17,565,000	18,886,134
Sears Mtge. Securities Corp., Ser. 1999, Class PA19, 10.36%,
07/25/2018 144A @	AAA	77,089	76,318

Total Asset-Backed Securities			51,427,287

COLLATERALIZED MORTGAGE OBLIGATIONS–10.5%
FHLMC:
Ser. 1519, Class F, 6.75%, 03/15/2007	AAA	1,746,308	1,762,837
Ser. 1961, Class H, 6.50%, 05/15/2012	AAA	13,598,000	14,180,443
Ser. 2114, Class PF, 6.00%, 04/15/2027	AAA	10,000,000	10,094,050
Ser. 2132, Class PD, 6.00%, 11/15/2027	AAA	15,000,000	15,125,025
Ser. 2362, Class PC, 6.50%, 04/15/2017 @	AAA	16,410,000	17,158,296
Ser. A, Class 3, 11.88%, 06/15/2013	AAA	25,388	27,417
FNMA, Ser. 1999-60, Class CG, 6.00%, 10/18/2028	AAA	9,100,000	9,147,092
GMAC Comml. Mtge. Securities, Inc., Ser. 1998-C2, Class A1,
6.15%, 11/15/2007	AAA	10,566,707	11,027,357
GNMA, Ser. 1999, Class PC, 6.00%, 04/20/2024	AAA	15,902,000	16,499,041
Lehman Brothers Comml. Conduit Mtge. Trust, Ser. 1999-C1,
Class A1, 6.41%, 08/15/2007	AAA	16,839,221	17,749,192
Morgan Stanley Capital I, Inc., Ser. 1998, Class A2, 6.45%,
06/03/2030	AAA	11,144,000	11,784,838
Paine Webber Mtge. Acceptance Corp., Ser. 1999-C1, Class A2,
6.82%, 04/15/2009	AAA	10,315,000	11,051,550
Salomon Brothers Comml. Mtge. Trust, Ser. 2000-C3, Class A1,
6.34%, 07/18/2009	AAA	18,612,670	19,541,397
Salomon Brothers Mtge. Securities V, Ser. 1985-1, Class Z,
10.25%, 04/01/2016 @	AAA	1,997	1,977

Total Collateralized Mortgage Obligations			155,150,512

CORPORATE BONDS–31.0%
CONSUMER DISCRETIONARY–4.7%
Automobiles–1.2%
Ford Motor Co., 6.38%, 02/01/2029	A	6,500,000	5,343,696
General Motors Corp., 7.20%, 01/15/2011	A	12,500,000	12,708,900

			18,052,596

EVERGREEN
Income Plus Fund
(formerly, Evergreen Select Income Plus Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
CONSUMER DISCRETIONARY–continued
Hotels, Restaurants & Leisure–0.5%
McDonald’s Corp., 6.38%, 01/08/2028	AA	$7,500,000	$6,848,910

Media–1.3%
AOL Time Warner, Inc., 6.13%, 04/15/2006	BBB+	5,550,000	5,735,309
Comcast Cable Communications Corp., 6.20%, 11/15/2008	BBB	6,910,000	6,891,682
Time Warner, Inc., 8.18%, 08/15/2007	BBB+	5,000,000	5,620,005

			18,246,996

Multi-line Retail–1.7%
Dayton Hudson Corp., 5.88%, 11/01/2008	A+	3,500,000	3,602,280
May Department Stores Co., 8.75%, 05/15/2029	A+	2,000,000	2,327,826
Target Corp., 7.50%, 02/15/2005	A+	10,000,000	10,954,580
Wal-Mart Stores, Inc., 6.88%, 08/10/2009	AA	8,000,000	8,675,688

			25,560,374

CONSUMER STAPLES–1.2%
Beverages–0.6%
Coca Cola Enterprises, Inc., 6.95%, 11/15/2026	A	8,500,000	8,523,928

Household Products–0.6%
Procter & Gamble Co., 6.88%, 09/15/2009	AA	8,750,000	9,356,016

ENERGY–0.3%
Oil & Gas–0.3%
Texaco Capital, Inc., 5.50%, 01/15/2009	A+	5,000,000	4,955,885

FINANCIALS–15.5%
Banks–2.6%
Fleet Financial Group, Inc., 6.38%, 05/15/2008	A-	6,200,000	6,374,970
Mellon Capital I, Ser. A, 7.72%, 12/01/2026	A1	7,000,000	7,112,259
Mellon Capital II, Ser. B, 8.00%, 01/15/2027	A-	6,265,000	6,529,233
Washington Mutual, Inc., 6.88%, 06/15/2011	BBB+	6,000,000	6,306,246
Wells Fargo & Co.:
6.38%, 08/01/2011	A	3,300,000	3,402,396
6.63%, 07/15/2004	A+	8,360,000	8,946,144

			38,671,248

Diversified Financials–10.0%
Alliance Capital Management LP, 5.63%, 08/15/2006	A+	11,000,000	11,253,121
Boeing Capital Corp., 6.10%, 03/01/2011	AA-	15,805,000	15,486,719
Caterpillar Financial Services, 5.33%, 08/30/2004	A+	5,650,000	5,813,370
Duke Capital Corp., 7.25%, 10/01/2004	A	6,000,000	6,448,074
Ford Motor Credit Co., 7.38%, 10/28/2009	A	14,000,000	14,303,786
General Electric Capital Corp., MTN, Ser. A, 5.35%, 03/30/2006	AAA	7,300,000	7,497,516
GMAC, 6.88%, 09/15/2011	A	4,700,000	4,617,007

EVERGREEN
Income Plus Fund
(formerly, Evergreen Select Income Plus Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
FINANCIALS–continued
Diversified Financials–continued
Household Finance Corp.:
6.40%, 06/17/2008	A	$5,000,000	$5,133,680
7.20%, 07/15/2006	A	10,000,000	10,804,590
International Lease Finance Corp.:
5.35%, 05/03/2004	AA-	10,500,000	10,885,129
5.95%, 06/06/2005	AA-	10,000,000	10,466,710
John Deere Capital Corp., 5.52%, 04/30/2004	A	11,500,000	11,896,198
Morgan Stanley Group, Inc., 6.10%, 04/15/2006	AA-	15,000,000	15,522,255
PNC Funding Corp., 7.50%, 11/01/2009	BBB+	9,640,000	10,482,681
Texaco Capital, Inc., 9.75%, 03/15/2020	A+	5,000,000	6,495,415

			147,106,251

Insurance–1.2%
American General Finance Corp.:
5.88%, 07/14/2006	A+	11,100,000	11,512,886
7.45%, 01/15/2005	A+	5,465,000	5,970,316

			17,483,202

Real Estate–1.7%
Duke Weeks Realty, Ltd., 7.75%, 11/15/2009	BBB+	7,500,000	8,056,238
EOP Operating LP, 7.75%, 11/15/2007	BBB+	15,000,000	16,462,230

			24,518,468

HEALTH CARE–0.8%
Pharmaceuticals–0.8%
American Home Products Corp., 6.25%, 03/15/2006	A	11,750,000	12,268,386

INDUSTRIALS–1.4%
Aerospace & Defense–0.7%
United Technologies Corp., 7.00%, 09/15/2006	A+	9,000,000	9,773,631

Airlines–0.1%
Delta Air Lines, Inc., 8.30%, 12/15/2029	BB+	3,000,000	2,322,507

Machinery–0.6%
Ingersoll Rand Co., 6.25%, 05/15/2006	A-	8,750,000	9,051,639

INFORMATION TECHNOLOGY–1.2%
Communications Equipment–0.8%
SBC Communications, Inc., 5.75%, 05/02/2006	AA-	12,000,000	12,460,416

IT Consulting & Services–0.4%
Verizon Global Funding Corp., 7.75%, 12/01/2030	A+	5,215,000	5,621,327

MATERIALS–0.9%
Metals & Mining–0.9%
Alcoa, Inc., 6.50%, 06/01/2011	A+	12,000,000	12,549,000

EVERGREEN
Income Plus Fund
(formerly, Evergreen Select Income Plus Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
TELECOMMUNICATION SERVICES–5.0%
Diversified Telecommunication Services–5.0%
AT&T Corp., 6.50%, 03/15/2029	A	$8,085,000	$7,075,539
Bell Atlantic Financial Services, Inc., 5.75%, 04/01/2003	A+	12,000,000	12,270,000
Qwest Communications International, Inc., Ser. B, 7.50%,
11/01/2008	BBB+	10,500,000	10,987,127
Sprint Capital Corp.:
6.88%, 11/15/2028	BBB+	4,600,000	4,152,406
7.63%, 01/30/2011	BBB+	14,325,000	15,177,982
U.S. West Communications, Inc., 7.20%, 11/01/2004	BBB+	10,450,000	11,101,056
WorldCom, Inc.:
6.95%, 08/15/2028	BBB+	2,500,000	2,189,115
8.25%, 05/15/2031	BBB+	10,000,000	10,054,790

			73,008,015

Total Corporate Bonds			456,378,795

MORTGAGE-BACKED SECURITIES–37.6%
FHLMC:
6.00%, 05/01/2031-08/01/2031	AAA	60,987,728	60,921,583
7.03%, 12/01/2006	AAA	7,685,000	8,336,268
7.50%, 06/01/2030-10/01/2030	AAA	30,122,673	31,345,179
6.00%, TBA #	AAA	11,195,000	11,173,954
FNMA:
6.00%, 06/01/2016-05/01/2029 ##	AAA	121,966,463	123,658,668
6.09%, 05/01/2011	AAA	9,616,874	9,898,660
6.21%, 08/30/2001	AAA	6,073,889	6,309,442
6.23%, 06/01/2008 @	AAA	10,086,539	10,518,243
6.24%, 08/23/2001	AAA	3,784,272	3,935,518
6.29%, 05/01/2011 @	AAA	11,037,789	11,437,357
6.36%, 03/01/2011	AAA	7,460,799	7,717,354
6.42%, 08/23/2001	AAA	2,589,462	2,724,147
6.91%, 07/01/2007	AAA	8,039,762	8,699,197
7.03%, 01/01/2008	AAA	3,432,185	3,699,562
7.09%, 10/01/2007	AAA	4,835,955	5,276,474
7.13%, 12/01/2010	AAA	11,482,681	12,443,181
7.17%, 05/01/2007	AAA	10,198,556	11,127,815
7.29%, 01/01/2011	AAA	10,245,526	11,201,516
7.50%, 02/01/2012-02/01/2031	AAA	84,842,465	88,535,211
5.50%, TBA #	AAA	10,535,000	10,554,700
6.00%, TBA #	AAA	71,890,000	72,078,474
7.50%, TBA #	AAA	16,785,000	17,451,029

EVERGREEN
Income Plus Fund
(formerly, Evergreen Select Income Plus Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MORTGAGE-BACKED SECURITIES–continued
GNMA:
8.00%, 06/15/2030	AAA	$18,778,215	$19,764,896
8.25%, 07/15/2008-05/15/2020	AAA	3,980,428	4,270,870
11.50%, 05/15/2013-06/15/2013	AAA	18,993	21,835

Total Mortgage-Backed Securities			553,101,133

U.S. TREASURY OBLIGATIONS–8.3%
U.S. Treasury Bonds, 6.25%, 08/15/2023	AAA	82,610,000	90,651,588
U.S. Treasury Notes:
3.38%, 01/15/2007	AAA	11,635,769	11,973,940
5.88%, 11/15/2004	AAA	10,206,000	10,947,537
6.00%, 08/15/2009	AAA	6,000,000	6,600,240
7.00%, 07/15/2006	AAA	2,410,000	2,730,737

Total U.S. Treasury Obligations			122,904,042

YANKEE OBLIGATIONS-CORPORATE–2.2%
CONSUMER DISCRETIONARY–1.5%
Wireless Telecommunications Services–1.5%
Vodafone Group Plc, 7.75%, 02/15/2010	A	20,085,000	22,012,959

INDUSTRIALS–0.7%
Industrial Conglomerates–0.7%
Tyco International Group SA, 5.875%, 11/01/2004	A	10,000,000	10,375,010

Total Yankee Obligations-Corporate			32,387,969

		Shares	Value

SHORT-TERM INVESTMENTS–13.3%
MUTUAL FUND SHARES–13.3%
Evergreen Institutional Money Market Fund ø		196,861,462	196,861,462

Total Investments–(cost $1,524,746,283)–106.4%			1,568,211,200
Other Assets and Liabilities–(6.4%)			(94,969,993)

Net Assets–100.0%			$1,473,241,207

See Combined Notes to Schedules of Investments.

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Schedule of Investments

September 30, 2001

	Credit Rating^	Principal Amount	Value

MUNICIPAL OBLIGATIONS–96.4%
AIRLINES–0.5%
Alliance Arpt. Auth., Inc. Texas RB, American Airlines, Inc.
Proj., 7.50%, 12/01/2029	BB	$3,000,000	$2,800,980

AIRPORT–9.9%
Chicago, IL O’Hare Intl. Arpt. RRB, United Airlines, Inc. Proj.,
Ser. A, 6.75%, 11/01/2011	B	19,360,000	17,579,267
Dallas Fort Worth, TX Intl. Arpt. RB, American Airlines, Inc.
Proj., Ser. A, 5.95%, 05/01/2029	BB	1,000,000	966,690
Denver, CO City & Cnty. Arpt. RB:
Ser. D, 7.75%, 11/15/2013	A	9,405,000	11,631,446
Rental Car Proj., Ser. A, 6.00%, 01/01/2011	AAA	3,025,000	3,338,813
Hawaii Arpt. Sys. RB, Ser. B, 6.50%, 07/01/2014	AAA	14,095,000	16,046,453
Houston, TX Arpt. Sys. RB, Continental Airlines Proj., Ser. E,
7.375%, 07/01/2022	BB-	10,000,000	8,565,600

			58,128,269

COMMUNITY DEVELOPMENT DISTRICT–0.5%
Frederick Cnty., MD Spl. Tax RB, 6.25%, 07/01/2010	NR	2,670,000	2,669,680

CONTINUING CARE RETIREMENT COMMUNITY–3.0%
Connecticut Dev. Auth. RRB, Church Homes, Inc. Proj.:
4.90%, 04/01/2002	BBB	425,000	425,939
5.00%, 04/01/2003	BBB	925,000	929,792
5.40%, 04/01/2007	BBB	1,220,000	1,219,646
5.70%, 04/01/2012	BBB	2,565,000	2,482,381
New Jersey EDA RB:
Fellowship Village Proj.:
Ser. A, 5.20%, 01/01/2009	BBB-	530,000	528,596
Ser. A, 5.30%, 01/01/2010	BBB-	585,000	581,402
Franciscan Oaks Proj.:
5.60%, 10/01/2012	NR	2,620,000	2,506,555
5.70%, 10/01/2017	NR	2,215,000	1,967,651
Keswick Pines Proj.:
5.60%, 01/01/2012	NR	900,000	863,847
5.70%, 01/01/2018	NR	3,550,000	3,207,709
The Evergreens Proj., 5.875%, 10/01/2012	NR	1,380,000	1,357,313
Palm Beach Cnty., FL, Hlth. Facs. Auth. RB:
Abbey DelRay So. Proj., 4.65%, 10/01/2001	BBB	750,000	750,052
Waterford Proj., 4.65%, 12/01/2014	BBB	725,000	725,051

			17,545,934

EDUCATION–5.7%
Massachusetts Edl. Fin. Auth. RRB, Ser. A, 5.50%, 12/01/2007	AAA	8,155,000	8,887,808
Montgomery Cnty., PA Higher Ed. Auth. RB, Beaver College Proj.,
5.80%, 04/01/2016	AAA	4,000,000	4,242,760

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MUNICIPAL OBLIGATIONS–continued
EDUCATION–continued
New York Dormitory Auth. RB, Ser. A, 5.50%, 05/15/2013	AA-	$13,000,000	$14,415,310
Pennsylvania Higher Edl. RB, UPMC Hlth. Sys., Ser. A, 6.25%,
01/15/2017	A+	5,535,000	5,961,306

			33,507,184

ELECTRIC REVENUE–3.3%
Central Valley, CA Fin. Auth. RB, Co-generation Proj., 6.00%,
07/01/2009	BBB-	8,950,000	9,343,979
Sullivan, IN PCRRB, Ser. C, 5.95%, 05/01/2009	BBB	10,000,000	10,095,700

			19,439,679

ESCROW–2.8%
Beaver Falls, PA Muni. Auth. RB, 9.125%, 08/01/2005	Aaa	1,055,000	1,280,475
Heartland Consumer Pwr. Dist. RB, 7.00%, 01/01/2016	AAA	5,000,000	5,950,300
Howell Township, NJ GO, 6.40%, 01/01/2003	AAA	2,000,000	2,060,140
Illinois Hlth. Facs. Auth. RB, Mercy Hosp. & Medical Ctr. Proj.,
10.00%, 01/01/2015	Aaa	4,535,000	6,269,910
Northampton Cnty., PA IDA RRB, Strawbridge Proj., 7.20%,
12/15/2001	BBB-	165,000	166,724
West View, PA Muni. Auth. Spl. Obl. Bonds, 9.20%, 05/15/2003	AAA	835,000	865,469

			16,593,018

GENERAL OBLIGATION–LOCAL–6.3%
Clark & Skamania Cnty., WA GO, Sch. Dist. 112-6, 5.75%,
12/01/2016	Aaa	2,790,000	3,006,086
Missouri Board of Pub. Bldgs. RRB, 6.00%, 12/01/2002	AA	3,000,000	3,019,170
New York, NY GO:
7.42%, 08/01/2013	A	5,000,000	5,461,400
Ser. A, 5.875%, 08/01/2003	A	5,535,000	5,847,395
Ser. A, 6.25%, 08/01/2010	A	2,500,000	2,816,225
Ser. A, 6.25%, 08/01/2011	A	3,000,000	3,372,360
Ser. C, 6.50%, 02/01/2008	A	5,795,000	6,588,625
Ser. I, 6.50%, 03/15/2005	A	6,000,000	6,615,240

			36,726,501

GENERAL OBLIGATION–STATE–2.4%
Washington GO, Ser. B, 6.40%, 06/01/2017	AA+	12,000,000	14,132,280

HOSPITAL–9.6%
Alamogordo, NM Hosp. RB, 5.00%, 01/01/2008	A-	5,680,000	5,839,267
Coffee Cnty., GA Hosp. Auth. RB, Ser. A, 6.75%, 12/01/2026	NR	1,500,000	1,476,630
Illinois Hlth. Facs. Auth. RB, Edward Hosp. Proj., Ser. A, 6.00%,
02/15/2019	A+	5,600,000	5,698,560
Indiana Hlth. Facs. Auth. Hosp. RB, Memorial Hosp. Proj., 7.35%,
03/01/2012	Baa2	2,000,000	2,054,200

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MUNICIPAL OBLIGATIONS–continued
HOSPITAL–continued
Massachusetts Hlth. & Ed. RB, Partners Hlth. Care Sys., Ser. C:
6.00%, 07/01/2016	AA-	$1,000,000	$1,082,340
6.00%, 07/01/2017	AA-	1,500,000	1,610,580
Michigan Hosp. Fin. Auth. RB:
Trinity Hlth. Proj., Ser. A, 6.00%, 12/01/2013	AA-	4,675,000	5,102,716
Trinity Hlth. Proj., Ser. A, 6.00%, 12/01/2014	AA-	4,865,000	5,272,444
North Carolina Med. Care Commission Hosp. RB, Transylvania
Community Hosp. Proj.:
4.70%, 10/01/2001	NR	140,000	140,010
4.80%, 10/01/2002	NR	155,000	156,100
Shawnee, OK Hosp. Auth. RRB, Midamerica Healthcare Proj.,
6.125%, 10/01/2014	BBB	8,500,000	8,534,935
Wichita, KS Hosp. RRB, Ser. 11, 6.75%, 11/15/2014	A+	5,840,000	6,592,134
Wisconsin Hlth. & Edl. Facs. Auth. RB:
Med College, Inc. Proj., 5.95%, 12/01/2015	A	6,865,000	7,045,549
Mercy Hosp. Of Janesville, Inc. Proj., 6.50%, 08/15/2011	A2	5,300,000	5,479,935

			56,085,400

HOUSING–16.8%
California HFA RB:
Ser. A, 7.55%, 08/01/2003	A+	2,335,000	2,431,202
Ser. L, 0.00%, 08/01/2027 ¤	AAA	7,870,000	1,975,055
Colorado HFA SFHRB:
Ser. C-2, 6.875%, 11/01/2028	Aa2	1,890,000	2,057,530
Ser. C-3, 6.75%, 05/01/2017	Aa2	840,000	912,794
Jefferson Parish, LA Home Mtge. Auth. SFHRRB, Ser. B-1,
6.75%, 06/01/2030	Aaa	1,940,000	2,153,478
Massachusetts HFA RB:
9.46%, 10/01/2015	AAA	6,500,000	6,967,090
Ser. C, 6.35%, 05/15/2003	AAA	2,000,000	2,082,280
Michigan Hsg. Dev. Auth. RB, 9.66%, 10/01/2015	AA-	7,500,000	8,346,450
Minnesota HFA SFHRB, Single Family Mtge.:
Ser. B, 6.20%, 01/01/2021	AA+	5,070,000	5,320,914
Ser. E, 6.85%, 01/01/2024	AA+	9,840,000	10,117,685
Mississippi Home Corp. SFHRB, Ser. H, Class 6, 6.70%,
12/01/2029	Aaa	7,230,000	7,902,173
Missouri Hsg. Dev. Commission SFHRB:
Ser. A-1, 7.50%, 03/01/2031	AAA	2,360,000	2,700,336
Ser. C-1, 6.95%, 09/01/2030	AAA	8,345,000	9,416,498
Nevada Hsg. Division SFHRB, Ser. A-1, 7.55%, 10/01/2010	AA	225,000	226,485
New Hampshire HFA SFHRB, Ser. D, 6.15%, 07/01/2029	Aa3	2,085,000	2,266,958
New Jersey Hsg. & Mtge. Fin., Ser. 1, 6.70%, 11/01/2028	A+	220,000	229,761
New Mexico Mtge. Fin. Auth. SFHRB:
Ser. A-2, 7.10%, 09/01/2030	AAA	1,575,000	1,793,988
Ser. E-2, 6.55%, 09/01/2031	AAA	6,000,000	6,740,220

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MUNICIPAL OBLIGATIONS–continued
HOUSING–continued
New York Hsg. Fin. Service Contract RB, Ser. C, 5.875%,
09/15/2014	AA-	$5,085,000	$5,309,096
Ohio HFA Mtge. RB, Ser. C, 5.625%, 03/01/2032,
(LOC: GNMA)	Aaa	5,620,000	5,943,150
Oklahoma HFA SFHRB, Ser. D-1, 7.10%, 09/01/2016	Aaa	1,760,000	1,966,448
Symrna, TN Hsg. Assn. MHRB, Ser. A, 6.45%, 10/20/2035,
(LOC: GNMA)	AAA	8,980,000	9,819,091
Texas Dept. of Hsg. & Community Affairs MHRB, Ser. A, 5.55%,
01/01/2005	A	1,645,000	1,679,183
Utah HFA SFHRB, Ser. G-1, 7.35%, 07/01/2018	AAA	310,000	324,366

			98,682,231

INDUSTRIAL DEVELOPMENT REVENUE–7.9%
Boston, MA IDA RB, Pilot Seafood Proj., 5.875%, 04/01/2030	AA-	5,000,000	5,099,900
Escambia Cnty., FL PCRB, Champion Intl. Corp. Proj., 6.90%,
08/01/2022	BBB	7,125,000	7,461,371
Iowa Fin. Auth. RB, Trinity Hlth. Proj., Ser. B, 5.75%,
12/01/2015	AA-	4,240,000	4,470,105
Maricopa Cnty., AZ PCRB, El Paso Elec. Proj., 6.375%,
08/01/2015	NR	8,500,000	8,933,500
Mason Cnty., WV PCRB, Appalachian Pwr. Co. Proj., Ser. I,
6.85%, 06/01/2022	BBB+	3,000,000	3,086,040
Michigan Pub. Pwr. Agcy. RB, 5.50%, 01/01/2013	AA-	10,000,000	10,302,200
Oakes, ND IDRB, Omniquip Intl., Inc. Proj., 5.80%, 02/01/2014	NR	4,150,000	4,080,114
Toledo, OH Port Auth. RB, 5.90%, 12/01/2015	Aa3	3,000,000	3,114,000

			46,547,230

LEASE–3.7%
Denver, CO City & Cnty. Sch. Dist. RB, Ser. B, 6.50%,
12/01/2002	A+	1,000,000	1,017,230
Michigan COP, 5.75%, 06/01/2015	AAA	2,320,000	2,524,485
Texas Natl. Research Lab. Commission RB, 6.95%, 12/01/2012	AAA	15,000,000	18,050,250

			21,591,965

PORT AUTHORITY–1.9%
Port Auth. of NY & NJ RB, Ser. 4, 6.75%, 10/01/2011	NR	10,500,000	11,104,800

PRE-REFUNDED–2.5%
Arapahoe Cnty., CO Capital Impt. Hwy. RB, Ser. E-470, 6.90%,
08/31/2015	Aaa	4,000,000	4,683,760
Cherry Hill Township, NJ GO, 5.80%, 06/01/2004	Aa2	705,000	736,323
New York City Muni. Wtr. Fin. Auth. RB, Ser. B, 6.25%,
06/15/2020	AAA	8,000,000	9,196,400

			14,616,483

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MUNICIPAL OBLIGATIONS–continued
PUBLIC FACILITIES–2.5%
Dauphin Cnty., PA General Auth. RB, Ser. A:
5.50%, 01/15/2008	NR	$7,865,000	$7,648,476
5.75%, 01/15/2010	NR	3,950,000	3,855,595
Hartford, CT Parking Systems RB, Ser. A, 6.50%, 07/01/2025	BBB	2,740,000	2,887,248

			14,391,319

RESOURCE RECOVERY–1.0%
Pennsylvania Econ. Dev. Fin. Auth. Resource Recovery RB,
Ser. D, Colver Proj.:
7.125%, 12/01/2015	BBB-	2,000,000	2,090,480
7.15%, 12/01/2018	BBB-	3,500,000	3,638,600

			5,729,080

SALES TAX–1.5%
Pennsylvania Convention Ctr. RRB, Ser. A, 6.75%, 09/01/2019,
(Insd. by MBIA)	AAA	8,000,000	8,932,560

SOLID WASTE–1.7%
Blytheville, AR Solid Wst. RB, 6.90%, 12/01/2021	AA-	3,500,000	3,585,785
Delaware Solid Wst. Auth. RRB, Ser. A, 6.75%, 07/01/2003	A	3,000,000	3,039,300
Niagara Cnty., NY IDA RB, Ser. B, 5.55%, 11/15/2024	BBB	3,000,000	3,123,750

			9,748,835

SPECIAL TAX–0.8%
Allegheny Cnty., PA Redev. Auth. RB, Waterfront Proj.:
Ser. A, 5.875%, 12/15/2010	NR	2,530,000	2,752,007
Ser. B, 5.75%, 12/15/2005	NR	1,760,000	1,874,013

			4,626,020

STUDENT LOAN–2.9%
Alaska Student Loan Corp. RB, Ser. A:
5.80%, 07/01/2012	AAA	2,935,000	3,151,280
5.85%, 07/01/2013	AAA	3,285,000	3,507,198
5.90%, 07/01/2014	AAA	3,600,000	3,824,064
Arkansas Student Loan Auth. RB, Ser. B, 5.35%, 06/01/2009	A	6,465,000	6,733,491

			17,216,033

TOBACCO REVENUE–2.8%
Tobacco Settlement Revenue Mgmt. Auth. RB, Ser. B, SC
Tobacco Settlement:
6.00%, 05/15/2022	A	2,875,000	3,020,044
6.375%, 05/15/2030	A	2,300,000	2,549,090
TSASC, Inc., NY RB, Ser. 1, 5.70%, 07/15/2014	A	2,900,000	3,104,595
Washington, DC Tobacco Settlement Financing Corp. RB, 6.25%,
05/15/2024	A	7,500,000	8,028,750

			16,702,479

EVERGREEN
Intermediate Term Municipal Bond Fund
(formerly, Evergreen Select Intermediate Term Municipal Bond Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MUNICIPAL OBLIGATIONS–continued
TRANSPORTATION–0.2%
New Jersey Hwy. Auth. RB, Garden State Pkwy. Proj., 6.25%,
01/01/2014	AA-	$875,000	$900,252

UTILITY–0.7%
Grand Prairie, TX Metro. Util. GO, 6.50%, 04/01/2012	A	3,740,000	4,063,360

WATER & SEWER–5.5%
Ashland, KY PCRB, Ashland Oil, Inc. Proj., 6.65%, 08/01/2009	Baa2	5,000,000	5,162,650
Dickinson Cnty., MI Econ. Dev. Corp. RB, 6.55%, 03/01/2007	BBB	5,000,000	5,094,150
Huntsville, AL Solid Wst. Disposal Auth. RRB:
5.75%, 10/01/2009	AAA	7,865,000	8,675,567
5.75%, 10/01/2012	AAA	9,210,000	10,033,558
Texas Gulf Coast Wst. Disposal Auth. RB, Champion Intl. Corp.
Proj., 7.45%, 05/01/2026	BBB	3,400,000	3,528,248

			32,494,173

Total Municipal Obligations			564,975,745

		Shares	Value

SHORT-TERM INVESTMENTS–1.3%
MUTUAL FUND SHARES–1.3%
Evergreen Institutional Municipal Money Market Fund ø		7,455,805	7,455,805

Total Investments–(cost $550,254,876)–97.7%			572,431,550
Other Assets and Liabilities–2.3%			13,350,879

Net Assets–100.0%			$585,782,429

The following table shows the percent of portfolio assets invested by geographic location as of September 30, 2001:
(unaudited)

New York	13.4%	Wisconsin	2.2%	South Dakota	1.0%
Pennsylvania	7.6%	Indiana	2.1%	South Carolina	1.0%
Texas	6.9%	Oklahoma	1.8%	North Carolina	1.0%
Michigan	6.4%	Arkansas	1.8%	Kentucky	0.9%
Illinois	5.2%	Alaska	1.8%	Iowa	0.8%
Massachusetts	4.5%	Tennessee	1.7%	North Dakota	0.7%
Colorado	4.1%	Ohio	1.6%	West Virginia	0.5%
Alabama	3.3%	Florida	1.6%	Delaware	0.5%
Washington	3.0%	Arizona	1.6%	Louisiana	0.4%
Hawaii	2.8%	Missouri	1.4%	Georgia	0.3%
Minnesota	2.7%	Mississippi	1.4%	Other	2.5%
New Jersey	2.6%	District of Columbia	1.4%
New Mexico	2.5%	Connecticut	1.4%		100.0%
California	2.4%	Kansas	1.2%

See Combined Notes to Schedules of Investments.

EVERGREEN
Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)
Schedule of Investments

September 30, 2001

	Credit Rating^	Principal Amount	Value

ASSET-BACKED SECURITIES–4.9%
Advanta Mtge. Loan Trust, Ser. 1993-3, Class A1, 4.90%,
01/25/2010	AAA	$58,736	$58,915
Associates Auto Receivables Trust, Ser. 2000-2, Class A4,
6.90%, 08/15/2005	AA	4,000,000	4,269,987
BankBoston Receivable Asset-Backed Trust, Ser. 1997-1,
Class A7, 6.48%, 07/15/2008	AAA	1,297,114	1,312,017
Case Equipment Loan Trust, Ser. 1998-A, Class A4, 5.83%,
02/15/2005	AAA	274,187	274,788
Chase Credit Card Owner Trust, Ser. 1999-3, Class A, 6.66%,
01/15/2007	AAA	5,000,000	5,361,895
CIT Receivables Trust, Ser. 1995-B, Class A, 6.50%, 04/15/2011	AAA	49,317	50,550
Daimler-Benz Vehicle Trust, Ser. 1998-A, Class A4, 5.22%,
12/22/2003	AAA	1,843,706	1,868,615
GE Capital Mtge. Services, Inc., Ser. 1998-1, Class A4, 6.44%,
10/25/2016	Aaa	3,422,304	3,452,363
MBNA Master Credit Card Trust, Ser. 1996-J, Class A, 3.79%,
02/15/2006	AAA	760,000	762,025
Prudential Financial Asset Funding Corp., Ser. 1993-8, Class A,
5.78%, 11/15/2014	AAA	87,926	89,681
SLMA, Ser. 1997-1, Class A1, 3.89%, 10/25/2005	AAA	159,520	159,521
WFS Finance Owner Trust, Ser. 1998-A, Class A4, 5.95%,
05/20/2005	AAA	99,510	100,066

Total Asset-Backed Securities			17,760,423

COLLATERALIZED MORTGAGE OBLIGATIONS–14.9%
Blackrock Capital Finance, LP, Ser. 1997-C1, Class D, 7.15%,
10/25/2026	NA	2,651,746	2,662,064
Commerce 2000, Ser. 2000-FL1A, Class H, 4.91%, 12/16/2011
144A	Baa3	3,520,000	3,488,214
Credit Suisse First Boston Mtge. Corp.:
Ser. 1998-FL2A, Class D, 5.04%, 08/15/2013 144A	Baa2	7,500,000	7,508,740
Ser. 2001-CP4 Class A1, 5.26%, 12/15/2035	AAA	3,476,246	3,544,390
Deutsche Mtge. & Asset Receiving Corp., Ser. 1998-C1,
Class A1, 6.22%, 09/15/2007	Aaa	1,923,912	2,007,234
DLJ Comml. Mtge. Corp., Ser. 1998 Class B, 5.81%,
01/08/2011	Ba2	1,494,762	1,494,529
FHLB, 4.63%, 08/13/2004	AAA	5,000,000	5,144,685
FHLMC:
5.65%, 11/15/2024	AAA	4,000,000	4,060,060
Ser. 1916, Class PB, 6.50%, 08/15/2011	AAA	3,705,395	3,844,633
Ser. 2052, Class PT, 6.00%, 12/15/2009	AAA	1,153,994	1,180,818
Fortress Comml. Mtge. Trust, Ser. 1999-PC1, Class C, 5.48%,
12/10/2004 144A @	Aaa	2,135,930	2,142,278

EVERGREEN
Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

COLLATERALIZED MORTGAGE OBLIGATIONS–continued
GMAC:
7.63%, 06/15/2004	A	$3,500,000	$3,725,883
Ser. 1999-FL1, Class E, 5.53%, 10/15/2009 144A	Baa3	5,000,000	4,989,840
SASCO Comml. Mtge. Trust, Ser. 1999-C3, Class H, 5.06%,
03/20/2002 144A	Baa1	4,102,291	4,110,142
Starwood Asset Receivables Trust, Ser. 2000-1, Class E, 6.33%,
01/25/2005	NA	4,000,000	4,038,068

Total Collateralized Mortgage Obligations			53,941,578

CORPORATE BONDS–66.6%
CONSUMER DISCRETIONARY–2.0%
Automobiles–1.0%
Daimler Chrysler North America, 7.40%, 01/20/2005	A-	3,500,000	3,721,172

Media–1.0%
AOL Time Warner, Inc., 9.63%, 05/01/2002	BBB+	3,500,000	3,616,183

CONSUMER STAPLES–3.7%
Food & Drug Retailing–1.4%
Safeway, Inc., 7.00%, 09/15/2002	BBB	5,000,000	5,129,770

Food Products–1.4%
Kellogg Co., 5.50%, 04/01/2003	BBB	5,000,000	5,108,640

Tobacco–0.9%
Philip Morris Companies, Inc., 7.25%, 01/15/2003	A-	3,000,000	3,126,594

ENERGY–2.1%
Oil & Gas–2.1%
Dynegy Holdings, Inc., 8.13%, 03/15/2005	BBB+	3,500,000	3,805,494
Oryx Energy Co., 8.00%, 10/15/2003	BBB	3,500,000	3,765,059

			7,570,553

FINANCIALS–32.0%
Banks–8.7%
Banc America, Inc., 4.60%, 01/27/2006 @	BBB+	3,500,000	3,499,453
Bank One Corp., 5.63%, 02/17/2004	A	3,500,000	3,626,984
Capital One Bank, 8.25%, 06/15/2005	BBB-	3,500,000	3,648,827
Mellon Financial Co.:
5.75%, 11/15/2003	A+	3,000,000	3,130,413
6.00%, 03/01/2004	A+	1,797,000	1,874,196
Norwest Corp., 6.63%, 03/15/2003	A	5,000,000	5,231,645
PNC Funding Corp., 7.00%, 09/01/2004	A-	3,500,000	3,756,459
Southtrust Corp., 7.00%, 05/15/2003	BBB+	3,500,000	3,674,051
United States Bancorp, 3.91%, 02/03/2003	A	3,000,000	3,012,534

			31,454,562

EVERGREEN
Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
FINANCIALS–continued
Diversified Financials–17.9%
Bear Stearns Companies, Inc. MTN, 7.33%, 10/28/2004	A	$3,500,000	$3,756,249
Country Home Loan, Inc., 6.85%, 06/15/2004	A	4,410,000	4,711,432
Ford Motor Credit Co., 4.73%, 03/08/2004	A	5,000,000	4,984,020
Goldman Sachs Group, Inc., 7.63%, 08/17/2005	A+	4,000,000	4,372,052
Heller Financial, Inc., 7.88%, 05/15/2003	A-	5,000,000	5,341,220
Household Finance Corp., 6.00%, 05/01/2004	A	5,000,000	5,213,025
Lehman Brothers Holdings, Inc., MTN, 6.63%, 12/27/2002	A	5,000,000	5,183,785
Merrill Lynch & Co., Inc., 5.70%, 02/06/2004	AA-	5,000,000	5,199,820
Morgan Stanley Dean Witter, 3.91%, 08/07/2003	AA-	5,000,000	5,007,880
Nisource Finance Corp., 7.50%, 11/15/2003	BBB	5,000,000	5,303,665
Paine Webber Group, Inc., 6.38%, 05/15/2004	AA+	5,000,000	5,297,980
U.S. West Capital Funding, Inc., 6.13%, 07/15/2002	BBB+	5,000,000	5,080,185
USAA Capital Corp., 7.41%, 06/30/2003 144A	AAA	5,000,000	5,305,300

			64,756,613

Insurance–2.6%
American General Financial Corp., 6.75%, 11/15/2004	A+	3,500,000	3,751,447
St. Paul Companies, Inc., 7.88%, 04/15/2005	A+	5,000,000	5,482,310

			9,233,757

Real Estate–2.8%
Avalon Bay Communities, Inc., 6.50%, 07/15/2003	BBB+	3,500,000	3,630,042
EOP Operating, LP, 6.50%, 01/15/2004	BBB+	2,500,000	2,606,368
Spieker Properties, LP, 6.90%, 01/15/2004	BBB+	3,703,000	3,871,212

			10,107,622

HEALTH CARE–1.3%
Health Care Providers & Services–1.3%
Cardinal Health, Inc., 6.50%, 02/15/2004	A	4,450,000	4,702,546

INDUSTRIALS–5.3%
Aerospace & Defense–1.0%
United Technologies Corp., 6.63%, 11/15/2004	A+	3,500,000	3,738,700

Airlines–0.7%
Continental Airlines, 6.41%, 04/15/2007	AA	2,447,750	2,451,750

Industrial Conglomerates–1.0%
Tyco International Group, 4.95%, 08/01/2003	A	3,500,000	3,554,614

Road & Rail–2.6%
Burlington Northern Santa Fe Corp., 7.00%, 08/01/2002	BBB+	5,500,000	5,677,881
Union Pacific Corp., 7.88%, 02/15/2002	BBB-	3,500,000	3,554,194

			9,232,075

EVERGREEN
Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

CORPORATE BONDS–continued
INFORMATION TECHNOLOGY–4.6%
Computers & Peripherals–1.4%
Sun Microsystems, Inc., 7.00%, 08/15/2002	BBB+	$5,015,000	$5,119,668

Semiconductor Equipment & Products–1.5%
Texas Instruments, Inc., 7.00%, 08/15/2004	A	5,000,000	5,318,790

Software–1.7%
Aristar, Inc., 7.38%, 09/01/2004	A-	3,500,000	3,759,850
Oracle Corp., 6.72%, 02/15/2004	A-	2,145,000	2,228,576

			5,988,426

TELECOMMUNICATION SERVICES–8.6%
Diversified Telecommunication Services–7.1%
Alltel Corp., 7.25%, 04/01/2004	A	5,000,000	5,304,900
Comcast Cable Communications, 8.13%, 05/01/2004	BBB	5,000,000	5,425,065
Cox Communications, Inc., 6.15%, 08/01/2003	BBB	2,300,000	2,367,494
GTE North, Inc., 6.00%, 01/15/2004	A+	3,500,000	3,656,104
Sprint Capital Corp., 5.70%, 11/15/2003	BBB+	5,500,000	5,607,475
United Telecommunications, 9.50%, 04/01/2003	BBB+	3,000,000	3,236,871

			25,597,909

Wireless Telecommunications Services–1.5%
Airtouch Communications, Inc., 7.00%, 10/01/2003	A	5,000,000	5,294,625

UTILITIES–7.0%
Electric Utilities–5.4%
Commonwealth Edison Co., Ser. 85, 7.38%, 09/15/2002	A-	5,000,000	5,162,235
Dominion Resources, Inc., 7.40%, 09/16/2002	BBB+	5,000,000	5,159,745
Niagara Mohawk Power Corp., 5.88%, 09/01/2002	BBB+	5,000,000	5,095,640
Progress Energy, Inc., 6.55%, 03/01/2004	BBB	4,000,000	4,210,500

			19,628,120

Gas Utilities–1.6%
Coastal Corp.:
6.20%, 05/15/2004	Baa2	5,000,000	5,125,215
8.13%, 09/15/2002	BBB	590,000	614,116

			5,739,331

Total Corporate Bonds			240,192,020

MORTGAGE-BACKED SECURITIES–7.8%
FHLMC:
6.50%, 07/01/2004-09/01/2008	AAA	4,630,452	4,794,879
FNMA:
5.25%, 06/15/2006	AAA	10,000,000	10,418,490
5.50%, 01/25/2022	AAA	5,000,000	5,067,975
6.50%, 09/01/2005-08/01/2010	AAA	926,442	958,442
7.20%, 04/25/2023	AAA	2,367,147	2,382,190

EVERGREEN
Limited Duration Fund
(formerly, Evergreen Select Limited Duration Fund)
Schedule of Investments (continued)

September 30, 2001

	Credit Rating^	Principal Amount	Value

MORTGAGE-BACKED SECURITIES–continued
GNMA:
6.50%, 12/15/2008-10/15/2010	AAA	$528,407	$554,715
7.50%, 07/20/2002-05/20/2023	AAA	2,285,798	2,325,046
8.00%, 08/15/2007	AAA	2,188	2,323
8.25%, 07/15/2002	AAA	1,855	1,885
8.50%, 06/20/2005-09/20/2005	AAA	149,044	155,722
9.00%, 09/15/2003-08/15/2022	AAA	730,400	794,507
9.50%, 07/15/2002	AAA	10,213	10,446
10.00%, 01/20/2003-03/20/2004	AAA	8,036	8,535
14.00%, 02/15/2012-06/15/2012	AAA	548,019	660,902

Total Mortgage-Backed Securities			28,136,057

U.S. GOVERNMENT & AGENCY OBLIGATIONS–0.1%
FHLB, 6.52%, 02/27/2002	AAA	200,000	209,733

U.S. TREASURY OBLIGATIONS–1.5%
U.S. Treasury Notes, 5.875%, 11/15/2004	AAA	5,000,000	5,363,285

		Shares	Value

SHORT-TERM INVESTMENTS–2.9%
MUTUAL FUND SHARES–2.9%
Evergreen Institutional Money Market Fund ø		10,319,104	10,319,104

Total Investments–(cost $345,917,571)–98.7%			355,922,200
Other Assets and Liabilities–1.3%			4,714,781

Net Assets–100.0%			$360,636,981

See Combined Notes to Schedules of Investments.

Combined Notes to Schedules of Investments

September 30, 2001

144A	Security that may be sold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Board of Trustees.
¤	Security issued in zero coupon form with no periodic interest payments but is acquired at a discount that results in a current yield to maturity. An effective interest rate is applied to recognize interest income daily for the bond. This rate is based on total expected income to be earned over the life of the bond from amortization of discount at acquisition.
@	No market quotation available. Valued at fair value as determined in good faith under procedures established by the Board of Trustees.
^	Credit ratings are unaudited and rated by Moody’s Investors Service where Standard and Poor’s ratings are not available.
ø	The advisor of the Fund and the advisor of the money market fund are each a subsidiary of Wachovia Corporation.
#	When-issued security.
##	All or a portion of the security has been segregated for when-issued securities.

Summary of Abbreviations:
AMBAC	American Municipal Bond Assurance Corp.
COP	Certificates of Participation
EDA	Economic Development Authority
FHLB	Federal Home Loan Banks
FHLMC	Federal Home Loan Mortgage Corp.
FNMA	Federal National Mortgage Association
GNMA	Government National Mortgage Association
GO	General Obligation
HFA	Housing Finance Authority
IDA	Industrial Development Authority
IDRB	Industrial Development Revenue Bond
LOC	Letter of Credit
MBIA	Municipal Bond Investors Assurance Corp.
MHRB	Multifamily Housing Revenue Bond
MTN	Medium Term Note
PCRB	Pollution Control Revenue Bond
PCRRB	Pollution Control Refunding Revenue Bond
RB	Revenue Bond
REIT	Real Estate Investment Trust
RRB	Refunding Revenue Bond
SFHRB	Single Family Housing Revenue Bond
SFHRRB	Single Family Housing Refunding Revenue Bond
SLMA	Student Loan Marketing Association
TBA	To Be Announced

See Combined Notes to Financial Statements.

EVERGREEN
 Fixed Income Funds
(formerly, Evergreen Select Fixed Income Funds)
Statements of Assets and Liabilities

September 30, 2001

	Adjustable Rate Fund	Core Bond Fund	Fixed Income Fund	Fixed Income Fund II

Assets
Identified cost of securities	$949,994,095	$1,915,004,910	$541,609,350	$46,804,545
Net unrealized gains on securities	7,710,549	56,966,592	16,018,502	1,093,411

Market value of securities	957,704,644	1,971,971,502	557,627,852	47,897,956
Cash	1,448	0	0	0
Receivable for securities sold	0	0	19,400,243	1,032,640
Principal paydown receivable	2,144,903	0	0	0
Receivable for Fund shares sold	48,736,949	9,722,508	391,047	23,100
Interest and dividends receivable	5,435,394	15,550,968	6,294,231	410,244
Prepaid expenses and other assets	86,626	78,209	35,630	84,424

Total assets	1,014,109,964	1,997,323,187	583,749,003	49,448,364

Liabilities
Distributions payable	1,060,044	4,375,564	1,725,142	90,151
Payable for securities purchased	65,760,095	273,095,443	53,067,515	4,272,429
Payable for Fund shares redeemed	1,936,016	3,771,361	1,480,923	25,000
Advisory fee payable	15,809	9,405	18,225	0
Distribution Plan expenses payable	45,844	7,432	286	0
Due to other related parties	7,528	14,061	4,339	0
Accrued expenses and other liabilities	115,043	73,282	60,271	38

Total liabilities	68,940,379	281,346,548	56,356,701	4,387,618

Net assets	$945,169,585	$1,715,976,639	$527,392,302	$45,060,746

Net assets represented by
Paid-in capital	$940,783,286	$1,638,672,827	$502,085,643	$45,733,259
Undistributed (overdistributed) net investment income	(1,049,563)	332,118	(1,740,879)	(373,643)
Accumulated net realized gains or losses on securities	(2,274,687)	20,005,102	11,029,036	(1,392,281)
Net unrealized gains on securities	7,710,549	56,966,592	16,018,502	1,093,411

Total net assets	$945,169,585	$1,715,976,639	$527,392,302	$45,060,746

Net assets consists of
Class A	$190,055,150	$98,424,305	$0	$0
Class B	173,276,167	40,077,740	0	0
Class C	348,001,754	24,694,852	0	0
Class I	140,978,822	1,532,323,502	513,229,801	45,059,618
Class IS	92,857,692	20,456,240	14,162,501	1,128

Total net assets	$945,169,585	$1,715,976,639	$527,392,302	$45,060,746

Shares outstanding
Class A	19,636,585	9,132,645	0	0
Class B	17,903,580	3,718,791	0	0
Class C	35,956,254	2,291,460	0	0
Class I	14,566,814	142,182,611	83,051,647	3,508,376
Class IS	9,594,441	1,898,051	2,291,882	88

Net asset value per share
Class A	$9.68	$10.78	—	—

Class A—Offering price (based on sales charge of 3.25% and 4.75%, respectively)	$10.01	$11.32	—	—

Class B	$9.68	$10.78	—	—

Class C	$9.68	$10.78	—	—

Class I	$9.68	$10.78	$6.18	$12.84

Class IS	$9.68	$10.78	$6.18	$12.82

See Combined Notes to Financial Statements.

EVERGREEN
 Fixed Income Funds
(formerly, Evergreen Select Fixed Income Funds)
Statements of Assets and Liabilities

September 30, 2001

	High Yield Bond Fund	Income Plus Fund	Intermediate Bond Fund	Limited Duration Fund

Assets
Identified cost of securities	$151,596,866	$1,524,746,283	$550,254,876	$345,917,571
Net unrealized gains or losses on securities	(4,776,735)	43,464,917	22,176,674	10,004,629

Market value of securities	146,820,131	1,568,211,200	572,431,550	355,922,200
Cash	0	0	0	69,479
Receivable for securities sold	2,295,015	7,953,418	5,733,480	0
Principal paydown receivable	0	0	0	23,754
Receivable for Fund shares sold	0	273,976	35,000	1,334,968
Interest and dividends receivable	4,164,396	14,003,193	10,086,528	4,634,088
Receivable from investment advisor	0	10,131	3,612	16,894
Prepaid expenses and other assets	50,909	148,301	84,692	21,989

Total assets	153,330,451	1,590,600,219	588,374,862	362,023,372

Liabilities
Distributions payable	650,845	5,839,082	2,135,709	1,124,453
Payable for securities purchased	0	110,525,287	0	0
Payable for Fund shares redeemed	0	836,172	317,580	218,132
Advisory fee payable	4,197	0	0	0
Distribution Plan expenses payable	0	490	192	541
Due to other related parties	1,251	12,106	4,807	2,927
Accrued expenses and other liabilities	39,844	145,875	134,145	40,338

Total liabilities	696,137	117,359,012	2,592,433	1,386,391

Net assets	$152,634,314	$1,473,241,207	$585,782,429	$360,636,981

Net assets represented by
Paid-in capital	$164,590,256	$1,440,383,735	$591,091,847	$351,700,410
Overdistributed net investment income	(599,442)	(4,822,835)	(96,438)	(977,701)
Accumulated net realized losses on securities	(6,579,765)	(5,784,610)	(27,389,654)	(90,357)
Net unrealized gains or losses on securities	(4,776,735)	43,464,917	22,176,674	10,004,629

Total net assets	$152,634,314	$1,473,241,207	$585,782,429	$360,636,981

Net assets consists of
Class I	152,633,347	1,449,336,864	576,388,315	331,218,735
Class IS	967	23,904,343	9,394,114	29,418,246

Total net assets	$152,634,314	$1,473,241,207	$585,782,429	$360,636,981

Shares outstanding
Class I	17,199,478	256,652,222	9,285,351	31,403,684
Class IS	109	4,232,937	151,333	2,789,263

Net asset value per share
Class I	$8.87	$5.65	$62.08	$10.55

Class IS	$8.87	$5.65	$62.08	$10.55

See Combined Notes to Financial Statements.

EVERGREEN
 Fixed Income Funds
(formerly, Evergreen Select Fixed Income Funds)
Statements of Operations

Year Ended September 30, 2001

		Adjustable Rate Fund	Core Bond Fund	Fixed Income Fund	Fixed Income Fund II

	Investment income
	Interest Income (net of foreign witholdings taxes of $0, $0, $1,387 and $0, respectively)	$16,368,597	$89,259,689	$35,053,866	$3,637,892
	Dividends	0	3,006,312	0	0

	Total investment income	16,368,597	92,266,001	35,053,866	3,637,892

	Expenses
	Advisory fee	547,685	4,635,086	2,261,934	0
	Distribution Plan expenses	1,277,240	167,201	33,930	4
	Administrative services fees	260,802	1,448,464	538,556	0
	Transfer agent fee	162,515	79,788	26,991	7,924
	Trustees’ fees and expenses	5,907	27,071	10,352	1,303
	Printing and postage expenses	27,001	41,491	17,747	1,702
	Custodian fee	68,647	438,522	160,956	11,192
	Registration and filing fees	72,271	42,405	23,817	14,798
	Professional fees	16,120	25,929	17,934	18,443
	Other	115,611	63,707	34,788	22,738

	Total expenses	2,553,799	6,969,664	3,127,005	78,104
Less:	Expense reductions	(6,499)	(59,219)	(26,471)	(4,092)
	Fee waivers	0	(605,138)	(96,088)	0

	Net expenses	2,547,300	6,305,307	3,004,446	74,012

	Net investment income	13,821,297	85,960,694	32,049,420	3,563,880

	Net realized and unrealized gains or losses on securities
	Net realized gains or losses on securities	(763,824)	46,349,521	14,390,864	1,909,707

	Net change in unrealized gains or losses on securities	8,102,039	50,724,824	16,784,350	1,033,726

	Net realized and unrealized gains on securities	7,338,215	97,074,345	31,175,214	2,943,433

	Net increase in net assets resulting from operations	$21,159,512	$183,035,039	$63,224,634	$6,507,313

See Combined Notes to Financial Statements.

EVERGREEN
 Fixed Income Funds
(formerly, Evergreen Select Fixed Income Funds)
Statements of Operations

Year Ended September 30, 2001

		High Yield Bond Fund	Income Plus Fund	Intermediate Bond Fund	Limited Duration Fund

	Investment income
	Interest Income	$11,490,156	$101,159,730	$33,922,176	$19,742,731
	Dividends	90,000	210,000	0	0

	Total investment income	11,580,156	101,369,730	33,922,176	19,742,731

	Expenses
	Advisory fee	633,423	6,441,534	3,100,966	686,887
	Distribution Plan expenses	4	48,452	19,606	58,188
	Administrative services fees	126,685	1,533,699	596,340	312,221
	Transfer agent fee	1,148	33,148	15,975	29,807
	Trustees’ fees and expenses	3,000	30,049	14,981	5,034
	Printing and postage expenses	5,735	37,605	21,224	6,384
	Custodian fee	25,466	470,054	147,945	72,716
	Registration and filing fees	45,793	28,601	23,771	5,577
	Professional fees	19,823	28,970	17,038	15,930
	Other	36,571	90,470	104,824	2,186

	Total expenses	897,648	8,742,582	4,062,670	1,194,930
Less:	Expense reductions	(14,967)	(69,892)	(21,206)	(14,241)
	Fee waivers	(100,421)	(752,748)	(324,552)	(288,090)

	Net expenses	782,260	7,919,942	3,716,912	892,599

	Net investment income	10,797,896	93,449,788	30,205,264	18,850,132

	Net realized and unrealized gains or losses on securities
	Net realized gains or losses on securities	(5,466,966)	21,873,316	(1,771,462)	2,677,863

	Net change in unrealized gains or losses on securities	(3,602,633)	60,032,540	17,859,289	9,925,011

	Net realized and unrealized gains or losses on securities	(9,069,599)	81,905,856	16,087,827	12,602,874

	Net increase in net assets resulting from operations	$1,728,297	$175,355,644	$46,293,091	$31,453,006

See Combined Notes to Financial Statements.

EVERGREEN
 Fixed Income Funds
(formerly, Evergreen Select Fixed Income Funds)
Statements of Changes in Net Assets

Year Ended September 30, 2001

	Adjustable Rate Fund	Core Bond Fund	Fixed Income Fund	Fixed Income Fund II

Operations
Net investment income	$13,821,297	$85,960,694	$32,049,420	$3,563,880
Net realized gains or losses on securities	(763,824)	46,349,521	14,390,864	1,909,707
Net change in unrealized gains or losses on securities	8,102,039	50,724,824	16,784,350	1,033,726

Net increase in net assets resulting from operations	21,159,512	183,035,039	63,224,634	6,507,313

Distributions to shareholders from
Net investment income
Class A	(4,665,749)	(925,203)	0	0
Class B	(2,180,693)	(158,750)	0	0
Class C	(3,263,649)	(122,421)	0	0
Class I	(3,155,617)	(84,186,313)	(31,346,610)	(3,552,442)
Class IS	(2,127,664)	(1,262,090)	(777,022)	(73)

Total distributions to shareholders	(15,393,372)	(86,654,777)	(32,123,632)	(3,552,515)

Capital share transactions
Proceeds from shares sold	934,222,306	620,261,698	87,386,210	2,368,725
Net asset value of shares issued in reinvestment of distributions	10,221,315	25,175,061	5,373,221	3,141,001
Payment for shares redeemed	(93,528,788)	(331,183,125)	(163,608,777)	(24,134,179)

Net increase (decrease) in net assets resulting from capital share
transactions	850,914,833	314,253,634	(70,849,346)	(18,624,453)

Total increase (decrease) in net assets	856,680,973	410,633,896	(39,748,344)	(15,669,655)
Net assets
Beginning of period	88,488,612	1,305,342,743	567,140,646	60,730,401

End of period	$945,169,585	$1,715,976,639	$527,392,302	$45,060,746

Undistributed (overdistributed) net investment income	$(1,049,563)	$332,118	$(1,740,879)	$(373,643)

See Combined Notes to Financial Statements.

EVERGREEN
 Fixed Income Funds
(formerly, Evergreen Select Fixed Income Funds)
Statements of Changes in Net Assets

Year Ended September 30, 2001

	High Yield Bond Fund	Income Plus Fund	Intermediate Bond Fund	Limited Duration Fund

Operations
Net investment income	$10,797,896	$93,449,788	$30,205,264	$18,850,132
Net realized gains or losses on securities	(5,466,966)	21,873,316	(1,771,462)	2,677,863
Net change in unrealized gains or losses on securities	(3,602,633)	60,032,540	17,859,289	9,925,011

Net increase in net assets resulting from operations	1,728,297	175,355,644	46,293,091	31,453,006

Distributions to shareholders from
Net investment income
Class I	(11,432,570)	(94,788,299)	(29,859,411)	(18,604,181)
Class IS	(90)	(1,158,595)	(379,376)	(1,433,633)

Total distributions to shareholders	(11,432,660)	(95,946,894)	(30,238,787)	(20,037,814)

Capital share transactions
Proceeds from shares sold	92,616,407	149,141,025	71,910,196	181,510,781
Net asset value of shares issued in reinvestment of distributions	2,777,402	2,938,146	262,042	4,954,800
Payment for shares redeemed	(8,260,010)	(343,350,506)	(121,483,299)	(129,219,197)

Net increase (decrease) in net assets resulting from capital share
transactions	87,133,799	(191,271,335)	(49,311,061)	57,246,384

Total increase (decrease) in net assets	77,429,436	(111,862,585)	(33,256,757)	68,661,576
Net assets
Beginning of period	75,204,878	1,585,103,792	619,039,186	291,975,405

End of period	$152,634,314	$1,473,241,207	$585,782,429	$360,636,981

Overdistributed net investment income	$(599,442)	$(4,822,835)	$(96,438)	$(977,701)

See Combined Notes to Financial Statements.

EVERGREEN
 Fixed Income Funds
(formerly, Evergreen Select Fixed Income Funds)
Statements of Changes in Net Assets

Year Ended September 30, 2000

	Adjustable Rate Fund	Core Bond Fund	Fixed Income Fund	Fixed Income Fund II (a)

Operations
Net investment income	$3,427,505	$72,682,068	$37,716,945	$4,275,388
Net realized losses on securities, futures contracts and foreign currency related transactions	(422,614)	(8,547,053)	(4,947,953)	(1,311,827)
Net change in unrealized gains or losses on securities foreign currency related transactions	151,300	11,534,883	5,611,973	811,905

Net increase in net assets resulting from operations	3,156,191	75,669,898	38,380,965	3,775,466

Distributions to shareholders from
Net investment income
Class A	(332,496)	0	0	0
Class B	(56,567)	0	0	0
Class C	(40,437)	0	0	0
Class I	(1,909,189)	(70,628,747)	(36,587,102)	(4,916,694)
Class IS	(1,056,751)	(792,815)	(775,585)	(75)

Total distributions to shareholders	(3,395,440)	(71,421,562)	(37,362,687)	(4,916,769)

Capital share transactions Proceeds from shares sold	43,719,459	447,495,756	174,151,758	4,745,981
Net asset value of shares issued in reinvestment of distributions	2,886,165	15,585,947	7,162,763	4,409,590
Payment for shares redeemed	(50,437,311)	(210,511,925)	(217,709,595)	(24,725,140)
Net asset value of shares issued in acquisition	36,327,117	0	0	0

Net increase (decrease) in net assets resulting from capital share transactions	32,495,430	252,569,778	(36,395,074)	(15,569,569)

Total increase (decrease) in net assets	32,256,181	256,818,114	(35,376,796)	(16,710,872)
Net assets Beginning of period	56,232,431	1,048,524,629	602,517,442	77,441,273

End of period	$88,488,612	$1,305,342,743	$567,140,646	$60,730,401

Undistributed (overdistributed) net investment income	$32,989	$1,026,179	$(1,517,986)	$(493,774)

(a) For the eleven months ended September 30, 2000. The Fund changed its fiscal year end from October 31 to September 30, effective September 30, 2000.

See Combined Notes to Financial Statements.

EVERGREEN
 Fixed Income Funds
(formerly, Evergreen Select Fixed Income Funds)
Statements of Changes in Net Assets

Year Ended September 30, 2000

	High Yield Bond Fund (a)	Income Plus Fund	Intermediate Bond Fund	Limited Duration Fund

Operations
Net investment income	$3,789,188	$112,396,540	$32,651,623	$19,391,528
Net realized losses on securities, futures contracts and foreign currency related transactions	(1,178,799)	(20,073,609)	(22,167,026)	(2,656,157)
Net change in unrealized gains or losses on securities and foreign currency related transactions	(1,174,102)	629,335	11,571,853	1,493,616

Net increase in net assets resulting from operations	1,436,287	92,952,266	22,056,450	18,228,987

Distributions to shareholders from
Net investment income
Class I	(3,687,796)	(110,332,973)	(32,388,002)	(18,705,422)
Class IS	(70)	(940,879)	(338,792)	(493,016)

Total distributions to shareholders	(3,687,866)	(111,273,852)	(32,726,794)	(19,198,438)

Capital share transactions Proceeds from shares sold	77,731,803	226,814,913	118,334,611	88,032,335
Net asset value of shares issued in reinvestment of distributions	74,654	5,937,883	312,502	3,432,056
Payment for shares redeemed	(350,000)	(434,407,327)	(199,273,680)	(112,305,275)

Net increase (decrease) in net assets resulting from capital share transactions	77,456,457	(201,654,531)	(80,626,567)	(20,840,884)

Total increase (decrease) in net assets	75,204,878	(219,976,117)	(91,296,911)	(21,810,335)
Net assets
Beginning of period	0	1,805,079,909	710,336,097	313,785,740

End of period	$75,204,878	$1,585,103,792	$619,039,186	$291,975,405

Undistributed (overdistributed) net investment income	$95,322	$(349,786)	$(62,915)	$210,525

(a) For the period from November 30, 1999 (commencement of operations) through September 30, 2000.

See Combined Notes to Financial Statements.

EVERGREEN
 Fixed Income Funds
(formerly, Evergreen Select Fixed Income Funds)
Statements of Changes in Net Assets

Year Ended October 31, 1999

Fixed Income Fund II

Operations
Net investment income	$5,058,629
Net realized losses on securities and futures contracts	(2,172,496)
Net change in unrealized gains or losses on securities and futures contracts	(2,191,118)

Net increase in net assets resulting from operations	695,015

Distributions to shareholders from
Net investment income
Class I (a)	(5,016,287)
Class IS	0
Net realized gains
Class I (a)	(798,581)
Class IS	0

Total distributions to shareholders	(5,814,868)

Capital share transactions
Proceeds from shares sold	15,646,360
Net asset value of shares issued in reinvestment of distributions	4,156,912
Payment for shares redeemed	(20,614,478)

Net decrease in net assets resulting from capital share transactions	(811,206)

Total decrease in net assets	(5,931,059)
Net assets
Beginning of period	83,372,332

End of period	$77,441,273

Undistributed net investment income	$222,341

(a)	Effective October 18, 1999 shareholders of Mentor Fixed Income Portfolio became owners of that number of full and fractional shares of Class I of Evergreen Fixed Income Fund II.

See Combined Notes to Financial Statements.

Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Fixed Income Funds (formerly, Evergreen Select Fixed Income Funds) consist of the following funds (collectively the “Funds”):

Current Name	Former Name

Evergreen Adjustable Rate Fund (“Adjustable Rate Fund”)	Evergreen Select Adjustable Rate Fund
Evergreen Core Bond Fund (“Core Bond Fund”)	Evergreen Select Core Bond Fund
Evergreen Fixed Income Fund (“Fixed Income Fund”)	Evergreen Select Fixed Income Fund
Evergreen Fixed Income Fund II (“Fixed Income Fund II”)	Evergreen Select Fixed Income Fund II
Evergreen Select High Yield Bond Fund (“High Yield Bond Fund”)
Evergreen Income Plus Fund (“Income Plus Fund”)	Evergreen Select Income Plus Fund
Evergreen Intermediate Term Municipal Bond Fund (“Intermediate Bond Fund”)	Evergreen Select Intermediate Term Municipal Bond Fund
Evergreen Limited Duration Fund (“Limited Duration Fund”)	Evergreen Select Limited Duration Fund

Each Fund is a diversified series of Evergreen Select Fixed Income Trust (the “Trust”), a Delaware business trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Institutional (“Class I”) and Institutional Service (“Class IS”) classes of shares. In addition, Adjustable Rate Fund and Core Bond Fund offer Class A, Class B and Class C shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I and Class IS shares are sold without a front-end sales charge or contingent deferred sales charge; however, Class IS shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

Listed equity securities are valued at the last sale price reported on the national securities exchange, where the securities are principally traded.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

Combined Notes to Financial Statements (continued)

B. When-issued and Delayed Delivery Transactions

The Funds record when-issued securities no later than one business day after the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked-to-market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

C. Securities Lending

The Funds may lend their securities to certain qualified brokers in order to earn additional income. The Funds receive compensation in the form of fees or interest earned on the investment of any cash collateral received. The Funds receive collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event of default or bankruptcy by the borrower, the Funds could experience delays and costs in recovering the loaned securities or in gaining access to the collateral.

D. Dollar Roll Transactions

Each Fund may enter into dollar roll transactions with respect to mortgage backed securities. In a dollar roll transaction, the Fund sells mortgage backed securities to financial institutions and simultaneously agrees to accept substantially similar (same type, coupon and maturity) securities at a later date at an agreed upon price. Dollar roll transactions are treated as short-term financing arrangements which will not exceed 12 months. The Funds will use the proceeds generated from the transactions to invest in short-term investments, which may enhance a Fund’s current yield and total return.

E. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums relating to fixed income securities held by the Fund. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

F. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable and tax-exempt income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

G. Distributions

Distributions to shareholders from net investment income for each Fund (except Fixed Income Fund II) are accrued daily and paid monthly. Distributions from net investment income for Fixed Income Fund II are declared and paid quarterly. Distributions from net realized gains are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations. The primary permanent differences causing such reclassifications are due to certain capital loss carryovers assumed as a result of acquisitions, expiration of capital loss carryovers, differing treatment of mortgage dollar rolls, distributions in excess of net investment income, and reclassification of distributions.

H. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution and service fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

Combined Notes to Financial Statements (continued)

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

During the year ended September 30, 2001, the investment advisory contracts of the Funds were transferred amongst wholly owned subsidiaries controlled by Wachovia Corporation (formerly, First Union Corporation). The current advisor for each Fund is Evergreen Investment Management Company, LLC (“EIMC”), an indirect wholly owned subsidiary of Wachovia Corporation. Under Securities and Exchange Commission rules and no-action letters, shareholder approval was not required because the portfolio managers of the Funds and the advisory fees paid by the Funds did not change during the transfers.

EIMC is the investment advisor to the Funds and is paid an advisory fee that is calculated and paid daily. The advisory fee is computed by applying percentage rates to the Fund’s average daily net assets as identified below:

Advisory Fee Rate

Adjustable Rate Fund	0.21%
Core Bond Fund	0.32%
Fixed Income Fund	0.42%
Fixed Income Fund II	0.00%
High Yield Bond Fund	0.50%
Income Plus Fund	0.42%
Intermediate Bond Fund	0.52%
Limited Duration Fund	0.22%

During the year ended September 30, 2001 the amount of investment advisory fees waived by the investment advisor and the impact on each Fund’s annualized expense ratio represented as a percentage of its average daily net assets were as follows:

	Fees Waived	% of Average Daily Net Assets

Adjustable Rate Fund	$0	0.00%
Core Bond Fund	605,138	0.04%
Fixed Income Fund	96,088	0.02%
Fixed Income Fund II	0	0.00%
High Yield Bond Fund	100,421	0.08%
Income Plus Fund	752,748	0.05%
Intermediate Bond Fund	324,552	0.05%
Limited Duration Fund	288,090	0.09%

Effective on May 11, 2001, Tattersall Advisory Group (“TAG”), a wholly owned subsidiary of Wachovia Corporation, became the investment sub-advisor for Fixed Income Fund, Fixed Income Fund II and Income Plus Fund. TAG is paid for its services by EIMC.

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly owned subsidiary of Wachovia Corporation, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel. Each Fund, except Fixed Income Fund II, pays an administrative fee of 0.10% of each Fund’s average daily net assets. EIS receives no compensation from Fixed Income Fund II for its services.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly owned subsidiary of Wachovia Corporation, is the transfer and dividend disbursing agent for the Funds.

Officers of the Funds and affiliated Trustees receive no compensation directly from the Funds.

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Combined Notes to Financial Statements (continued)

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for Class IS shares. Adjustable Rate Fund and Core Bond Fund have also adopted Distribution Plans for their Class A, Class B and Class C shares. Distribution plans permit a Fund to compensate its principal underwriter for costs related to selling shares of the Fund and for various other specified services. These costs consist primarily of commissions and service fees to broker-dealers who sell shares of the Fund. Under the Distribution Plans, each class incurs distribution fees at the following annual rates:

Average Daily Net Assets

Class A	0.25%
Class B	1.00
Class C	1.00
Class IS	0.25

Of the above amounts, each share class may pay under its Distribution Plan a maximum service fee of 0.25% of the average daily net assets of the class to pay for shareholder service fees. Distribution Plan expenses are calculated and paid daily.

During the year ended September 30, 2001 amounts paid or accrued to EDI pursuant to each Fund’s Class A, Class B, Class C and Class IS Distribution Plans were as follows:

	Class A	Class B	Class C	Class IS

Adjustable Rate Fund	$146,570	$410,921	$635,608	$84,141
Core Bond Fund	45,868	37,362	29,160	54,811
Fixed Income Fund	n/a	n/a	n/a	33,930
Fixed Income Fund II	n/a	n/a	n/a	4
High Yield Bond Fund	n/a	n/a	n/a	4
Income Plus Fund	n/a	n/a	n/a	48,452
Intermediate Bond Fund	n/a	n/a	n/a	19,606
Limited Duration Fund	n/a	n/a	n/a	58,188

With respect to Class B and Class C shares, the principal underwriter may pay distribution fees greater than the allowable annual amounts each Fund is permitted to pay under the Distribution Plans.

Each of the Distribution Plans may be terminated at any time by vote of the independent Trustees or by vote of a majority of the outstanding voting shares of the respective class.

5. ACQUISITION

Effective on the close of business on July 21, 2000, Adjustable Rate Fund acquired substantially all the assets and assumed certain liabilities of Evergreen Capital Preservation and Income Fund, an open-end management investment company registered under the 1940 Act, through a tax-free exchange for 2,864,628 Class A shares, 553,117 Class B shares and 393,719 Class C shares of Adjustable Rate Fund. The acquired net assets consisted primarily of portfolio securities with unrealized depreciation of $236,471. The aggregate net assets of Adjustable Rate Fund and Evergreen Capital Preservation and Income Fund immediately prior to the acquisition were $46,395,424 and $36,327,117, respectively. The aggregate net assets of Adjustable Rate Fund immediately after the acquisition were $82,722,541.

Combined Notes to Financial Statements (continued)

6. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class I and Class IS, as well as Class A, Class B, and Class C for Adjustable Rate Fund and Core Bond Fund. Transactions in shares of the Funds were as follows:

ADJUSTABLE RATE FUND

	Year Ended September 30,

	2001		2000

	Shares	Amount	Shares	Amount

Class A (a)
Shares sold	22,408,204	$215,481,681	73,667	$700,007
Automatic conversion of Class B shares to Class A shares	52,847	505,477	0	0
Shares issued in reinvestment of distributions	289,831	2,787,349	22,701	215,914
Shares issued in acquisition of Evergreen Capital Preservation and Income Fund	0	0	2,864,628	27,303,067
Shares redeemed	(5,902,234)	(56,736,480)	(173,059)	(1,646,963)

Net increase	16,848,648	162,038,027	2,787,937	26,572,025

Class B (a)
Shares sold	17,847,951	171,817,578	6,546	62,309
Automatic conversion of Class B shares to Class A shares	(52,801)	(505,477)	0	0
Shares issued in reinvestment of distributions	148,650	1,432,020	3,909	37,177
Shares issued in acquisition of Evergreen Capital Preservation and Income Fund	0	0	553,117	5,271,655
Shares redeemed	(572,247)	(5,501,854)	(31,545)	(300,108)

Net increase	17,371,553	167,242,267	532,027	5,071,033

Class C (a)
Shares sold	36,141,650	348,096,267	23,872	226,782
Shares issued in reinvestment of distributions	234,402	2,260,622	2,299	21,862
Shares issued in acquisition of Evergreen Capital Preservation and Income Fund	0	0	393,719	3,752,395
Shares redeemed	(808,168)	(7,771,330)	(31,516)	(299,574)

Net increase	35,567,884	342,585,559	388,374	3,701,465

Class I
Shares sold	11,090,339	106,899,022	1,026,242	9,957,317
Shares issued in reinvestment of distributions	237,115	2,277,454	203,359	1,761,786
Shares redeemed	(203,314)	(1,943,769)	(1,555,676)	(14,823,916)

Net increase (decrease)	11,124,140	107,232,707	(326,075)	(3,104,813)

Class IS
Shares sold	9,566,951	91,927,758	3,440,789	32,773,044
Shares issued in reinvestment of distributions	152,380	1,463,870	89,156	849,426
Shares redeemed	(2,265,316)	(21,575,355)	(3,502,235)	(33,366,750)

Net increase	7,454,015	71,816,273	27,710	255,720

Net Increase		$850,914,833		$32,495,430

(a) For the period from June 30, 2000 (commencement of class operations) to September 30, 2000.

CORE BOND FUND

	Year Ended September 30, 2001

	Shares	Amount

Class A (b)
Shares sold	9,226,035	$97,495,860
Shares issued in reinvestment of distributions	63,019	675,347
Shares redeemed	(156,409)	(1,670,944)

Net increase	9,132,645	96,500,263

Class B (b)
Shares sold	3,746,699	39,964,795
Shares issued in reinvestment of distributions	11,096	119,110
Shares redeemed	(39,004)	(416,656)

Net increase	3,718,791	39,667,249

Class C (b)
Shares sold	2,295,722	24,421,968
Shares issued in reinvestment of distributions	7,098	76,208
Shares redeemed	(11,360)	(121,555)

Net increase	2,291,460	$24,376,621

(b) For the period from May 11, 2001 (commencement of class operations) to September 30, 2001.

Combined Notes to Financial Statements (continued)

CORE BOND FUND (continued)

	Year Ended September 30,

	2001		2000

	Shares	Amount	Shares	Amount

Class I
Shares sold	42,500,694	$443,472,945	41,868,670	$417,398,564
Shares issued in reinvestment of distributions	2,242,944	23,499,104	1,515,762	15,104,053
Shares redeemed	(29,677,837)	(310,262,125)	(19,749,904)	(196,203,342)

Net increase	15,065,801	156,709,924	23,634,528	236,299,275

Class IS
Shares sold	1,424,087	14,906,130	3,016,834	30,097,192
Shares issued in reinvestment of distributions	76,808	805,292	48,441	481,894
Shares redeemed	(1,803,463)	(18,711,845)	(1,434,674)	(14,308,583)

Net increase (decrease)	(302,568)	(3,000,423)	1,630,601	16,270,503

Net increase		$314,253,634		$252,569,778

FIXED INCOME FUND

	Year Ended September 30,

	2001		2000

	Shares	Amount	Shares	Amount

Class I
Shares sold	13,315,974	$80,087,258	28,042,018	$161,285,403
Shares issued in reinvestment of distributions	820,893	4,924,986	1,157,484	6,664,297
Shares redeemed	(26,141,932)	(156,537,646)	(35,697,696)	(205,418,401)

Net decrease	(12,005,065)	(71,525,402)	(6,498,194)	(37,468,701)

Class IS
Shares sold	1,216,253	7,298,952	2,234,345	12,866,355
Shares issued in reinvestment of distributions	74,664	448,235	86,592	498,466
Shares redeemed	(1,177,888)	(7,071,131)	(2,133,909)	(12,291,194)

Net increase	113,029	676,056	187,028	1,073,627

Net decrease		($70,849,346)		($36,395,074)

FIXED INCOME FUND II

	Year Ended September 30,				Year Ended October 31, 1999 (b)

	2001		2000 (a)

	Shares	Amount	Shares	Amount	Shares	Amount

Class I (c)
Shares sold	187,575	$2,368,725	387,259	$4,745,981	1,220,609	$15,645,360
Shares issued in reinvestment of distributions	249,676	3,141,001	363,849	4,409,515	327,679	4,156,912
Shares redeemed	(1,914,615)	(24,134,179)	(2,021,519)	(24,725,140)	(1,634,506)	(20,614,478)

Net decrease	(1,477,364)	(18,624,453)	(1,270,411)	(15,569,644)	(86,218)	(812,206)

Class IS
Shares sold	0	0	0	0	82	1,000
Shares issued in reinvestment of distributions	0	0	6	75	0	0
Shares redeemed	0	0	0	0	0	0

Net increase	0	0	6	75	82	1,000

Net decrease		($18,624,453)		($15,569,569)		$(811,206)

(a)	For the eleven months ended September 30, 2000. The Fund changed its fiscal year end from October 31 to September 30, effective September 30, 2000.
(b)	For Class IS, for the period from October 18, 1999 (commencement of class operations) to October 31, 1999.
(c)	Effective October 18, 1999, shareholders of Mentor Fixed Income Portfolio became owners of that number of full and fractional shares of Class I of Evergreen Fixed Income Fund II.

Combined Notes to Financial Statements (continued)

HIGH YIELD BOND FUND

	Year Ended September 30,

	2001		2000 (a)

	Shares	Amount	Shares	Amount

Class I
Shares sold	9,917,074	$92,616,407	7,889,907	$77,730,803
Shares issued in reinvestment of distributions	299,234	2,777,386	7,685	74,584
Shares redeemed	(877,888)	(8,260,010)	(36,534)	(350,000)

Net increase	9,338,420	87,133,783	7,861,058	77,455,387

Class IS
Shares sold	0	0	100	1,000
Shares issued in reinvestment of distributions	2	16	7	70
Shares redeemed	0	0	0	0

Net increase	2	16	107	1,070

Net increase		$87,133,799		$77,456,457

(a) For the period from November 30, 1999 (commencement of class operations) to September 30, 2000.

INCOME PLUS FUND

	Year Ended September 30,

	2001		2000

	Shares	Amount	Shares	Amount

Class I
Shares sold	22,793,624	$124,871,513	37,646,502	$200,329,489
Shares issued in reinvestment of distributions	412,754	2,262,635	1,010,675	5,387,166
Shares redeemed	(59,148,106)	(325,007,537)	(77,546,544)	(412,912,189)

Net decrease	(35,941,728)	(197,873,389)	(38,889,367)	(207,195,534)

Class IS
Shares sold	4,415,026	24,269,512	4,969,183	26,485,424
Shares issued in reinvestment of distributions	122,684	675,511	103,229	550,717
Shares redeemed	(3,341,882)	(18,342,969)	(4,043,770)	(21,495,138)

Net increase	1,195,828	6,602,054	1,028,642	5,541,003

Net decrease		($191,271,335)		($201,654,531)

INTERMEDIATE BOND FUND

	Year Ended September 30,

	2001		2000

	Shares	Amount	Shares	Amount

Class I
Shares sold	1,067,013	$65,577,371	1,776,137	$106,824,895
Shares issued in reinvestment of distributions	943	58,014	2,045	122,985
Shares redeemed	(1,896,257)	(116,378,187)	(3,151,965)	(189,521,923)

Net decrease	(828,301)	(50,742,802)	(1,373,783)	(82,574,043)

Class IS
Shares sold	102,714	6,332,825	191,688	11,509,716
Shares issued in reinvestment of distributions	3,311	204,028	3,155	189,517
Shares redeemed	(83,089)	(5,105,112)	(162,043)	(9,751,757)

Net increase	22,936	1,431,741	32,800	1,947,476

Net decrease		($49,311,061)		($80,626,567)

Combined Notes to Financial Statements (continued)

LIMITED DURATION FUND

	Year Ended September 30,

	2001		2000

	Shares	Amount	Shares	Amount

Class I
Shares sold	14,105,558	$146,499,037	7,415,216	$74,964,417
Shares issued in reinvestment of distributions	402,976	4,175,845	305,052	3,087,295
Shares redeemed	(10,885,834)	(112,789,790)	(10,505,383)	(106,377,843)

Net increase (decrease)	3,622,700	37,885,092	(2,785,115)	(28,326,131)

Class IS
Shares sold	3,396,563	35,011,744	1,291,513	13,067,918
Shares issued in reinvestment of distributions	74,995	778,955	34,139	344,761
Shares redeemed	(1,580,929)	(16,429,407)	(586,512)	(5,927,432)

Net increase	1,890,629	19,361,292	739,140	7,485,247

Net increase (decrease)		$57,246,384		($20,840,884)

7. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities and mortgage dollar roll transactions) were as follows for the year ended September 30, 2001:

	Cost of Purchases		Proceeds from Sales

	U.S. Government	Non-U.S. Government	U.S. Government	Non-U.S. Government

Adjustable Rate Fund	$851,404,284	$0	$34,305,455	$0
Core Bond Fund	0	3,531,351,739	0	3,251,647,814
Fixed Income Fund	824,830,698	325,463,889	732,035,274	387,020,180
Fixed Income Fund II	73,031,581	27,799,007	85,733,382	29,017,115
High Yield Bond Fund	0	193,320,200	0	119,683,552
Income Plus Fund	2,147,049,025	671,365,058	2,067,253,648	1,051,513,040
Intermediate Bond Fund	0	222,659,995	0	281,475,015
Limited Duration Fund	182,524,683	249,581,087	211,903,313	151,785,150

During the year ended September 30, 2001 the Funds earned income from security lending as follows:

Income Earned

Adjustable Rate Fund	$18,444
Core Bond Fund	10,566
Fixed Income Fund	526,178
Limited Duration Fund	5,394

As of September 30, 2001, the Funds had no securities on loan.

During the year ended September 30, 2001, Core Bond Fund, Fixed Income Fund, Fixed Income Fund II and Income Plus Fund entered into dollar roll transactions.

During the year ended September 30, 2001, Fixed Income Fund, Fixed Income Fund II and Income Plus Fund earned income on dollar roll transactions as follows:

Income Earned on Dollar Roll Transactions

Core Bond Fund	$2,789
Fixed Income Fund	589,787
Fixed Income Fund II	48,320
Income Plus Fund	2,060,821

Combined Notes to Financial Statements (continued)

On September 30, 2001, the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)

Adjustable Rate Fund	$950,041,638	$8,270,482	$(607,476)	$7,663,006
Core Bond Fund	1,916,383,711	57,086,239	(1,498,448)	55,587,791
Fixed Income Fund	544,971,413	13,104,611	(448,172)	12,656,439
Fixed Income Fund II	46,804,954	1,124,208	(31,206)	1,093,002
High Yield Bond Fund	151,618,613	1,150,672	(5,949,154)	(4,798,482)
Income Plus Fund	1,525,116,239	44,445,910	(1,350,949)	43,094,961
Intermediate Bond Fund	550,254,876	27,146,512	(4,969,838)	22,176,674
Limited Duration Fund	345,918,897	10,049,848	(46,545)	10,003,303

At September 30, 2001, the Funds had capital loss carryovers for federal income tax purposes as follows:

	Expiration

	Total	2002	2003	2005	2006	2007	2008	2009

Adjustable Rate Fund	$1,502,536	$253,605	$43,378	$34,064	$275,930	$281,543	$187,870	$426,146
Fixed Income Fund II	1,391,874	0	0	0	0	7,770	1,384,104	0
High Yield Bond Fund	1,682,951	0	0	0	0	0	0	1,682,951
Income Plus Fund	5,414,654	0	0	0	0	0	5,414,654	0
Intermediate Bond Fund	25,303,374	0	0	0	0	0	8,498,463	16,804,911
Limited Duration Fund	89,031	0	0	0	0	0	89,031	0

Adjustable Rate Fund’s capital loss carryforward was created as a result of the July 21, 2000 acquisition of substantially all of the assets and assumption of certain liabilities of the Evergreen Capital Preservation and Income Fund in exchange for Adjustable Rate Fund shares. In accordance with income tax regulations, certain Adjustable Rate Fund gains may not be used to offset this capital loss carryforward.

For income tax purposes, capital losses incurred after October 31 within a Fund’s fiscal year are deemed to arise on the first business day of the Fund’s following fiscal year. As of September 30, 2001 the Funds incurred and elected to defer post October losses as follows:

Post October Losses

Adjustable Rate Fund	$713,775
High Yield Bond Fund	4,875,067
Intermediate Bond Fund	2,086,280

8. IN-KIND TRANSACTION

On September 25, 2000, Evergreen Total Return Bond Fund (“Total Return Bond Fund”), a series of the Trust, executed a redemption in-kind transaction. This transaction liquidated the net assets of Total Return Bond Fund. In turn, on September 25, 2000, the assets from this transaction were transferred on a pro-rata basis to Core Bond Fund, High Yield Bond Fund and Evergreen International Bond Fund (formerly, Evergreen Select International Bond

Combined Notes to Financial Statements (continued)

Fund) and into a separately managed account of Wachovia Corporation. In exchange for issuing the following amount of Class I shares, investment securities and cash were contributed to the Core Bond Fund, High Yield Bond Fund and Evergreen International Bond Fund to complete the transaction:

	Class I shares issued	Cost/Market Value of Securities	Cash

Core Bond Fund	1,738,187	$15,934,494	$1,255,682
High Yield Bond Fund	2,042,699	17,823,986	1,271,971
Evergreen International Bond Fund	2,921,288	21,144,211	1,682,290

The amount of shares issued by the Core Bond Fund, High Yield Bond Fund and Evergreen International Bond Fund are reflected in the proceeds from shares sold in each Fund’s Statement of Changes in Net Assets for the year ended September 30, 2000.

9. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Total Expense Reductions	% of Average Net Assets

Adjustable Rate Fund	$6,499	0.00%
Core Bond Fund	59,219	0.00%
Fixed Income Fund	26,471	0.00%
Fixed Income Fund II	4,092	0.01%
High Yield Bond Fund	14,967	0.01%
Income Plus Fund	69,892	0.00%
Intermediate Bond Fund	21,206	0.00%
Limited Duration Fund	14,241	0.00%

10. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

11. FINANCING AGREEMENT

The Fund and certain other Evergreen Funds share in a $725 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Securities, Inc. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

During the year ended September 30, 2001, the Funds had no borrowings under this agreement.

Combined Notes to Financial Statements (continued)

12. CONCENTRATION OF RISK

The Funds may invest a substantial portion of their assets in an industry or sector and, therefore, may be more affected by changes in that industry or sector than would be a comparable mutual fund that is not heavily weighted in any industry or sector.

13. NEW ACCOUNTING PRONOUNCEMENT

In November 2000, the AICPA issued a revised Audit and Accounting Guide, Audits of Investment Companies, which is effective for fiscal years beginning after December 15, 2000. Among other things, the revised Guide amends certain accounting practices and disclosures presently used, such as treatment of payments by affiliates, excess expense plan accounting, reporting by multiple-class funds, and certain financial statement disclosures. While some of the Guide’s requirements will not be effective until the SEC amends its disclosure and reporting requirements, other requirements are effective presently.

The revised Guide will require the Funds to amortize premium and accrete discount on all fixed-income securities and classify gains and losses realized on paydowns on mortgage-backed securities, which are presently included in realized gain/loss, as interest income. Adopting these accounting principles will not impact the total net assets of the Funds, but will change the classification of certain amounts between interest income and realized and unrealized gain/loss in the Statements of Operations and affect the presentation of the Funds’ Financial Highlights. The Funds have not at this time quantified the impact, if any, resulting from the adoption of these accounting changes on the financial statements.

Independent Auditors' Report

The Board of Trustees and Shareholders
Evergreen Select Fixed Income Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen Adjustable Rate Fund, Evergreen Core Bond Fund, Evergreen Fixed Income Fund, Evergreen Fixed Income Fund II, Evergreen Select High Yield Bond Fund, Evergreen Income Plus Fund, Evergreen Intermediate Term Municipal Bond Fund, and Evergreen Limited Duration Fund, portfolios of the Evergreen Select Fixed Income Trust, as of September 30, 2001, and the related statements of operations for the year or period then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2001 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Evergreen Adjustable Rate Fund, Evergreen Core Bond Fund, Evergreen Fixed Income Fund, Evergreen Fixed Income Fund II, Evergreen Select High Yield Bond Fund, Evergreen Income Plus Fund, Evergreen Intermediate Term Municipal Bond Fund, and Evergreen Limited Duration Bond Fund as of September 30, 2001, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
November 2, 2001

Additional Information (unaudited)

FEDERAL TAX STATUS OF DISTRIBUTIONS

For corporate shareholders, the following percentages of ordinary income dividends paid during the year ended September 30, 2001, qualified for the dividends received deductions:

Core Bond Fund	3.34%

For the year ended September 30, 2001, the percentage representing the portion of dividends exempt from federal income tax, other than alternative minimum tax for the Intermediate Bond Fund is 99.31%.

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